Exhibit 10.7

Execution Version

Confidential

COLLABORATION AND LICENSE AGREEMENT

by and between

BIOGEN MA INC.

and

APPLIED GENETIC TECHNOLOGIES CORPORATION

July 1, 2015

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  TRIPLE ASTERISKS [***] DENOTE OMISSIONS.

TABLE OF CONTENTS

1.	DEFINITIONS		1

2.	GOVERNANCE		19
	2.1.	Joint Development Committee	19
	2.2.	Joint Commercialization Committee	23
	2.3.	Alliance Managers	24
	2.4.	Other Committees	25
	2.5.	General Authority	25

3.	INITIAL LICENSED PROGRAMS		25
	3.1.	Control of Development	25
	3.2.	Development Costs	26
	3.3.	Development Diligence	28
	3.4.	Subcontractors	29
	3.5.	Conduct	29

4.	DISCOVERY PROGRAMS		30
	4.1.	General	30
	4.2.	Discovery Program License Grants	30
	4.3.	Diligence	31
	4.4.	Substitution of Discovery Programs	31
	4.5.	Discovery Program Development Plans	32
	4.6.	Development Costs	33
	4.7.	Option Grant; Option Exercise	34
	4.8.	Subcontractors	34
	4.9.	Conduct	35

5.	LICENSE GRANTS		35
	5.1.	Exclusive License from AGTC to Biogen	35
	5.2.	Biogen Sublicensees	35
	5.3.	Non-Exclusive License from Biogen to AGTC	35
	5.4.	Enabling Licenses	35
	5.5.	Retained Rights and Head Licenses	36
	5.6.	Right of Reference	37
	5.7.	No Implied Rights	37
	5.8.	Exclusivity	37
	5.9.	Right of Notification for [***]	39

6.	FINANCIAL TERMS		39
	6.1.	Upfront Fees	39
	6.2.	Limited Milestone Payments and Election of Financial Terms for the Initial Licensed Products	39
	6.3.	Cost Share Option	40
	6.4.	Milestone/Royalty Option	40
	6.5.	Financial Terms for Discovery Products	41
	6.6.	Payment Adjustments	42
	6.7.	Reports and Payments	44

7.	REGULATORY AFFAIRS; PHARMACOVIGILANCE		45
	7.1.	Regulatory Affairs	45
	7.2.	Pharmacovigilance	47

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8.	COMMERCIALIZATION		47
	8.1.	Control of Commercialization Activities	47
	8.2.	Commercialization Costs	49
	8.3.	Commercial Diligence	49

9.	RECORDS AND AUDITS		49
	9.1.	Research and Manufacturing Records	49
	9.2.	Financial Records	49
	9.3.	Audits	50

10.	REPORTS		50
	10.1.	Development Reports	50
	10.2.	Commercialization Reports	51

11.	TECHNOLOGY AND REGULATORY TRANSFERS		51
	11.1.	Initial Technology Transfer	51
	11.2.	Ongoing Technology Transfers	52
	11.3.	Transfer of Materials	52
	11.4.	Restrictions on Use and Transfer of Materials	52
	11.5.	Regulatory Transfers	53

12.	MANUFACTURE AND SUPPLY		54
	12.1.	Responsibilities	54
	12.2.	Costs of Supply	54
	12.3.	Requirements regarding Supply and Manufacture	55

13.	INTELLECTUAL PROPERTY		55
	13.1.	Ownership of Intellectual Property	55
	13.2.	Personnel Obligations	55
	13.3.	Patent Representatives	55
	13.4.	Filing, Prosecution and Maintenance of Patent Rights	57
	13.5.	Enforcement of Patent Rights	60
	13.6.	Infringement and Third Party Licenses	62
	13.7.	Patent Term Restoration	63
	13.8.	Recording	64

14.	CONFIDENTIALITY		64
	14.1.	Confidentiality	64
	14.2.	Authorized Disclosure	64
	14.3.	SEC Filings and Other Disclosures	64
	14.4.	Residual Knowledge Exception	65
	14.5.	Restrictions on Material Non-Public Information	65
	14.6.	Public Announcements; Publications	65

15.	REPRESENTATIONS AND WARRANTIES		66
	15.1.	Representations and Warranties of Each Party	66
	15.2.	Additional Representations and Warranties of AGTC	67
	15.3.	Additional Covenant of Biogen	69
	15.4.	Special Exceptions for Licensors Under Existing License Agreements	69
	15.5.	JHU Disclaimer	70
	15.6.	Duties of the Parties	70
	15.7.	Representations by JHU	70
	15.8.	Representation by Legal Counsel	70
	15.9.	Disclaimer	71

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	15.10.	No Guarantee of Success	71

16.	GOVERNMENT APPROVALS; TERM AND TERMINATION		71
	16.1.	HSR Filing and Clearance	71
	16.2.	Termination Upon HSR Denial	71
	16.3.	Other Government Approvals	72
	16.4.	Term	72
	16.5.	Termination by AGTC	72
	16.6.	Termination by Biogen	72
	16.7.	Termination for Insolvency	73
	16.8.	Effects of Termination	74
	16.9.	Effects of Material Breach by AGTC in Lieu of Termination	77
	16.10.	Termination of AGTC Third Party Agreements	77

17.	LIABILITY, INDEMNIFICATION AND INSURANCE		77
	17.1.	No Consequential Damages	77
	17.2.	Indemnification by Biogen	78
	17.3.	Indemnification by AGTC	78
	17.4.	Procedure	79
	17.5.	Special Indemnification by Biogen of the Existing Licensors	79
	17.6.	Insurance	80

18.	MISCELLANEOUS		80
	18.1.	Assignment	80
	18.2.	Change of Control of AGTC	81
	18.3.	Force Majeure	81
	18.4.	Correspondence and Notices	81
	18.5.	Amendment	82
	18.6.	Waiver	82
	18.7.	Severability	82
	18.8.	Descriptive Headings	83
	18.9.	Export Control	83
	18.10.	Governing Law	83
	18.11.	Entire Agreement	83

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SCHEDULES AND EXHIBITS

Schedule 1.22-1 – AGTC Patent Rights for the Initial Licensed Products

Schedule 1.22-2 – AGTC Patent Rights for the Discovery Products

Schedule 1.23 – AGTC Platform

Schedule 1.40 – Biogen Patent Rights

Schedule 1.56– Clinical Candidate Designation Criteria

Schedule 1.212 – Product-Specific Patent Rights of AGTC

Schedule 3.1.3 – Biogen Step-In Events

Schedule 4.2.1 – Licensed Patent Rights for the Discovery Programs

Schedule 5.2 – Sublicensing Restrictions

Schedule 11.4 – Third Party Materials

Schedule 11.4.2 – [***] Restrictions

Schedule 15.1 – Mutual Disclosure Schedule

Schedule 15.2 – AGTC Disclosure Schedule

Schedule 15.2.7 – Existing License Agreements

Exhibit A-1 – Initial XLRS Development Plan

Exhibit A-2 – Initial XLRP Development Plan

Exhibit A-3 – Initial [***] Discovery Program Development Plan

Exhibit A-4 – Initial [***] Discovery Program Development Plan

Exhibit A-5 – Initial [***] Development Plan

Exhibit A-6 – Initial [***] Development Plan

Exhibit B – Co-Promotion Terms

Exhibit C – Financial Planning, Accounting and Reporting for the Cost Share Product(s)

Exhibit D – Press Release

Exhibit E – Tax Matter Partnership Terms

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COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is entered into as of July 1, 2015 (the “Execution Date”), by and between Biogen MA Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having a principal place of business at 250 Binney Street, Cambridge, MA 02142 (“Biogen”) and Applied Genetic Technologies Corporation, a corporation organized and existing under the laws of Delaware and having a principal place of business at 11801 Research Drive, Suite D, Alachua, FL 32615 (“AGTC”). Biogen and AGTC may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, AGTC is a biotechnology company that has developed technology relating to the identification, research, development and manufacture of gene therapy products in ophthalmology and other indications;

WHEREAS, Biogen has extensive experience and expertise in the development and commercialization of pharmaceutical products, and desires to acquire an exclusive license and exclusive option rights in the Territory (as defined below) to AGTC’s patents, patent applications, technology, know-how and scientific and technical information in gene therapy;

WHEREAS, Biogen and AGTC wish to engage in collaborative development activities under the Initial Licensed Programs (as defined below) regarding potential Licensed Products (as defined below);

WHEREAS, Biogen and AGTC wish to collaborate on the conduct of the Discovery Programs (as defined below) to engage in research regarding potential Discovery Products (as defined below);

WHEREAS, subject to the terms of this Agreement, AGTC wishes to grant to Biogen, and Biogen wishes to receive from AGTC, an exclusive license in the Field (as defined below) in the Territory to research, develop, manufacture and commercialize Licensed Products (as defined below); and

WHEREAS, subject to the terms of this Agreement, AGTC wishes to grant to Biogen, and Biogen wishes to receive from AGTC, an exclusive option to receive an exclusive license in the Field in the Territory to research, develop, manufacture and commercialize Discovery Products (as defined below);

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS.

Capitalized terms not otherwise defined herein shall have the following meanings:

1.1. “1934 Act” has the meaning set forth in Section 14.5.

1.2. “AAV” means adeno-associated virus.

1.3. “AAV Product” means any product containing a recombinant AAV or AAV-based vector that delivers one or more transgenes or portions thereof to a human or animal subject.

1.4. “Abandoned Program” means any Discovery Program (i) which is a Terminated Discovery Program and for which Biogen does not elect to reinstate as a Discovery Program under Section 4.4.3, (ii) for which Biogen does not exercise the Option pursuant to Section 4.7, (iii) the [***] Discovery Program in the event the Non-Ophthalmology Discovery Program is designated in accordance with Section 4.4.4 or (iii) for which Biogen terminates for convenience under Section 16.6.1.

1.5. “[***]” has the meaning set forth in Section 1.234.

1.6. “[***]” has the meaning set forth in Section 1.26.

1.7. “[***] Program” means the existing Development program of AGTC or its Affiliates with respect to AAV Products targeting the [***].

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1.8. “Additional Biogen Activities” has the meaning set forth in Section 3.1.3.

1.9. “Additional Clinical Trial” has the meaning set forth in Section 3.2.2(c).

1.10. “Additional Taxes” has the meaning set forth in Section 6.8.2.

1.11. “Administration Costs” has the meaning set forth in Exhibit C.

1.12. “Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.  A Person shall be regarded as in control of another Person if it (a) owns or controls more than fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that in such circumstance, the term “Affiliate” shall not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is subject to a contractual or other restriction that causes such Person to be unable to elect such majority, until such time as such restriction is no longer in effect; or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of an such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.13. “Agreement” has the meaning set forth in the preamble.

1.14. “AGTC” has the meaning set forth in the preamble.

1.15. “AGTC Assays” means proprietary assays, and Know-How describing and Patent Rights Covering the same, that are Controlled by AGTC or any of its Affiliates as of the Execution Date or that come into the Control of AGTC or any of its Affiliates during the Term that are (a) useful for determining [***] or the like (b) actually used in a Collaboration Program and (c) disclosed to Biogen.  Notwithstanding the foregoing, Schedule 1.23 sets forth the AGTC Assays as of the Execution Date, and will be updated as set forth in Section 1.23.  For clarity, actual use in a Collaboration Program for purposes of this definition includes (i) a good faith belief by AGTC that a specific assay would be necessary or useful in such Collaboration Program and (ii) disclosure by AGTC in a discussion between the Parties regarding the potential use of such assay in such Collaboration Program.

1.16. “AGTC Customer-Facing FTE” has the meaning set forth in Exhibit B.

1.17. “AGTC Improved Know-How” means any Know-How, other than Joint Know-How, that is conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of AGTC or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement, that constitutes an improvement or enhancement to any Biogen Technology used in such Collaboration Program.

1.18. “AGTC Improved Patent Right” means any Patent Right, other than a Joint Patent Right, that claims or discloses any AGTC Improved Know-How that is Invented by or on behalf of AGTC or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement.

1.19. “AGTC Improved Technology” means the AGTC Improved Know-How and the AGTC Improved Patent Rights.

1.20. “AGTC Indemnified Party” has the meaning set forth in Section 17.2.

1.21. “AGTC Know-How” means any Know-How, other than Joint Know-How, (a) that (i) AGTC or any of its Affiliates Control as of the Execution Date, (ii) is conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of AGTC or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement, other than Program Data for an Initial Licensed Product and, after the Option Exercise Date, for a Discovery Product, or (iii) otherwise comes into the Control of AGTC or any of its Affiliates during the Term, provided that, in the case of any Know-How under this clause (iii) that comes into the Control of AGTC or its Affiliates through a license to Third Party IP Rights, Biogen has elected to take a sublicense to such Third Party IP Rights under Section 13.6.2(a) and (b) that is necessary or useful for the Development, Manufacture, Commercialization or use of any Licensed Product.  For clarity, AGTC Know-How includes all AGTC Improved Know-How.

1.22. “AGTC Patent Right” means any Patent Right, other than a Joint Patent Right, (a) that (i) AGTC or any of its Affiliates Control as of the Execution Date or (ii) comes into the Control of AGTC or any of its Affiliates during the Term, provided

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that, in the case of any Patent Right under this clause (ii) that comes into the Control of AGTC or its Affiliates through a license to Third Party IP Rights, Biogen has elected to take a sublicense to such Third Party IP Rights under Section 13.6.2(a) and (b) claims or discloses any AGTC Know-How.  Schedule 1.22-1 sets forth the AGTC Patent Rights as of the Execution Date, and will be updated on or prior to the Schedule Revision Date to include additional AGTC Patent Rights filed between the Execution Date and the Schedule Revision Date, if any.  Schedule 1.22-2, which will be prepared by AGTC and attached hereto in accordance with Section 4.7, will set forth the AGTC Patent Rights which to AGTC’s Knowledge Cover a Discovery Product as of the Option Exercise Date for such Discovery Product.  Schedule 1.22-1 (and Schedule 1.22-2, as applicable) shall be updated by the Patent Representatives on a semi-annual basis to include additional Patent Rights, if any, that become AGTC Patent Rights after the Schedule Revision Date. Any AGTC Patent Right that is not listed on Schedule 1.22-1 or Schedule 1.22-2, but is otherwise described in this Section 1.22, shall still be considered an AGTC Patent Right hereunder.  For purposes of clarity, AGTC Improved Patent Rights are included in the AGTC Patent Rights.

1.23. “AGTC Platform” means (a) the [***] Manufacturing Technology, (b) the Capsid Optimization Technology, (c) AGTC Assays and (d) the Promoter Technology.  Schedule 1.23 further describes the AGTC Platform as of the Execution Date, and will be updated on or prior to the Schedule Revision Date to include additional technologies and assays that become part of the AGTC Platform after the Execution Date, if any.  In addition, Schedule 1.23 shall be updated by the Patent Representatives on a semi-annual basis to include additional technologies and assays, if any, that become part of the AGTC Platform after the Schedule Revision Date.

1.24. “AGTC Technology” means the AGTC Know-How and the AGTC Patent Rights.

1.25. “AGTC Third Party Agreement” means any agreement between AGTC (or any of its Affiliates) and any Third Party pursuant to which AGTC has acquired, or, during the Term, acquires, Control of any of the AGTC Technology, including the Existing License Agreements.

1.26. “[***] Discovery Program” means a program of Pre-Funded Discovery Activities through Clinical Candidate Designation with respect to AAV Products that deliver [***] for the diagnosis, treatment or prevention of [***], conducted by either or both Parties in accordance with the [***] Discovery Program Development Plan and the terms of this Agreement.

1.27. “[***] Discovery Program Development Plan” means the written plan for Pre-Funded Discovery Activities for the [***] Discovery Program to be conducted pursuant to this Agreement, as such written plan may be amended, modified or updated by the JDC in accordance with the terms of this Agreement.  The initial [***] Discovery Program Development Plan is attached hereto as Exhibit A-4.

1.28. “Alliance Manager” has the meaning set forth in Section 2.3.1.

1.29. “Antitrust Laws” has the meaning set forth in Section 16.1.

1.30. “Audited Party” has the meaning set forth in Section 9.3.1.

1.31. “Auditing Party” has the meaning set forth in Section 9.3.1.

1.32. “Available Program Notice” has the meaning set forth in Section 4.4.2.

1.33. “Available Programs” has the meaning set forth in Section 4.4.2.

1.34. “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, or any successor statute.

1.35. “Biogen” has the meaning set forth in the preamble.

1.36. “Biogen Customer-Facing FTE” has the meaning set forth in Exhibit B.

1.37. “Biogen Indemnified Party” has the meaning set forth in Section 17.3.

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1.38. “Biogen Know-How” means any Know-How, other than Joint Know-How, that (a) (i) is conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of Biogen or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement, (ii) relates to one or more Licensed Products or the Development of any of the foregoing and (iii) is necessary or useful for AGTC to perform AGTC’s obligations under this Agreement in accordance with any Development Plan or (b) is not Know-How defined in the foregoing subsection (a) and is Controlled by Biogen as of the Execution Date or otherwise comes into the Control of Biogen during the Term and that Biogen uses, subject to the provisions of Section 2.1.2(b)(vi), in the Development, Manufacture or Commercialization or use of the Licensed Products.  For purposes of clarity, Biogen Platform Improvement Know-How is included in the Biogen Know-How.

1.39. “Biogen Patent Challenge” has the meaning set forth in Section 16.5.2.

1.40. “Biogen Patent Right” means any Patent Right, other than a Joint Patent Right, that (a) Biogen Controls as of the Execution Date or that comes into the Control of Biogen during the Term, and (b) claims or discloses any Biogen Know-How.  Schedule 1.40 sets forth the Biogen Patent Rights as of the Execution Date, and will be updated on or prior to the Schedule Revision Date to include additional Biogen Patent Rights filed between the Execution Date and the Schedule Revision Date, if any. Schedule 1.40 shall be updated by the Patent Representatives on a semi-annual basis to include additional Patent Rights, if any, that become Biogen Patent Rights after the Schedule Revision Date, provided that any Biogen Patent Right that is not listed on Schedule 1.40, but is otherwise described in this Section 1.40 shall still be considered a Biogen Patent Right hereunder.

1.41. “Biogen Platform Improvement Know-How” means any Know-How, other than Joint Know-How, that is conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of Biogen or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement, that constitutes an improvement or enhancement to the AGTC Platform.

1.42. “Biogen Platform Improvement Patent Right” means any Patent Right, other than a Joint Patent Right, that claims or discloses any Biogen Platform Improvement Know-How that is Invented by or on behalf of Biogen or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement.

1.43. “Biogen Platform Improvement Technology” means the Biogen Platform Improvement Know-How and the Biogen Platform Improvement Patent Rights.

1.44. “Biogen Product” has the meaning set forth in Section 8.1.3.

1.45. “Biogen Technology” means the Biogen Know-How and the Biogen Patent Rights.

1.46. “BLA” means a Biologics License Application (as defined in 21 C.F.R. 600 et. seq.), NDA, MAA or substantially similar application or submission filed with a Regulatory Authority in a country or group of countries, and any amendments thereto.

1.47. “Budget” means (a) a Development Budget or (b) a Commercialization Budget, as applicable.

1.48. “Business Day” means a day other than a Saturday, Sunday or bank or other public holiday in New York, New York.

1.49. “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

1.50. “Calendar Year” means any calendar year ending on December 31.

1.51. “Capsid Optimization Know-How” means all proprietary Know-How, other than Joint Know-How, Controlled by AGTC or any of its Affiliates as of the Execution Date or that comes into the Control of AGTC or any of its Affiliates during the Term that (a) relates to design, optimization, generation or selection of AAV capsids, where the AAV vector containing any such AAV capsid demonstrates improved efficacy of AAV based gene therapy, (b) is actually used in a Collaboration Program and (c) is actually disclosed to Biogen.  For clarity, actual use in a Collaboration Program for purposes of this definition includes (i) a good faith belief by AGTC that certain Know-How would be necessary or useful in such Collaboration Program and (ii) disclosure by AGTC in a discussion between the Parties regarding the potential use of such Know-How in such Collaboration Program.

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1.52. “Capsid Optimization Patent Rights” means all Patent Rights, other than Joint Patent Rights, Controlled by AGTC or any of its Affiliates as of the Execution Date or that comes into the Control of AGTC or any of its Affiliates during the Term that claim or disclose any Capsid Optimization Know-How.  Notwithstanding the foregoing, Schedule 1.23 sets forth the Capsid Optimization Patent Rights as of the Execution Date, and will be updated as set forth in Section 1.23.

1.53. “Capsid Optimization Technology” means the Capsid Optimization Know-How and the Capsid Optimization Patent Rights.

1.54. “cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

1.55. “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets relating to one or more Collaboration Programs.

1.56. “Clinical Candidate Designation” means, with respect to any Discovery Program, the satisfaction by a clinical candidate in such Discovery Program of each of the criteria set forth on Schedule 1.56, as such Schedule may be amended by mutual agreement of the Parties.

1.57. “Clinical Study Report” means a report containing the results of a Clinical Trial of a pharmaceutical product that is consistent in content and format with applicable Law and regulatory guidance and with the guidelines of the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) on Structure and Content of Clinical Study Reports.

1.58. “Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.  Without limiting the foregoing, Clinical Trial includes any FIH Trial or Pivotal Trial.

1.59. “[***]” has the meaning set forth in Section 1.7.

1.60. “Collaboration Program” means (a) the XLRS Program, (b) the XLRP Program or (c) any Discovery Program, but excluding any Abandoned Program.

1.61. “Combination Product” means (a) any single product in finished form containing as active ingredients both a Licensed Product and one or more other pharmaceutically active compounds or substances (including, for the avoidance of doubt, a transgene other than the transgene identified in the definition of such Licensed Product), whether co-formulated or co-packaged (i.e., within a single box or sales unit); or (b) any Licensed Product sold in combination with one or more other products (such as devices) or services for a single invoice price; or (c) any Licensed Product sold where the sale of the Licensed Product is only available with the purchase of other products or services (such other pharmaceutically active compounds or substances, or such other products or services referred to in clauses (a) through (c) hereof, the “Other Components”).

1.62. “[***] Discovery Product” has the meaning set forth in Section 4.7.

1.63. “Commercial FTE Rate” means a rate to be agreed upon by the JCC in accordance with Section 2.2.2(b)(ii), which rate shall be updated for each Calendar Year to a rate as agreed by the Parties, commencing on January 1, 2017, provided that, if the Parties cannot come to agreement with respect to such rate in any given year, such rate shall be updated for such year in accordance with the Consumer Price Index – All Urban Consumers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) over the twelve (12) month period preceding January 1 of the applicable Calendar Year.

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1.64. “Commercialization Budget” means the written budget set forth in any Commercialization Plan for Commercialization activities with respect to the applicable Cost Share Product, as such written plan may be amended, modified or updated in accordance with the terms of this Agreement.

1.65. “Commercialization Plan” means, with respect to any Cost Share Product, the written plan for Commercialization activities for such Cost Share Product to be conducted pursuant to this Agreement, which shall include, at a minimum, Commercialization activities, Commercialization Budgets and associated timelines, as such written plan may be amended, modified or updated in accordance with the terms of this Agreement.

1.66. “Commercialize” or “Commercializing” means to market, advertise, promote, distribute, offer for sale, sell, have sold, import, lease, export or otherwise commercialize a product, to conduct activities, other than Development and Manufacturing, in preparation for the foregoing activities, and to conduct post-approval studies.  When used as a noun, “Commercialization” shall mean any and all activities involved in Commercializing.

1.67. “Commercially Reasonable Efforts” means, with respect to each Party, the efforts and resources typically used by biotechnology or biopharmaceutical companies similar in size and scope to such Party and its Affiliates to perform the obligation at issue, which efforts shall not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, Regulatory Authority-approved labeling, product profile, the profitability of the applicable products (taking into account payments under this Agreement), issues of safety and efficacy, the likely timing of the product’s entry into the market, the likelihood of receiving Regulatory Approval and other relevant scientific, technical and commercial factors.

1.68. “Competing Program” has the meaning set forth in Section 5.8.3(a).

1.69. “Competitive Infringement” has the meaning set forth in Section 13.5.4.

1.70. “Competitive Product” means, with respect to a Licensed Product, any AAV Product that is Commercialized or used in the same indication and targeting at least one of the same genes as such Licensed Product.

1.71. “Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, on or after the Effective Date of this Agreement, whether or not such Know-How or other information is identified as confidential at the time of disclosure, provided that Know-How or other information not identified as confidential by or on behalf of the Disclosing Party shall be deemed to be Confidential Information of the Disclosing Party if the Receiving Party knows, or should have had a reasonable expectation, that such Know-How or other information communicated by or on behalf of the Disclosing Party is Confidential Information of the Disclosing Party.  The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.  Notwithstanding any provision of this Section 1.71 to the contrary, Confidential Information does not include any (a) Joint Know-How or (b) Know-How or information that: (i) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to the Receiving Party; or (v) was independently discovered or developed by or on behalf of the Receiving Party without the use of or access to any Confidential Information belonging to the Disclosing Party.

1.72. “Continuing Party” has the meaning set forth in Section 13.4.2(c).

1.73. “Control” or “Controlled” means with respect to any intellectual property right (including any Patent Right, Know-How or other data, information or Materials), possession of the ability (whether by sole or joint ownership, license or otherwise, other than pursuant to the license grants under this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such intellectual property right.  Notwithstanding anything in this Agreement to the contrary, a Party shall be deemed to not Control any Patent Rights or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control”, or such Third Party’s Affiliates, (a) prior to the closing of such Change of Control,

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except to the extent that any such Patent Rights or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patent Rights or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating or having access to such Party’s technology.

1.74. “Control Limitation Agreement” means any written agreement or arrangement, other than an Existing License Agreement, executed by AGTC that has not been disclosed to Biogen in Schedule 15.2 which provides for the use or license of Technology by AGTC that would, but for limitations included in such agreement or arrangement on the ability of AGTC to use or grant a license or sublicense to or under such Technology, constitute AGTC Technology or that otherwise restricts AGTC’s ability to use or license any Technology that would, but for such restrictions, constitute AGTC Technology.

1.75. “Co-Promotion Agreement” has the meaning set forth in Section 8.1.4(a).

1.76. “Co-Promotion Option” has the meaning set forth in Section 8.1.4(a).

1.77. “Co-Promotion Product” has the meaning set forth in Section 8.1.4(a).

1.78. “Cost of Goods Sold” means, as to each Licensed Product or Material, the fully burdened cost of such Licensed Product in final therapeutic form or Material.  The fully burdened cost of each Licensed Product or Material will be determined in accordance with U.S. GAAP as applied by the Party performing or contracting for each stage of the Manufacturing process and will include direct labor, material, product testing costs and allocable overhead.

1.79. “Cost of Sales” has the meaning set forth in Exhibit C.

1.80. “Cost Share Option” has the meaning set forth in Section 6.2.2.

1.81. “Cost Share Product” has the meaning set forth in Section 6.3.

1.82. “Cover,” “Covering” or “Covers” means, as to a product and Patent Rights, that, in the absence of a license granted under, or ownership of, such Patent Rights, the making, using, selling, offering for sale or importation of such product would infringe such Patent Rights or, as to a pending claim included in such Patent Rights, the making, using, selling, offering for sale or importation of such product would infringe such Patent Rights if such pending claim were to issue in an issued patent without modification.

1.83. “Customer-Facing Activities” has the meaning set forth in Exhibit B.

1.84. “Customer-Facing Activities Plan” has the meaning set forth in Exhibit B.

1.85. “Customer-Facing FTE” has the meaning set forth in Exhibit B.

1.86. “Data Package” means, with respect to any Discovery Program, all data, research reports and other information that reasonably demonstrates satisfaction of the criteria set forth on Schedule 1.56, which criteria may be amended from time to time by the JDC, subject to Biogen’s final decision-making authority as set forth in Section 2.1.4(c).

1.87. “Declining Party” has the meaning set forth in Section 13.4.2(c).

1.88. “Designation Notice” has the meaning set forth in Section 4.4.2.

1.89. “Develop” or “Developing” means to discover, research or otherwise develop a product, including conducting non-clinical and clinical research and development activities such as toxicology, pharmacology and other discovery efforts, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre-approval studies), regulatory affairs, pharmacovigilance and Regulatory Approval and clinical study regulatory activities (including regulatory activities directed to obtaining pricing and reimbursement approvals).  When used as a noun, “Development” shall mean any and all activities involved in Developing.

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1.90. “Development Budget” means the written budget set forth in any Development Plan, as such written budget may be amended, modified or updated by the JDC in accordance with the terms of this Agreement.

1.91. “Development Costs” means, as to each Licensed Product (or, if applicable, any Discovery Program product candidate), the FTE Costs and other direct costs actually incurred, excluding capital expenditures, to obtain the authorization or have the ability to Manufacture, formulate, fill, ship and/or sell such Licensed Product (or, if applicable, such Discovery Program product candidate) in the Field in commercial quantities in the Territory.  Development Costs shall include but are not limited to the cost of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of such Licensed Product (or, if applicable, such Discovery Program product candidate) conducted internally or by individual investigators, or consultants necessary for the purpose of obtaining or maintaining Regulatory Approval of such Licensed Product (or, if applicable, such Discovery Program product candidate) in the Field by a Regulatory Authority in a country of the Territory, and costs for preparing, submitting, reviewing or developing data or information for the purpose of a submission to a Regulatory Authority to obtain or maintain Regulatory Approval of such Licensed Product (or, if applicable, such Discovery Program product candidate) in the Field in a country of the Territory as well as costs of assay development and process development scale-up and recovery (including plant costs).  Development Costs shall include expenses for compensation, benefits and travel and other employee-related expenses, as well as data management, statistical designs and studies, document preparation, and other expenses associated with the clinical testing program.  Development Costs that are to be paid solely by one but not both of the Parties as set forth in Section 3.2 or Section 4.6 shall not be included in the determination of Operating Profits (Losses) for the purposes of Exhibit C.  For clarity, “Development Costs” include any costs incurred in connection with the Pre-Funded Activities to the extent that such costs otherwise meet the definition of “Development Costs” hereunder, including any such costs intended to be covered by the R&D Pre-Funding.

1.92. “Development Plan” means (a) the XLRS Development Plan, (b) the XLRP Development Plan or (c) any Discovery Program Development Plan, which shall include at a minimum, Development activities, Development Budgets and associated timelines for the applicable Collaboration Program for at least the next three (3) years, or, if Biogen’s internal development plans for similarly situated products are a shorter time period, such shorter time period. Development Plans shall be updated annually on a rolling basis pursuant to Section 2.1.2(b)(i).

1.93. “Disclosing Party” has the meaning set forth in Section 14.1.

1.94. “Discovery Event Milestone Payment” has the meaning set forth in Section 6.5.2.

1.95. “Discovery Product” shall mean any AAV Product (a) that is generated by, is derived from or is the subject of a Discovery Program for which Biogen has exercised the Option in accordance with Section 4.7 and (b) with respect to which, absent the license granted to Biogen in Section 5.1, the, Development, Manufacture, Commercialization or use by Biogen as contemplated under this Agreement would infringe a Valid Claim of the AGTC Patent Rights or the Joint Patent Rights or misappropriate AGTC Know-How or Joint Know-How. For clarity, “Discovery Product” includes any AAV Product that is generated by, is derived from or is the subject of a Substitute Discovery Program that otherwise meets the definition of a “Discovery Product”, but excludes any product generated by or subject to an Abandoned Program.

1.96. “Discovery Program” means (a) the [***] Discovery Program, (b) the [***] Discovery Program, (c) the Non-Ophthalmology Discovery Program, if applicable, (d) the [***], (e) the [***] or (f) any Substitute Discovery Program, but excluding any Abandoned Program.

1.97. “Discovery Program Development Plan” means (a) the [***] Discovery Program Development Plan, (b) the [***] Discovery Program Development Plan, (c) any Development Plan for the Non-Ophthalmology Discovery Program approved by the JDC pursuant to Section 2.1.2(b)(ii), (d) the [***], (e) [***] or (f) any Development Plan for a Substitute Discovery Program approved by the JDC pursuant to Section 2.1.2(b)(ii).

1.98. “Discovery Program Substitution Date” has the meaning set forth in Section 4.4.2.

1.99. “Distribution Costs” has the meaning set forth in Exhibit C.

1.100. “Distributor” means any Third Party which purchases its requirements for Licensed Product in a country from Biogen or its Affiliates or Sublicensees and is appointed as a distributor to distribute, market and resell such Licensed Product in such country, even if such Third Party is granted ancillary rights to develop, package or obtain regulatory approvals of such Licensed Product in order to distribute, market or sell such Licensed Product in such country.

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1.101. “Dollar” means the United States Dollar.

1.102. “[***]” means [***].

1.103. “[***]” means the [***] and the [***].

1.104. “[***]” means a program of Pre-Funded Discovery Activities through Clinical Candidate Designation with respect to AAV Products that deliver [***], which [***] shall be designated by the JDC in accordance with Section 2.1.2(b)(iii), for the diagnosis, treatment or prevention of [***], conducted by either or both Parties in accordance with the [***] and the terms of this Agreement.

1.105. “[***]” means a program of Pre-Funded Discovery Activities through Clinical Candidate Designation with respect to AAV Products that deliver [***], which [***] shall be designated by the JDC in accordance with Section 2.1.2(b)(iii), for the diagnosis, treatment or prevention of [***], conducted by either or both Parties in accordance with the [***] and the terms of this Agreement.

1.106. “[***] Development Plan” means the written plan for Pre-Funded Discovery Activities for the [***] to be conducted pursuant to this Agreement, as such written plan may be amended, modified or updated by the JDC in accordance with the terms of this Agreement.  The initial [***] Development Plan shall be prepared and approved by the JDC in accordance with Section 2.1.2(b)(ii) and shall be attached hereto as, and shall supersede and replace, Exhibit A-5.

1.107. “[***] Development Plan” means the written plan for Pre-Funded Discovery Activities for the [***] to be conducted pursuant to this Agreement, as such written plan may be amended, modified or updated by the JDC in accordance with the terms of this Agreement.  The initial [***] Development Plan shall be prepared and approved by the JDC in accordance with Section 2.1.2(b)(ii) and shall be attached hereto as, and shall supersede and replace, Exhibit A-6.

1.108. “[***]” means [***].

1.109. “Effect” has the meaning set forth in Section 1.179.

1.110. “Effective Date” means the later of (a) the Execution Date or (b) the HSR Clearance Date.

1.111. “Event Milestone Payment” has the meaning set forth in Section 6.4.1.

1.112. “Execution Date” has the meaning set forth in the preamble.

1.113. “Existing License Agreements” means those certain license agreements as may be amended from time to time listed on Schedule 15.2.7 (as such Schedule may be updated in accordance with Section 15.2).

1.114. “Existing Licensors” means the licensors under the Existing License Agreements.

1.115. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.116. “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.117. “Field” means the diagnosis, treatment or prevention of disease in humans or animals in any and all indications.

1.118. “FIH Trial” means, with respect to a Licensed Product, the first Clinical Trial of such Licensed Product.

1.119. “FIH Trial Completion” means, with respect to a Licensed Product, the earliest of (a) [***] after database lock for the FIH Trial for such Licensed Product after the last visit of the last subject in such FIH Trial for measuring data for the primary endpoint for such FIH Trial, (b) (i) with respect to the XLRS Product, [***] after the initial dosing of the last subject in the FIH Trial for such Licensed Product or (ii) with respect to the XLRP Product, such reasonable similar time period as mutually agreed by the Parties in writing prior to the start of such FIH Trial or (c) [***] of the FIH Trial for such Licensed Product, if applicable.

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1.120. “First Commercial Sale” means, with respect to any Licensed Product and with respect to any country of the Territory, the first sale of such Licensed Product by Biogen or an Affiliate or Sublicensee of Biogen to a Third Party in such country after such Licensed Product has been granted Regulatory Approval by the appropriate Regulatory Authority(ies) for Commercialization in such country.

1.121. “FTE Costs” means costs actually incurred by a Party in accordance with the applicable FTE Rate.

1.122. “FTE Rate” means the R&D FTE Rate or the Commercial FTE Rate, as applicable.

1.123. “GAAP” means United States generally accepted accounting principles, consistently applied.

1.124. “GCP” means good clinical practices, which are the then current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and Governmental Authorities in countries for which the applicable Licensed Product is intended to be developed, to the extent such standards are not less stringent than United States GCP.

1.125. “Gene Therapy Product” means any product containing a virus-based vector that delivers one or more transgenes to a human or animal subject.

1.126. “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside the United States.

1.127. “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.128. “Gross Sales” has the meaning set forth in Section 1.184.

1.129. “[***]” means [***].

1.130. “[***] Agreements” means the License Agreement, dated [***],  as amended [***], by and between AGTC and [***], as may be further amended from time to time, and the License Agreement, dated [***], as amended [***], by and between AGTC and [***], as may be further amended from time to time.

1.131. “[***] Biological Material(s)” has the meaning set forth in Section 11.4.1(a).

1.132. “[***] Claims” has the meaning set forth in Section 17.5.4.

1.133. “[***] Indemnitees” has the meaning set forth in Section 17.5.4.

1.134. “[***] Product” has the meaning set forth in Section 11.4.1(a).

1.135. “[***] Virus” has the meaning set forth in Section 11.4.1(a).

1.136. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.137. “HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated.

1.138. “HSR Filing” means a filing by Biogen and AGTC with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

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1.139. “[***] Manufacturing Know-How” means all proprietary Know-How, other than Joint Know-How, Controlled by AGTC or any of its Affiliates as of the Execution Date or that comes into the Control of AGTC or any of its Affiliates during the Term that (a) relates to the production, manufacture, or expression of recombinant AAV using an [***] helper virus, (b) is actually used in a Collaboration Program and (c) is disclosed to Biogen.  For clarity, actual use in a Collaboration Program for purposes of this definition includes (i) a good faith belief by AGTC that certain Know-How would be necessary or useful in such Collaboration Program and (ii) disclosure by AGTC in a discussion between the Parties regarding the potential use of such Know-How in such Collaboration Program.

1.140. “[***] Manufacturing Patent Rights” means all Patent Rights, other than Joint Patent Rights, Controlled by AGTC or any of its Affiliates as of the Execution Date or that comes into the Control of AGTC or any of its Affiliates during the Term that claim or disclose any [***] Manufacturing Know-How. Notwithstanding the foregoing, Schedule 1.23 sets forth the [***] Manufacturing Patent Rights as of the Execution Date, and will be updated as set forth in Section 1.23.

1.141. “[***] Manufacturing Technology” means the [***] Manufacturing Know-How and the [***] Manufacturing Patent Rights.

1.142. “IND” means an Investigational New Drug Application submitted under the FD&C Act, or an analogous application or filing with any analogous agency or Regulatory Authority outside of the United States under any analogous foreign Law for the purposes of obtaining permission to conduct human clinical studies.

1.143. “Indemnified Party” has the meaning set forth in Section 17.4.

1.144. “Indemnifying Party” has the meaning set forth in Section 17.4.

1.145. “Initial Licensed Product” means (a) the XLRS Product or (b) the XLRP Product.

1.146. “Initial Licensed Program” means (a) the XLRS Program or (b) the XLRP Program.

1.147. “Insolvency Event” has the meaning set forth in Section 16.7.

1.148. “Insolvent Party” has the meaning set forth in Section 16.7.

1.149. “Invented” means the act of invention by inventors, in accordance with statutes and regulations regarding inventorship as established under United States patent law, including case law, rules and guidelines associated therewith. “Invent” or “Invents” have correlative meanings.

1.150. “JHU” means Johns Hopkins University.

1.151. “JHU Inventors” has the meaning set forth in Section 17.5.3.

1.152. “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.2.1.

1.153. “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1.1.

1.154. “Joint Improved Know-How” means Joint Know-How that constitutes an improvement or enhancement to any Biogen Technology.

1.155. “Joint Improved Patent Right” means any Patent Right that claims or discloses any Joint Improved Know-How that is Invented jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, Biogen or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.156. “Joint Improved Technology” means the Joint Improved Know-How and the Joint Improved Patent Rights.

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1.157. “Joint Know-How” means Know-How that is conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, Biogen or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.158. “Joint Patent Right” means any Patent Right that claims or discloses Know-How that is Invented jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, Biogen or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.159. “Joint Platform Improvement Know-How” means Joint Know-How that constitutes an improvement or enhancement to the AGTC Platform.

1.160. “Joint Platform Improvement Patent Right” means any Patent Right that claims or discloses any Joint Platform Improvement Know-How that is Invented jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, Biogen or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.161. “Joint Platform Improvement Technology” means the Joint Platform Improvement Know-How and the Joint Platform Improvement Patent Rights.

1.162. “Joint Technology” means the Joint Know-How and the Joint Patent Rights.

1.163. “Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and study data, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; except that Know-How does not include Patent Rights claiming any of the foregoing.  For clarity, “Know-How” does not include any Materials.

1.164. “Knowledge” means, with respect to AGTC, the then, actual knowledge, after inquiry of patent counsel, but without any other duty of inquiry, of the Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Business Officer, Chief Scientific Officer and Senior Director – Process Development, Senior Director – Research and Pre-Clinical Studies and any other person performing substantially the same functions as any of the foregoing.

1.165. “Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority.

1.166. “Liability” has the meaning set forth in Section 17.2.

1.167. “Licensed Activities” has the meaning set forth in Section 13.6.1.

1.168. “Licensed Product” means (a) any XLRS Product, (b) any XLRP Product or (c) any Discovery Product.

1.169. “Licensed Program” means (a) the XLRS Program, (b) the XLRP Program or (c) any Discovery Program for which Biogen has exercised the Option in accordance with Section 4.7.

1.170. “Limited Milestone Payment” has the meaning set forth in Section 6.2.1.

1.171. “MAA” means a Marketing Authorization Application for the applicable Licensed Product under the centralized European procedure.

1.172. “Major EU Market Countries” means the following countries: [***].

1.173. “Major Market Countries” means the following countries: [***].

1.174. “Manufacture” or “Manufacturing” means activities directed to making, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.175. “Manufacturing Precedent Period” has the meaning set forth in Section 2.1.4(a)(v).

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1.176. “Manufacturing Technology Agreement” means the Manufacturing License and Technology Transfer Agreement, executed by the Parties on even date herewith.

1.177. “Marketing Application” means an application, submitted to a Regulatory Authority in any jurisdiction, for Regulatory Approval required in order to Commercialize a product as a drug, including a BLA.

1.178. “Marketing Costs” has the meaning set forth in Exhibit C.

1.179. “Material Adverse Event” means, with respect to AGTC, an event, occurrence, development or change (a) that occurs after the Execution Date and prior to or on the HSR Clearance Date (each event, occurrence, development or change that satisfies the criteria in this clause (a), an “Effect”) and (b) that when taken together with all other Effects, has or would reasonably be expected to have a material adverse effect on the AGTC Technology taken as a whole, the Parties’ practice of the AGTC Technology taken as a whole and as contemplated by this Agreement or the Development, Manufacture or Commercialization of Licensed Products as contemplated by this Agreement, except for any Effect resulting from (1) any change in applicable Law or the interpretation thereof other than any change in regulations promulgated by the FDA or any other Regulatory Authority or any change in the interpretation of any regulation promulgated by the FDA or any other Regulatory Authority, (2) any event or change affecting the pharmaceutical industry as a whole or the gene therapy industry in particular that does not have a disproportionate effect on the practice of the AGTC Technology taken as a whole and as contemplated by this Agreement or the Development, Manufacture or Commercialization of Licensed Products as contemplated by this Agreement, (3) any event or change affecting Biogen, provided that such event or change is not caused by AGTC or (4) announcement of entry into this Agreement.

1.180. “Materials” means any biological or chemical materials in each case, that are necessary or useful to exploit the licenses granted to Biogen under this Agreement including, but not limited to, cell lines (e.g.,  parental cell lines and any non-commercially available cell lines or cell-based assays, for example, the [***] and [***] cell lines [***], appropriate rep-cap-, gene of interest- and any other related [***]  seed stocks, any material-, platform- or product-specific reference materials including any platform or product-specific assay controls and reagents that are not readily available as standard commercial items.

1.181. “Medical Education Costs” has the meaning set forth in Exhibit C.

1.182. “Milestone/Royalty Option” has the meaning set forth in Section 6.2.2.

1.183. “NDA” means a New Drug Application (as more fully described in 21 C.F.R. Parts 314 et seq. or its successor regulation).

1.184. “Net Sales” means, with respect to a Licensed Product in a country in the Territory, the gross amount invoiced by Biogen, its Affiliates or Sublicensees for the sale or other disposition of such Licensed Product in such country to Third Parties (including Distributors, wholesalers and end-users) (“Gross Sales”), less the following deductions (such deductions, collectively, “Sales Returns and Allowances”):

(a) sales returns and allowances actually paid, granted or accrued on the Licensed Product, including trade, quantity, prompt pay and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

(b) credits or allowances given or made for rejection, recall, return or wastage replacement of, and for uncollectible amounts on, Licensed Product or for rebates or retroactive price reductions (including Medicare, Medicaid, managed care and similar types of rebates and chargebacks);

(c) taxes, duties or other governmental charges levied on or measured by the billing amount for Licensed Product, as adjusted for rebates and refunds, including without limitation pharmaceutical excise taxes (such as those imposed on a Licensed Product by the United States Patient Protection and Affordable Care Act of 2010 and other comparable laws), but which shall not include any tax, duty, or other charge imposed on or measured by net income (however denominated) or any franchise taxes, branch profits taxes, or similar tax; and

(d) charges for freight, customs and insurance directly related to the distribution of the Licensed Product and wholesaler and Distributor administration fees; and

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(e) other future similar deductions, taken in the ordinary course of business or in accordance with GAAP and Biogen’s standard practices;

to the extent such deductions: (i) are reasonable and customary, (ii) included in the gross invoiced sales price for the Licensed Product or otherwise directly paid, allowed, accrued, or incurred by such Party, its Affiliates or Sublicensees with respect to the sale of such Licensed Product (iii) applicable and in accordance with standard allocation procedures, (iv) have not already been deducted or excluded, (v) are incurred in the ordinary course of business in type and amount consistent with good industry practice, and (vi) except with respect to the uncollectible amounts and pharmaceutical excise taxes described in subsections (b) and (c) above, are determined in accordance with, and as recorded in revenues under, GAAP.  Net Sales shall not be imputed to transfers of Licensed Product without consideration or for nominal consideration for use in any Clinical Trial, or for any bona fide charitable, compassionate use or indigent patient program purpose where Licensed Products are sold at or below Cost of Goods Sold or as a sample.  For the avoidance of doubt, in the case of any transfer of any Licensed Product between or among Biogen and its Affiliates or Sublicensees for resale, Net Sales shall be determined based on the sale made by such Affiliate or Sublicensee to a Third Party.

Notwithstanding the foregoing, in the event a Licensed Product is sold as a component of a Combination Product in any country in the Territory in any Calendar Quarter, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product (calculated in the same manner as set forth above as if the Combination Product were a Licensed Product) in such country during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales of the Licensed Product when sold separately in such country during such Calendar Quarter and B is the average Net Sales of the Other Components included in the Combination Product (calculated in the same manner as set forth above as if the Other Components were Licensed Product) when sold separately in such country during such Calendar Quarter.  In the event that no separate sales of the Licensed Product or any Other Components included in a Combination Product are made by Biogen, its Affiliates or Sublicensees in a country during a Calendar Quarter in which such Combination Product is sold in such country, the average Net Sales in the above described equation shall be replaced with reasonable good faith estimate of the fair market value, as mutually determined by the Parties, of the Licensed Product and each of the Other Components included in such Combination Product.

1.185. “Non-Disclosing Party” has the meaning set forth in Section 14.6.4.

1.186. “Non-Ophthalmology Discovery Program” has the meaning set forth in Section 4.4.4.

1.187. “Obligated Party” has the meaning set forth in Section 3.3.2.

1.188. “Operating Profit or Loss” or “Operating Profits (Losses)” has the meaning set forth in Exhibit C.

1.189. “Option” has the meaning set forth in Section 4.7.

1.190. “Option Exercise Date” has the meaning set forth in Section 4.7.

1.191. “Option Exercise Period” has the meaning set forth in Section 4.7.

1.192. “Option Fee” shall have the meaning set forth in Section 6.5.1.

1.193. “Orphan Drug Designation” means a grant by the FDA of a request for designation under Section 526 of the Federal Food, Drug, and Cosmetic Act as amended by section 2 of the Orphan Drug Act (sections 525-528 (21 U.S.C. 360aa-360dd)) in the United States or any analogous grant by a Regulatory Authority in any other country in the Territory.

1.194. “Orphan Drug Exclusivity” means, with respect to a Licensed Product, a grant of a period of marketing exclusivity by a Regulatory Authority for such Licensed Product in connection with an Orphan Drug Designation for such Licensed Product.

1.195. “Other Components” shall have the meaning set forth in Section 1.61.

1.196. “Other Operating Income/Expense” has the meaning set forth in Exhibit C.

1.197. “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees of such Party.

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1.198. “Party” or “Parties” has the meaning set forth in the preamble.

1.199. “Patent Costs” has the meaning set forth in Exhibit C.

1.200. “Patent Representative” has the meaning set forth in Section 13.3.1(a).

1.201. “Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates, PCTs, pediatric exclusivity periods and any foreign equivalents to any of the foregoing.

1.202. “[***] Agreement” means the [***] License Agreement, dated [***], as amended June 30, 2015, by and between AGTC and [***], as may be further amended from time to time.

1.203. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.204. “Pivotal Trial” means a human Clinical Trial of a Licensed Product which is intended to be sufficient for obtaining Regulatory Approval, or is according to 21 C.F.R. §312.21(c), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.205. “Post-Funding Development Activities” means, with respect to each Initial Licensed Program, any activities related to the Development of an Initial Licensed Product in such Initial Licensed Program under the applicable Development Plan that are not Pre-Funded Activities.

1.206. “Preclinical Studies” means any preclinical pharmacokinetic, toxicology or other study relating to one or more Licensed Products.

1.207. “Pre-Funded Activities” means (a) with respect to the XLRS Program, any Development activities conducted under the XLRS Development Plan for the XLRS Product [***] and (b) with respect to the XLRP Program, any Development activities conducted under the XLRP Development Plan for a XLRP Product [***], in each case ((a) and (b)), that are designated under the applicable Development Budget to be funded by the R&D Pre-Funding.

1.208. “Pre-Funded Discovery Activities” means, with respect to any of the [***] Discovery Program, the [***] Discovery Program, the Non-Ophthalmology Discovery Program, if applicable, the [***], the [***] or any Substitute Discovery Program, any Development activities that take place under and pursuant to a Discovery Program Development Plan for such Discovery Program in accordance with this Agreement.

1.209. “[***] Program” means, at any time, a research program being conducted solely by or on behalf of AGTC in an indication or involving a gene target, for which program AGTC has not (i) already granted rights to or entered into a fully executed term sheet (which may be a non-binding term sheet) contemplating the grant of rights to a Third Party that would preclude the granting of rights to Biogen for such program as a Discovery Program to the extent contemplated by this Agreement or (ii) begun [***] for purposes of selecting a candidate comprising a [***] to use for such indication or involving such gene target.

1.210. “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.211. “Product-Specific Know-How” means all Know-How Controlled by a Party or an Affiliate thereof, or jointly by the Parties or one of each of their respective Affiliates, as of the Execution Date or during the Term that relates exclusively to the composition, formulation or use of a Licensed Product or methods of manufacture exclusively related to a Licensed Product, but excluding Joint Platform Improvement Know-How and Biogen Platform Improvement Know-How.

1.212. “Product-Specific Patent Right” means all Patent Rights Controlled by a Party or an Affiliate thereof, or jointly by the Parties or their respective Affiliates, as of the Execution Date or during the Term that exclusively Covers the composition,

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formulation or use of a Licensed Product or methods of manufacture exclusively related to a Licensed Product, but excluding Joint Platform Improvement Patent Rights and Biogen Platform Improvement Patent Rights.  Notwithstanding the foregoing, Schedule 1.212 sets forth the AGTC Patent Rights that are Product-Specific Patent Rights as of the Execution Date, and will be updated (i) on or prior to the Schedule Revision Date to include additional AGTC Patent Rights filed between the Execution Date and the Schedule Revision Date that are Product-Specific Patent Rights as of the Effective Date, if any and (ii) on or prior to the Option Exercise Date for each Discovery Program with respect to the Discovery Product for which the Option is being exercised.  Schedule 1.212 shall be updated by the Patent Representatives on a semi-annual basis to include additional AGTC Patent Rights that are Product-Specific Patent Rights, if any, that become AGTC Patent Rights after the Schedule Revision Date, provided that any AGTC Patent Right that is not listed on Schedule 1.212, but is otherwise described in this Section 1.212 and confirmed by the Patent Representatives to be a Product-Specific Patent Right pursuant to Section 13.3, shall still be considered a Product-Specific Patent Right hereunder.

1.213. “Product-Specific Technology” means the Product-Specific Know-How and the Product-Specific Patent Rights.

1.214. “Program Data” means all preclinical and clinical data and results, including all study databases, generated by either Party or both Parties or their respective Affiliates, Subcontractors or agents in the course of performance of their activities pursuant to the Licensed Programs (including under any Development Plan).  For clarity, any such data with respect to a Discovery Program generated prior to the Option Exercise Date in the course of performance of activities pursuant to such Discovery Program (including under the applicable Discovery Program Development Plan) shall be deemed “Program Data” as of the Option Exercise Date with respect to such Discovery Program.

1.215. “Promoter Know-How” means all proprietary Know-How, other than Joint Know-How, Controlled by AGTC or any of its Affiliates as of the Execution Date or that comes into the Control of AGTC or any of its Affiliates during the Term that (a) relates to the design, selection or sequence of nucleic acid signaling sequences, inverted terminal repeats, long terminal repeats, introns, or microRNA target sequences that the foregoing, when contained in an AAV vector, demonstrate targeted expression of a recombinant AAV comprising a transgene to a specific cell type or increased expression in a variety of cell types, (b) is actually used in a Collaboration Program and (c) is disclosed to Biogen.  For clarity, actual use in a Collaboration Program for purposes of this definition includes (i) a good faith belief by AGTC that certain Know-How would be necessary or useful in such Collaboration Program and (ii) disclosure by AGTC in a discussion between the Parties regarding the potential use of such Know-How in such Collaboration Program.

1.216. “Promoter Patent Rights” means Patent Rights, other than Joint Patent Rights, Controlled by AGTC or any of its Affiliates as of the Execution Date or that comes into the Control of AGTC or any of its Affiliates during the Term that claim or disclose any Promoter Know-How.  Notwithstanding the foregoing, Schedule 1.23 sets forth the Promoter Patent Rights as of the Execution Date, and will be updated as set forth in Section 1.23.

1.217. “Promoter Technology” means Promoter Know-How and Promoter Patent Rights.

1.218. “R&D FTE Rate” means [***], which rate shall be updated for each Calendar Year to a rate as agreed by the Parties, commencing on January 1, 2017, provided that, if the Parties cannot come to agreement with respect to such rate in any given year, such rate shall be updated for such year in accordance with the Consumer Price Index – All Urban Consumers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) over the twelve (12) month period preceding January 1 of the applicable Calendar Year.

1.219. “R&D Pre-Funding” has the meaning set forth in Section 6.1.

1.220. “Receiving Party” has the meaning set forth in Section 14.1.

1.221. “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any Regulatory Authority, necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval shall not be achieved for a Licensed Product in a country until all applicable Price Approvals and other Third Party reimbursement approvals have also been obtained by Biogen or its designee for such Licensed Product in such country.

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1.222. “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of a Regulatory Approval for pharmaceutical products in such country or countries.

1.223. “Research Period” means, with respect to any Discovery Program, the period (a) starting (i) on the Effective Date, if such Discovery Program is the [***] Discovery Program, the [***] Discovery Program, the Non-Ophthalmology Discovery Program, if applicable, the [***] or [***] or (ii) on the Discovery Program Substitution Date, if such Discovery Program is a Substitute Discovery Program and (b) ending on the earlier of the date of Clinical Candidate Designation for such Discovery Program or the date that such Discovery Program becomes an Abandoned Program.

1.224. “Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) included in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any employee or representative of the Receiving Party as part of a body of knowledge that is not limited to such Confidential Information, after having authorized access to such Confidential Information, provided that such employee or representative has not accessed any written or electronic records or other embodiments of any Confidential Information of the Disclosing Party for use of such Confidential Information outside of this Agreement.  A person’s memory will be considered to be unaided if the person (i) has not made any effort to memorize or assist the recollection of the Confidential Information for the purpose of retaining and subsequently using or disclosing it, (ii) is not relying on the external records, documents or embodiments of the Disclosing Party’s Confidential Information, or notes taken on the foregoing and (iii) is not knowingly disclosing what such person knows to be the Confidential Information of the Disclosing Party. In no event, however, will Residual Knowledge include any knowledge, techniques, experience and Know-How to the extent (at any time, for such time) within the scope of any Patent Right owned or Controlled by the Disclosing Party.

1.225. “ROW Territory” means all countries in the Territory other than the United States.

1.226. “Royalty Term” means with respect to any particular Licensed Product in any particular country in the Territory, the period of time beginning on the First Commercial Sale of such Licensed Product in such country and extending until the latest of (a) the expiration of the last to expire of any Valid Claim included in any AGTC Patent Right or Joint Patent Right in such country which Valid Claim Covers the manufacture, use, sale, offer for sale or importation of such Licensed Product in such country; (b) [***].

1.227. “[***]” has the meaning set forth in Section [***].

1.228. “RS-1” has the meaning set forth in Section 1.263.

1.229. “Sales Costs” has the meaning set forth in Exhibit C.

1.230. “Sales Milestone Payment” has the meaning set forth in Section 6.4.2.

1.231. “Sales Returns and Allowances” has the meaning set forth in Section 1.184.

1.232. “Schedule Revision Date” means the earlier of (a) the fifth (5th) day following the HSR Clearance Date and (b) the day on or after the HSR Clearance Date on which AGTC provides to Biogen either (i) AGTC’s supplemental or additional schedules (if any) pursuant to the proviso in the first sentence of Section 15.2, the agreed-upon updated schedules of AGTC Patent Rights, the AGTC Platform and the Product-Specific Patent Rights of AGTC, if any, and a notice that no further supplemental, additional or updated schedules will be provided or (ii) instead of providing any such supplemental, additional or updated schedules, a notice that no further supplemental, additional or updated schedules will be provided.

1.233. “Specification” means a list of tests, references to analytical procedures, and appropriate acceptance criteria which are numerical limits, ranges, or other criteria for the tests described, which establishes the set of criteria to which a drug substance, drug product, or materials at other stages of its Manufacture or with respect to other drug substances, drug products or materials should conform to be considered acceptable for its intended use.

1.234. “[***] Discovery Program” means a program of Pre-Funded Discovery Activities through Clinical Candidate Designation with respect to AAV Products that deliver [***] for the diagnosis, treatment or prevention of [***] disease, conducted by either or both Parties in accordance with the [***] Discovery Program Development Plan and the terms of this Agreement.

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1.235. “[***] Discovery Program Development Plan” means the written plan for Pre-Funded Discovery Activities for the [***] Discovery Program to be conducted pursuant to this Agreement, as such written plan may be amended, modified or updated by the JDC in accordance with the terms of this Agreement.  The initial [***] Discovery Program Development Plan is attached hereto as Exhibit A-3.

1.236. “[***]” has the meaning set forth in Section [***].

1.237. “Subcontractor” has the meaning set forth in Section 3.4.

1.238. “Sublicensee” means (i) with respect to Biogen or its Affiliate, a Third Party, other than a Distributor, to whom Biogen or its Affiliate has, directly or through multiple tiers, granted a right under the AGTC Technology or the Joint Technology to make, use, develop, sell, offer for sale or import a Licensed Product in a country or otherwise exercise its rights or perform its obligations under this Agreement or any Development Plan, and (ii) with respect to AGTC or its Affiliate, a Third Party, other than a Distributor, to whom AGTC or its Affiliate has, directly or through multiple tiers, granted a right under the Biogen Technology or the Joint Technology to exercise its rights or perform its obligations under this Agreement or any Development Plan.

1.239. “Substitute Discovery Program” has the meaning set forth in Section 4.4.1.

1.240. “Substitution Notice” has the meaning set forth in Section 4.4.2.

1.241. “Sued Party” has the meaning set forth in Section 13.6.3.

1.242. “Tax Authority” has the meaning set forth in Section 6.8.1.

1.243. “Technology” means Know-How and Patent Rights.

1.244. “Term” has the meaning set forth in Section 16.4.

1.245. “Terminated Discovery Products” has the meaning set forth in Section 4.4.2.

1.246. “Terminated Discovery Program” has the meaning set forth in Section 4.4.2.

1.247. “Territory” means all countries of the world.

1.248. “Third Party” means any Person other than Biogen, AGTC or their respective Affiliates.

1.249. “Third Party IP Rights” has the meaning set forth in Section 13.6.2(a).

1.250. “Third Party License” has the meaning set forth in Section 6.6.1(a).

1.251. “Third Party Payments” has the meaning set forth in Exhibit C.

1.252. “UAB” means The UAB Research Foundation.

1.253. “UAB Agreement” means the Non-Exclusive License Agreement with Sublicensing Terms, dated January 19, 2006, as amended March 28, 2014 and June 29, 2015, as may be further amended from time to time, by and between AGTC and UAB.

1.254. “UF/JHU Agreement” means the Standard Exclusive License Agreement With Sublicensing Terms (also known as Agreement A3288), dated October 7, 2003, as amended November 2004, February 25, 2009, March 30, 2010, December 17, 2013 and July 1, 2015, as may be further amended from time to time, by and among AGTC, UFRF and JHU.

1.255. “UFRF” means University of Florida Research Foundation, Inc.

1.256. “Valid Claim” means a claim of (a) an issued and unexpired patent, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not

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appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a patent application for a patent that has been pending less than [***] from the earliest date on which such patent application claims priority and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.  If a claim of a patent application that ceased to be a Valid Claim due to the passage of time later issues, then it will again be a Valid Claim effective as of the issuance of such patent.

1.257. “XLRP” means X-linked retinitis pigmentosa.

1.258. “XLRP Development Plan” means the written plan for Development activities for the XLRP Product to be conducted pursuant to this Agreement, as such written plan may be amended, modified or updated by the Joint Development Committee in accordance with the terms of this Agreement.  The initial XLRP Development Plan is attached hereto as Exhibit A-2.

1.259. “XLRP Product” means any Gene Therapy Product (a) that delivers [***] and (b) with respect to which, absent the license granted to Biogen in Section 5.1, the, Development, Manufacture, Commercialization or use by Biogen as contemplated under this Agreement would infringe a Valid Claim of the AGTC Patent Rights or the Joint Patent Rights or misappropriate AGTC Know-How or Joint Know-How.  For clarity, “XLRP Product” includes any Gene Therapy Product developed under the XLRP Program as a back-up product or other additional pre-clinical product that otherwise meets the definition of a “XLRP Product”.

1.260. “XLRP Program” means the Development activities with respect to the XLRP Product under the XLRP Development Plan, in accordance with the terms of this Agreement.

1.261. “XLRS” means X-linked juvenile retinoschisis.

1.262. “XLRS Development Plan” means the written plan for Development activities for the XLRS Product to be conducted pursuant to this Agreement, as such written plan may be amended, modified or updated by the Joint Development Committee in accordance with the terms of this Agreement.  The initial XLRS Development Plan is attached hereto as Exhibit A-1.

1.263. “XLRS Product” means any Gene Therapy Product (a) that delivers a retinoschisin-1 (“RS-1”) transgene (or any functional allelic, codon optimized or other variant, fragment, derivative or modification thereof, in any form) and (b) with respect to which, absent the license granted to Biogen in Section 5.1, the, Development, Manufacture, Commercialization or use by Biogen as contemplated under this Agreement would infringe a Valid Claim of the AGTC Patent Rights or the Joint Patent Rights or misappropriate AGTC Know-How or Joint Know-How.  For clarity, “XLRS Product” includes any Gene Therapy Product developed under the XLRS Program as a back-up product or other additional pre-clinical product that otherwise meets the definition of a “XLRS Product”.

1.264. “XLRS Program” means the Development activities with respect to the XLRS Product under the XLRS Development Plan, in accordance with the terms of this Agreement.

2. GOVERNANCE.

2.1. Joint Development Committee.

2.1.1. Composition.  As soon as practicable, but no later than thirty (30) days following the Effective Date, the Parties shall form a joint development committee (the “Joint Development Committee” or the “JDC”).  The JDC shall be comprised of an equal number of representatives from each Party.  If mutually agreed by the Parties on a case-by-case basis, the JDC may invite other non-members to participate in the discussions and meetings of the JDC, provided that the presence of such participants shall not be considered in determining whether there is a quorum at the JDC.  Each Party shall notify the other Party in writing of its initial representatives to the JDC, and may substitute one or more representatives from time to time upon written notice to the other Party.  A designated representative of Biogen will be the chairman of the JDC until the end of the first full Calendar Year following the Effective Date, and thereafter the chairman will be selected alternately, on an annual basis, by AGTC or by Biogen.  The chairman shall be responsible for setting the agenda for meetings of the JDC, with input from the other members, and for conducting the meetings of the JDC.

2.1.2. Responsibilities.

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(a) General Responsibilities.  The JDC shall be responsible for oversight of (i) Pre-Funded Activities and Post-Funding Development Activities with respect to each Initial Licensed Program, including the Development Plans and corresponding Development Budgets and timelines thereunder, each Party’s Development activities, including pre-clinical work and IND-enabling studies for each Initial Licensed Product and (ii) Pre-Funded Discovery Activities with respect to each Discovery Program, including the Discovery Program Development Plans and corresponding Development Budgets and timelines thereunder.

(b) Decision-Making Responsibilities.  In addition to the foregoing general responsibilities and any other matters specified in this Agreement for resolution by the JDC, the JDC shall in particular have the following decision-making responsibilities:

(i) discuss, prepare and approve any Development Plan or Development Budget or any amendment or modification to a Development Plan or Development Budget or timelines or activities thereunder, [***], which amendments or modifications the JDC shall be required to formally document on an annual basis as part of the minutes of the meetings of the JDC,

(ii) discuss, prepare and approve the initial Development Plan and Development Budget for the [***], the Non-Ophthalmology Discovery Program, if applicable, and any Substitute Discovery Program,

(iii) designate the [***] Discovery Program within six (6) months of the Effective Date,

(iv) if, under Section 3.2, the Parties share Development Costs for any Initial Licensed Product that is not a Cost Share Product, develop and approve a procedure for sharing of such Development Costs consistent with the procedures set forth in Exhibit C,

(v) oversee and resolve the financial, budgetary and accounting issues which may arise in connection with any Development Plan and the corresponding Development Budget,

(vi) determine if (a) any AGTC Technology conceived, discovered, invented, created, made or reduced to practice or tangible medium outside of a Collaboration Program or (b) any Technology Controlled by Biogen that Biogen desires to use in a Collaboration Program, in each case ((a) and (b)), that comes into the Control of the applicable Party after the Effective Date, is to be used in a Collaboration Program, if such use would require additional Development activities or change the anticipated timing of any Pre-Funded Activities, Pre-Funded Discovery Activities or Post-Funding Development Activities under any Development Plan, subject to the provisions of Section 13.6.2(a) with respect to the use of any Technology that comes into the Control of AGTC or its Affiliates during the Term through a license of Third Party IP Rights, and

(vii) approve the matters contemplated by Exhibit C.

(c) Oversight.  In addition to the foregoing decision-making responsibilities, the JDC shall have the following oversight responsibilities:

(i) oversee and review the activities under each Development Plan or Development Budgets, including but not limited to timelines, thereunder,

(ii) manage the overall strategy for Development activities with respect to each Collaboration Program under the Development Plans,

(iii) monitor the spending of the Parties under each Development Plan and corresponding Development Budget,

(iv) oversee Manufacturing activities with respect to clinical supplies of Licensed Product, including quality assurance and the selection of, and technology transfer to, any Third Party contract organizations assisting with such Manufacturing activities in accordance with this Agreement,

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(v) manage the technology transfer of AGTC Know-How and data from AGTC to Biogen as described in Section 11.1, Section 11.2 and Section 11.3 or in any Development Plan or that is otherwise reasonably requested by Biogen and otherwise necessary or useful for Biogen to perform its obligations or exercise its rights under this Agreement with respect to a Licensed Program, and

(vi) perform such other functions as may be appropriate to further the purposes of this Agreement, in each case with respect to Development activities for the Collaboration Programs, as mutually agreed in writing by the Parties.

The JDC, in its discretion, may establish subcommittees or working groups to assist the JDC in carrying out the responsibilities of the JDC.  For clarity, the JDC shall have no oversight authority over activities related to the Commercialization of any Licensed Product or, except as expressly set forth above, the Manufacture and supply of any Licensed Product required for Commercialization.

(d) General.  The JDC shall conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

2.1.3. Meetings.

(a) Subject to this Section 2.1.3(a), the JDC shall meet in person or by teleconference once per Calendar Quarter (or more often, as mutually agreed by the Parties) on such dates and at such times and places as agreed to by the members of the JDC, provided that the JDC shall meet promptly following FIH Trial Completion with respect to any Initial Licensed Product.  Meetings of the JDC shall be alternately hosted by the Parties, with the host determining whether the meeting will be in person or by teleconference, provided that at least one meeting hosted by each Party in each Calendar Year shall be in person and the first in-person meeting shall be hosted by Biogen no later than sixty (60) days from the Effective Date.  Each Party shall be responsible for its own expenses relating to attendance at or participation in JDC meetings.

(b) Within ten (10) Business Days following each JDC meeting, the Party hosting the meeting shall cause to be prepared and shall provide to the other Party a draft of reasonably detailed written minutes describing all matters reviewed or considered by the JDC and all determinations made and actions taken by the JDC and a summary of the reasons therefor stated by the members at the meeting.  The minutes of any meeting of the JDC must be finalized by approval of the members of the JDC within fifteen (15) Business Days of the meeting.  The final minutes shall include the relevant executed amendments to the Development Plans reflecting the discussed and approved changes.  The minutes and the drafts of any minutes shall be the Confidential Information of both Parties.

(c) Each Party shall submit to the JDC at least five (5) Business Days prior to any meeting of the JDC all reports required to be submitted by such Party to the JDC at such meeting under this Agreement.

2.1.4. Decision Making.  Each Party shall be entitled to cast one vote on matters before the JDC.  For the transaction of business, a quorum consisting of not less than one representative of each Party must be present at a meeting, and each Party shall cause at least one representative of such Party to be present at each such meeting.  Decisions of the JDC shall be made by unanimous approval, provided that a quorum must be present for any decision to be made by the JDC.  If the JDC is unable to reach agreement with respect to any decision within the scope of its authority, such dispute shall be escalated to the Alliance Managers for resolution.  If the Alliance Managers are unable to reach agreement with respect to such decision within thirty (30) days of such escalation, such dispute shall be escalated to the Chief Executive Officer of each Party (or his/her nominee), and such Chief Executive Officers (or their nominees, as applicable) will meet promptly to attempt to resolve the dispute by good faith negotiations.  If these individuals are unable to resolve the dispute within thirty (30) days of the request for such meeting, the matter shall be decided [***]:

(a) Pre-Funded Activities for the Initial Licensed Programs.  [***] shall have the final decision-making authority for all matters related to the conduct of Pre-Funded Activities under any Development Plan for an Initial Licensed Program, except that:

(i) if the matter relates to the use of any [***] Technology conceived, discovered, invented, created, made or reduced to practice or tangible medium outside of a Collaboration Program or any

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Technology Controlled by [***], in each case, in an Initial Licensed Program where such use would require additional Development activities or change the anticipated timing of any Pre-Funded Activities under any Development Plan as described in Section 2.1.2(b)(vi), then Biogen shall have the final decision-making authority if [***] determines, in its sole discretion, that (A) with respect to any Initial Licensed Product, such [***] Technology or such Technology Controlled by [***], as applicable, is necessary in order to Develop, Manufacture, Commercialize or use such Initial Licensed Product or (B) with respect to the XLRP Product, such [***] Technology or such Technology Controlled by [***], as applicable, is useful in order to Develop, Manufacture, Commercialize or use the XLRP Product;

(ii) if the matter is not described in clause (i) above and relates to the addition of new Pre-Funded Activities to, or a change in the scope of, existing Pre-Funded Activities under any Development Plan that would cause a change in the applicable Development Budget, then the matter may only be decided by [***]; provided, however, that, if any Regulatory Authority recommends or suggests a change to the FIH Trial for the XLRS Product (other than the matters described below in Section 2.1.4(a)(iii)) in order to complete such FIH Trial or continue the Development of the XLRS Product, and the Parties disagree on whether to implement such change, [***] shall have the final decision-making authority, subject to Section 3.2.2(a)(i);

(iii) with respect to a decision to conduct (A) a toxicology study with respect to the XLRS Product at a higher dosage than prior studies or (B) an additional arm in the FIH Trial for the XLRS Product, [***] shall have the final decision-making authority, subject to Section 3.2.2(a)(i);

(iv) if Biogen exercises its step-in rights under Section 3.1.3 with respect to an Initial Licensed Program, then [***] shall have the final decision-making authority for all matters related to the conduct of Pre-Funded Activities for such Initial Licensed Program in accordance with the Development Plan; and

(v) notwithstanding anything to the contrary in this Agreement, if the matter relates to the Manufacture of an Initial Licensed Product, then [***] shall have the final decision-making authority, provided that, if such matter would set a regulatory precedent for Specifications for the Manufacture of AAV Products during the period of time that Regulatory Approval for [***] has not been obtained by either Party or their respective Affiliates or sublicensees or [***] from the first Regulatory Approval achieved for such AAV Products, if earlier (the “Manufacturing Precedent Period”), then such matter may only be decided by [***].  For clarity, in the event of any requirement by a Regulatory Authority with respect to the Manufacture of an Initial Licensed Product, the Parties shall comply with such requirement and neither Party shall have final decision-making authority.

(b) Post-Funding Development Activities for the Initial Licensed Programs. Biogen shall have the final decision-making authority for all matters related to the conduct of the Post-Funding Development Activities under any Development Plan for an Initial Licensed Program, except that:

(i) if the matter relates to Post-Funding Development Activities for an Initial Licensed Program for which AGTC has exercised the Cost Share Option, then the matter (along with the Budget for such matter) may only be decided by [***]; and

(ii) notwithstanding anything to the contrary in this Agreement, if the matter relates to the Manufacture of an Initial Licensed Product, then [***] shall have the final decision-making authority, provided, however, that, if such matter would set a regulatory precedent for Specifications for the Manufacture of AAV Products during the Manufacturing Precedent Period, then such matter may only be decided by [***]. For clarity, in the event of any requirement by a Regulatory Authority with respect to the Manufacture of an Initial Licensed Product, the Parties shall comply with such requirement and [***] shall have final decision-making authority.

(c) Pre-Funded Discovery Activities. [***] shall have the final decision-making authority for any matter that relates to a Discovery Program.

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Any decision made in exercising a Party’s final decision-making authority must be consistent with the terms of this Agreement and within the scope of authority delegated to the JDC under this Agreement, and any Development Costs associated with the decisions set forth in this Section 2.1.4 shall be treated in accordance with Section 3.2 or Section 4.6, as applicable.

2.1.5. Discontinuation of the JDC.  The JDC’s authority as set forth in this Section 2.1 with respect to a Collaboration Program shall continue to exist until the first to occur of (a) the Parties mutually agreeing to terminate the JDC’s authority with respect to such Collaboration Program and (b) (i) with respect to a Discovery Program, the earlier of (w) the Option Exercise Date, (x) the end of the Option Exercise Period for such Discovery Program, (y) the date a Discovery Program becomes a Terminated Discovery Program and (z) the date a Discovery Program becomes an Abandoned Program, (ii) with respect to an Initial Licensed Program for which AGTC has elected the Milestone/Royalty Option pursuant to Section 6.2.2, the date that AGTC is no longer conducting any substantial level of Development activities with respect to such Initial Licensed Program or (iii) with respect to an Initial Licensed Program for which AGTC has elected the Cost Share Option pursuant to Section 6.2.2, the later of (x) completion of all Post-Funding Development Activities for such Initial Licensed Program and (y) formation of the JCC; provided that, in all events, the JDC shall cease to have oversight over activities with respect to a given Initial Licensed Product when the First Commercial Sale of such Initial Licensed Product has occurred.  The JDC shall disband when it ceases to have authority over any Collaboration Program pursuant to the preceding sentence.  Notwithstanding anything herein to the contrary, once the JDC ceases to exist, the JDC shall have no further responsibilities under this Agreement and Biogen shall have the right to solely decide, without consultation, any matters previously within the authority of the JDC; provided, however, that any decision requiring AGTC to perform any additional development activities will be decided by mutual agreement of the Parties and any associated Development Costs shall be treated in accordance with Section 3.2 or Section 4.6, as applicable.

2.2. Joint Commercialization Committee.

2.2.1. Composition.  No later than [***] prior to the anticipated First Commercial Sale of any Cost Share Product and in any event no later than the first filing of a Marketing Application for a BLA for such Cost Share Product, the Parties shall form a joint commercialization committee (the “Joint Commercialization Committee” or the “JCC”).  The JCC shall be comprised of an equal number of representatives from each Party.  If mutually agreed by the Parties on a case-by-case basis, the JCC may invite other non-members to participate in the discussions and meetings of the JCC, provided that the presence of such participants shall not be considered in determining whether there is a quorum at the JCC.  Each Party shall notify the other Party in writing of its initial representatives to the JCC, and may substitute one or more representatives from time to time upon written notice to the other Party.  A designated representative of Biogen will be the chairman of the JCC, and Biogen may change this representative from time to time upon written notice to AGTC.  The chairman shall be responsible for setting the agenda for meetings of the JCC, with input from the other members, and for conducting the meetings of the JCC.

2.2.2. Responsibilities.

(a) General Responsibilities.  The JCC shall be responsible for oversight of Commercialization activities with respect to the Cost Share Products.

(b) Decision-Making Responsibilities.  In addition to the foregoing general responsibilities and any other matters specified in this Agreement for resolution by the JCC, the JCC shall in particular have the following decision-making responsibilities with respect to the Cost Share Products:

(i) discuss and approve any Commercialization Plan or Commercialization Budget or any amendment or modification to a Commercialization Plan or Commercialization Budget, in each case, for any Cost Share Product, which amendments or modifications the JCC shall be required to formally document on an annual basis as part of the minutes of the meetings of the JCC,

(ii) determine the Commercial FTE Rate, which shall be consistent with Biogen’s internal FTE rates for similar activities, and

(iii) approve the matters contemplated by Exhibit C.

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(c) Oversight.  In addition to the foregoing decision-making responsibilities, the JCC shall have the following oversight responsibilities with respect to the Cost Share Products:

(i) oversee and review the activities under the Commercialization Plan for each Cost Share Product,

(ii) address the financial, budgetary and accounting issues which may arise in connection with any Commercialization Plans and the corresponding Budget, and

(iii) perform such other functions as appropriate to further the purposes of this Agreement with respect to Commercialization of the Cost Share Products, as mutually agreed in writing by the Parties.

The JCC, in its discretion, may establish subcommittees to assist the JCC in carrying out the responsibilities of the JCC.

(d) General.  The JCC shall conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

2.2.3. Meetings.

(a) Subject to this Section 2.2.3(a), after its formation in accordance with Section 2.2.1, the JCC shall meet in person or by teleconference once per Calendar Quarter (or more often, as mutually agreed by the Parties) on such dates and at such times and places as agreed to by the members of the JCC.  Meetings of the JCC shall be alternately hosted by the Parties, with the host determining whether the meeting will be in person or by teleconference, provided that at least one meeting hosted by each Party in each Calendar Year shall be in person and the first in-person meeting of the JCC shall be hosted by Biogen no later than sixty (60) days after the date that the JCC is formed in accordance with Section 2.2.1.  Each Party shall be responsible for its own expenses relating to attendance at or participation in JCC meetings.

(b) Within ten (10) Business Days following each JCC meeting, the Party hosting the meeting shall cause to be prepared and shall provide to the other Party a draft of reasonably detailed written minutes describing all matters reviewed or considered by the JCC and all determinations made and actions taken by the JCC and a summary of the reasons therefor stated by the members at the meeting.  The minutes of any meeting of the JCC must be finalized by approval of the members of the JCC within fifteen (15) Business Days of the meeting.  The minutes and the drafts of any minutes shall be the Confidential Information of both Parties.

(c) Each Party shall submit to the JCC at least five (5) Business Days prior to any meeting of the JCC all reports required to be submitted by such Party to the JCC at such meeting under this Agreement.

2.2.4. Decision Making.  Each Party shall be entitled to cast one vote on matters before the JCC.  For the transaction of business, a quorum consisting of not less than one representative of each Party must be present at a meeting, and each Party shall cause at least one representative of such Party to be present at each such meeting.  Decisions of the JCC shall be made by unanimous approval, provided that a quorum must be present for any decision to be made by the JCC.  If the JCC is unable to reach agreement with respect to any decision within the scope of its authority, such dispute shall be escalated to the Alliance Managers for resolution.  If the Alliance Managers are unable to reach agreement with respect to such decision within thirty (30) days of such escalation, such dispute shall be escalated to the Chief Executive Officer of each Party (or his/her nominee), and such Chief Executive Officers (or their nominees, as applicable) will meet promptly to attempt to resolve the dispute by good faith negotiations.  If these individuals are unable to resolve the dispute within thirty (30) days of the request for such meeting, Biogen shall have the final decision-making authority; provided, however, that, if the matter relates to the Manufacture of a Cost Share Product and would set a regulatory precedent for Specifications for the Manufacture of AAV Products during the Manufacturing Precedent Period, then such matter may only be decided by [***].  For clarity, in the event of any requirement by a Regulatory Authority with respect to the Manufacture of a Cost Share Product, the Parties shall comply with such requirement and [***] shall have final decision-making authority.  Any decision made by either Party in exercising its final decision-making authority must be consistent with the terms of this Agreement.

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2.2.5. Discontinuation of the JCC. The JCC shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the JCC and (b) the date that Biogen (or its Affiliate or Sublicensee) is no longer Commercializing any Cost Share Product.

2.3. Alliance Managers.

2.3.1. Appointment.  Within thirty (30) days following the Effective Date each Party will appoint (and notify the other Party of the identity of) a senior representative of such Party having a general understanding of pharmaceutical Development and Commercialization issues to act as its alliance manager under this Agreement (each an “Alliance Manager”).  Each Party may replace its Alliance Manager at any time by written notice to the other Party.

2.3.2. Specific Responsibilities.  The Alliance Managers may be, but shall not be required to be, members of the JDC or the JCC.  The Alliance Managers will serve as the primary contact point between the Parties for the Collaboration Programs for the purpose of providing each Party with information on the progress of Development and Commercialization of each Discovery Program and each Licensed Product and shall have the following responsibilities:

(a) facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties;

(b) coordinating the various functional representatives of each Party, as appropriate, in developing and executing strategies and plans for the applicable Discovery Program or the applicable Licensed Product;

(c) providing a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues;

(d) assisting the integration of teams across functional areas;

(e) assisting the JDC and, if applicable, the JCC in identifying and raising cross-Party and/or cross-functional disputes in a timely manner; and

(f) performing such other functions as requested by the JDC or, if applicable, the JCC.

2.4. Other Committees.  The Parties may, by mutual agreement, form such other committees or working groups as may be necessary or desirable to facilitate the activities under each Collaboration Program, including the Development and Commercialization of the Licensed Products.

2.5. General Authority.  Each of the JDC, the JCC and the Alliance Managers shall have solely the powers expressly assigned to them in this Article 2 and elsewhere in this Agreement.  None of the JDC, the JCC, any other committee or working group or any Alliance Manager shall have any power to amend, modify or waive compliance with or determine the other Party’s compliance with or breach of this Agreement.  In conducting themselves on the JDC, the JCC or any other committees or working groups and as Alliance Managers, and in exercising their rights under this Article 2, all representatives of both Parties shall consider diligently, reasonably and in good faith all input received from the other Party, and shall use reasonable efforts to reach unanimity, where required, on all matters before them.

3. INITIAL LICENSED PROGRAMS.

3.1. Control of Development.  The Parties will conduct all Development activities for each Initial Licensed Program in accordance with the applicable Development Plan for such Initial Licensed Program and this Section 3.1.  The initial Development Plans for each Initial Licensed Program are attached hereto as Exhibit A-1 and Exhibit A-2, respectively.  There shall be no Development Plan (or corresponding Development Budget) for any Initial Licensed Program for which (a) AGTC is no longer conducting any Development activities and (b) AGTC has not exercised the Cost Share Option.  At such time as there is no Development Plan for an Initial Licensed Program, (i) Biogen may conduct Development activities for such Initial Licensed Program in its sole discretion, subject to Section 3.3.1 and (ii) Biogen shall comply with the ongoing reporting obligations set forth in Section 10.1.2.

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3.1.1. Development of the XLRS Product.  Subject to Section 3.1.3, AGTC will have primary responsibility for Development of the XLRS Product until Regulatory Approval in the United States in accordance with the XLRS Development Plan.  AGTC shall promptly notify Biogen when the XLRS Product receives Regulatory Approval in the United States.  Thereafter, Biogen will have sole responsibility for the Development of the XLRS Product.

3.1.2. Development of the XLRP Product.  Subject to Section 3.1.3, AGTC will have primary responsibility for Development of the XLRP Product until FIH Trial Completion for the XLRP Product in accordance with the XLRP Development Plan.  AGTC shall promptly notify Biogen when the XLRP Product achieves FIH Trial Completion.  Within thirty (30) days of FIH Trial Completion, AGTC shall provide to Biogen all Program Data from the XLRP Program that is not already in Biogen’s possession, and, within thirty (30) days of Biogen’s receipt of such Program Data, Biogen shall notify AGTC as to whether it elects to have primary responsibility for the Development of the XLRP Product.  In the event that (a) Biogen elects not to have primary responsibility for Development of the XLRP Product, or (b) Biogen does not notify AGTC of its election within such thirty (30) day period, then AGTC shall continue to use Commercially Reasonable Efforts to Develop the XLRP Product in accordance with the XLRP Development Plan until the XLRP Product receives Regulatory Approval in the United States, after which Biogen will have primary responsibility for the Development of the XLRP Product, provided that, if Biogen notifies AGTC prior to the receipt of a first Regulatory Approval in the United States for the XLRP Product that Biogen desires to take over Development activities for the XLRP Product, AGTC shall transfer such Development activities to Biogen in a manner and on a timeline reasonably determined by Biogen as sufficient to allow for an orderly transition of such activities.

3.1.3. Biogen Step-In Rights.  Biogen shall have the right, but not the obligation, to take over (a) all of AGTC’s unfinished Development activities under any Development Plan for an Initial Licensed Product with [***] written notice to AGTC upon occurrence of any of the events listed on Schedule 3.1.3.  In the event that Biogen properly exercises its right to take over any of AGTC’s Development activities under any Development Plan pursuant to this Section 3.1.3, AGTC shall have no further obligation to conduct such Development activities; provided, however, that AGTC shall, at Biogen’s request, be obligated to continue conducting any ongoing Clinical Trial under such Development Plan through the completion of such Clinical Trial.  AGTC shall transfer any such Development activities to Biogen in a manner and on a timeline to reasonably allow for an orderly transition of such activities.  Within forty-five (45)  days of the end of any Calendar Quarter in which Biogen has incurred Development Costs in the course of performing Development activities in accordance with any Development Plan under this Section 3.1.3, solely to the extent such Development activities are Pre-Funded Activities or the Parties are otherwise sharing the Development Costs for such Development activities under Section 3.2.2(a)(iii), Biogen shall provide to AGTC a reasonably detailed invoice of all or such portion of such Development Costs (which shall include a determination of Biogen’s internal costs) that is the responsibility of AGTC pursuant to Section 3.2, and AGTC shall make non-creditable, non-refundable quarterly payments in accordance with the applicable Development Budget to reimburse Biogen for any undisputed Development Costs payable by AGTC for such Development activities within forty-five (45) days of receipt of such invoice from Biogen.  In the event that Biogen exercises its step-in rights with respect to an Initial Licensed Program under this Section 3.1.3 and the JDC determines that it is necessary to conduct any activities not set forth in the Development Plan for such Initial Licensed Program in order to complete the Pre-Funded Activities set forth in such Development Plan (e.g., repeating a study or performing back-up work on the applicable Initial Licensed Product), but in any event, excluding an Additional Clinical Trial (such activities, the “Additional Biogen Activities”), then the Parties shall share the Development Costs associated with the Additional Biogen Activities equally in accordance with Section 3.2.2(a)(iii) and thereafter the division of decision-making authority set forth in Section 2.1.4(a)(iv) shall apply, as applicable, with respect to any decisions regarding Development activities for such Initial Licensed Program.

3.2. Development Costs.  The initial Development Budget for each Initial Licensed Program is set forth in the initial Development Plans attached hereto as Exhibit A-1 and Exhibit A-2, respectively.  Any Development Budget may be amended or modified only by the JDC in accordance with the terms of this Agreement.

3.2.1. General.  Subject to the provisions of Section 3.2.2(a), AGTC shall be solely responsible for the payment of all Development Costs associated with the Pre-Funded Activities conducted by either Party for each Initial Licensed Program in accordance with the applicable Development Plan.  It is the intention of the Parties that the applicable portion of the R&D Pre-Funding paid by Biogen to AGTC in accordance with Section 6.1 will cover all Development Costs associated with the Pre-Funded Activities as set forth in the applicable initial Development Budget.  Subject to the provisions of Section 3.2.2(b), Section 3.2.2(c) and Section 3.2.2(d), if AGTC has exercised the Milestone/Royalty Option with respect to an Initial Licensed Program, Biogen shall thereafter be solely responsible for all Development Costs for such Initial Licensed Program.  Within three (3) Business Days after the end of any Calendar Quarter in which AGTC has incurred Development Costs in the

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course of performing Pre-Funded Activities or Post-Funding Development Activities in accordance with any Development Plan, AGTC shall provide to Biogen (a) a statement of actual Development Costs incurred for the first two (2) months of such Calendar Quarter (which shall include a determination of AGTC’s internal costs based on the R&D FTE Rate) and (b) a reasonable estimate of Development Costs incurred in the third month of such Calendar Quarter (which shall include an estimate of AGTC’s internal costs based on the R&D FTE Rate).  Within thirty (30) days of the end of any such Calendar Quarter, AGTC shall provide to Biogen a final report of such Development Costs and, with respect to Development Costs incurred in the course of performing Post-Funding Development Activities, a reasonably detailed invoice of such Development Costs (which shall include a determination of AGTC’s internal costs based on the R&D FTE Rate), and Biogen shall make non-creditable, non-refundable quarterly payments in accordance with the applicable Development Budget to reimburse AGTC for any undisputed Development Costs incurred in the course of performing Post-Funding Development Activities within forty-five (45) days of receipt such invoice from AGTC, provided that, if AGTC has exercised the Cost Share Option with respect to any Initial Licensed Product, AGTC and Biogen shall share responsibility for such Development Costs with respect to the Licensed Program for such Initial Licensed Product in accordance with Section 6.3.

3.2.2. Budget Overages.

(a) Pre-Funded Activities.  For either of the Initial Licensed Programs, if the Development Costs incurred in conducting any Pre-Funded Activity (including, for the avoidance of doubt, reasonable costs incurred by Biogen in conducting Pre-Funded Activities after exercising its step-in rights as set forth in Section 3.1.3) exceed the budgeted amount for such Pre-Funded Activity as set forth in the applicable Development Budget, then AGTC shall be solely responsible for all such Development Costs in excess of such budgeted amount, provided that, to the extent such excess Development Costs are caused by the recklessness, negligence or intentional misconduct of Biogen or its Affiliates or their respective Sublicensees or Subcontractors, then Biogen shall be solely responsible for such Development Costs.  Notwithstanding the foregoing, except to the extent such excess Development Costs are caused by the recklessness, negligence or intentional misconduct of Biogen or its Affiliates or their respective Sublicensees or Subcontractors, in which case Biogen shall be solely responsible for such Development Costs, the following rules shall apply:

(i) If, prior to the completion of the Pre-Funded Activities for an Initial Licensed Program, the JDC amends the Development Plan for such Initial Licensed Program to include additional Development activities or change the scope of any existing Pre-Funded Activities or if a Regulatory Authority requires such additional Development activities or change in scope, and such amendment requires an increase in Development Costs as set forth in the corresponding amended Development Budget, then AGTC and Biogen shall share such increased Development Costs equally, provided that AGTC shall bear [***] and Biogen shall bear [***] of any Development Costs associated with conducting (A) a toxicology study with respect to the XLRS Product at a higher dosage than prior studies or (B) an additional arm in the FIH Trial for the XLRS Product, in each case if determined by Biogen to be conducted pursuant to Section 2.1.4(a)(iii); and provided, further, that with respect to any other change to the FIH Trial for the XLRS Product, if a Party exercises its final decision-making authority under Section 2.1.4(a)(ii) with respect to such change, such Party shall bear [***] and the other Party shall bear [***] of the Development Costs associated with such change.

(ii) Biogen shall bear [***] of such increased Development Costs to the extent arising directly from the use in the XLRP Program of any AGTC Technology conceived, discovered, invented, created, made or reduced to practice or tangible medium outside of a Collaboration Program or any Technology Controlled by Biogen under Section 2.1.2(b)(vi), solely to the extent that Biogen has exercised its final decision-making authority under clause (B) of Section 2.1.4(a)(i) with respect to such use (unless and to the extent that such increased Development Costs arise directly from the use in an Initial Licensed Program of any Third Party IP Rights within the AGTC Technology or the Technology Controlled by Biogen under Section 2.1.2(b)(vi), where AGTC has violated any of the representations and warranties set forth in Section 15.2.13 or Section 15.2.14 with respect to such Third Party IP Rights, in which case AGTC shall bear [***] of such increased Development Costs).

(iii) If, prior to the completion of the Pre-Funded Activities for an Initial Licensed Program, Biogen exercises its step-in rights under Section 3.1.3 with respect to such Initial Licensed Program and the JDC or a Regulatory Authority determines that it is necessary to conduct any Additional Biogen

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Activities in order to obtain Regulatory Approval for the applicable Initial Licensed Product, then, solely to the extent such Additional Biogen Activities are not Pre-Funded Activities set forth in the initial Development Plan for such Initial Licensed Program, AGTC and Biogen shall share equally the Development Costs associated with such Additional Biogen Activities.  For the avoidance of doubt, the provisions of this Section 3.2.2(a)(iii) shall apply in the case of either (a) AGTC’s election of the Milestone/Royalty Option under Section 6.2.2 for such Initial Licensed Program or (b) AGTC’s election of the Cost Share Option under Section 6.2.2 for such Initial Licensed Program.

(b) Post-Funding Development Activities.

(i) If the Development Costs for Post-Funding Development Activities for the XLRS Program exceed the Development Costs budgeted for Post-Funding Development Activities for the XLRS Program as set forth in the Development Budget for the Initial Licensed Program attached hereto as part of Exhibit A-1 as of the Effective Date, then (i) if AGTC has exercised the Milestone/Royalty Option for the XLRS Program, then, (A) with respect to the Development Costs up to [***] or less of the budgeted amount, Biogen shall bear [***] of such excess Development Costs and (B) with respect to the Development Costs greater than [***] of the budgeted amount, AGTC shall bear [***] and Biogen shall bear [***] of such excess Development Costs, in accordance with the processes developed by the JDC in accordance with Section 2.1.2(b)(iv), and (ii) if AGTC has exercised the Cost Share Option for the XLRS Program, then the Parties shall equally share any Development Costs that exceed the budgeted amount in accordance with Section 6.3.

(ii) If the Development Costs for Post-Funding Development Activities for the XLRP Program prior to the Pivotal Trial exceed the Development Costs budgeted for Post-Funding Development Activities for the XLRP Program as set forth in the Development Budget for the XLRP Program attached hereto as part of Exhibit A-2 as of the Effective Date, then (i) if AGTC has exercised the Milestone/Royalty Option for XLRP Program, then, (A) with respect to the Development Costs up to [***] or less of the budgeted amount, Biogen shall bear [***] of such excess Development Costs and (B) with respect to the Development Costs greater than [***] of the budgeted amount, AGTC shall bear[***] and Biogen shall bear [***] of such excess Development Costs, in accordance with the processes developed by the JDC in accordance with Section 2.1.2(b)(iv), and (ii) if AGTC has exercised the Cost Share Option for XLRP Program, then the Parties shall equally share any Development Costs that exceed the budgeted amount in accordance with Section 6.3.  Notwithstanding the foregoing, if the Development Costs for the Pivotal Trial and related or subsequent Post-Funding Development Activities (including any extension studies) for the XLRP Product exceed the Development Costs for such Pivotal Trial and related Post-Funding Development Activities as set forth in the Development Budget for the XLRP Program attached hereto as part of Exhibit A-2 as of the Effective Date, then (x) if AGTC has exercised the Milestone/Royalty Option for the XLRP Program, Biogen shall bear [***] of such excess Development Costs and (y) if AGTC has exercised the Cost Share Option for the XLRP Program, the Parties shall equally share such excess Development Costs in accordance with Section 6.3.

(c) Additional Clinical Trials.  If, following the completion of the Pre-Funded Activities for an Initial Licensed Program, the JDC or any Regulatory Authority determines that it is necessary, in order to obtain Regulatory Approval of an Initial Licensed Product under such Initial Licensed Program, to re-perform or conduct any additional Clinical Trial prior to a Pivotal Trial with respect to such Initial Licensed Product (each, an “Additional Clinical Trial”), then the Development Budget for such Initial Licensed Product shall be modified to include the Development Costs of the Additional Clinical Trial and, if AGTC has exercised the Milestone/Royalty Option with respect to such Initial Licensed Program, AGTC shall share such Development Costs equally with Biogen unless, in such event, AGTC notifies Biogen prior to any such Development Costs being incurred that it elects to not share such Development Costs equally, in which case, AGTC shall not be required to share any such Development Costs with Biogen, and such election shall have the effect described in the final paragraph of Section 6.4.1. For clarity, if AGTC has exercised the Cost Share Option with respect to such Initial Licensed Program, the Parties shall share any Development Costs under this Section 3.2.2(c) in accordance with the provisions of Section 6.3.

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(d) Other Activities.  Notwithstanding anything to the contrary, in the event that AGTC conducts any activities with respect to any Initial Licensed Program that are not in accordance with a Development Plan for such Initial Licensed Program and incurs excess Development Costs in connection therewith, Biogen shall have no obligation to reimburse AGTC for any such excess Development Costs.

3.2.3. Excess R&D Pre-Funding.  If any Initial Licensed Program is terminated prior to completion of all Pre-Funded Activities for such Initial Licensed Program, then any R&D Pre-Funding for Pre-Funded Activities under such Initial Licensed Program that have not yet been undertaken shall be allocated toward Development Costs payable by Biogen for other Collaboration Programs. [***]

3.3. Development Diligence.

3.3.1. Diligence Obligations.

(a) AGTC will use Commercially Reasonable Efforts to carry out the Development activities allocated to it under Section 3.1 and the Development Plan for each Initial Licensed Program.  Without limiting the foregoing, AGTC shall, in particular, use Commercially Reasonable Efforts to (i) conduct the Pre-Funded Activities and the Post-Funding Development Activities assigned to AGTC under the XLRS Development Plan and to Develop the XLRS Product through Regulatory Approval in the United States in accordance with the XLRS Development Plan and (ii) conduct the Pre-Funded Activities and the Post-Funding Development Activities assigned to AGTC under the XLRP Development Plan and to Develop the XLRP Product through FIH Trial Completion in accordance with the XLRP Development Plan.

(b) To the extent that such activities are the responsibility of Biogen in accordance with this Agreement, Biogen will use Commercially Reasonable Efforts to develop and seek Regulatory Approval for at least (1) one XLRS Product and (2) one XLRP Product, in each case, in the Major Market Countries.

3.3.2. Exceptions to Diligence Obligations.  Notwithstanding any provision of this Agreement to the contrary, the Party obligated to meet diligence requirements (the “Obligated Party”) will be relieved from and will have no obligation to undertake any efforts described in Section 3.3.1 with respect to the Development of any Initial Licensed Product in the event that:

(a) either Party receives or generates any safety, tolerability or other data reasonably indicating, as measured by the Obligated Party’s safety and efficacy evaluation criteria and methodology, that an Initial Licensed Product is not reasonably suitable, for safety reasons, for initiation or continuation of Clinical Trials in humans; or

(b) the other Party materially breaches any of its Development or other obligations under the Development Plans or this Agreement and such breach impairs or limits the Obligated Party’s ability to perform its Development activities under this Agreement; provided that, in such event, the Obligated Party shall only be relieved of such obligations to the extent and for so long as the other Party’s breach so impairs or limits the Obligated Party’s ability to perform its Development activities under this Agreement.

3.4. Subcontractors.  Each Party may engage consultants, subcontractors, or other vendors (each, a “Subcontractor”) to perform any work under the Initial Licensed Programs; provided that, with respect to any Subcontractor of AGTC that has not previously been engaged by AGTC within the two (2) years prior to such proposed engagement, all such engagements by AGTC and any contracts related to such engagements shall be subject to the prior written approval of Biogen, such approval not to be unreasonably withheld; and provided, further, that in the event AGTC elects to engage a Subcontractor to provide any service for which Biogen possesses internal capabilities to perform such service, at a cost equal to or less than such Subcontractor and on substantially similar terms (including capability and timing), AGTC shall notify Biogen and Biogen shall determine whether Biogen, at AGTC’s sole expense subject to cost sharing provisions included in Section 3.2.2 and Section 6.3, to the extent set forth in the applicable Development Budget, will provide such service to AGTC in accordance with the applicable Development Plan.  Biogen shall reasonably consult with AGTC with respect to the engagement of Subcontractors but shall be permitted to engage Subcontractors without prior approval of AGTC.  Each contract between a Party and a Subcontractor shall be consistent with the provisions of this Agreement and shall include provisions, including intellectual property provisions, adequate for the other Party to avail itself of the licenses granted hereunder as though such Party had performed the contracted work, and AGTC shall, unless otherwise agreed to by Biogen, ensure that all contracts entered into between AGTC and Subcontractors to perform Manufacturing activities include a

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provision allowing AGTC to freely assign such contract to Biogen at no cost to either Party.  Each Party shall be responsible for the effective and timely management of and payment of its Subcontractors.  The engagement of any Subcontractor in compliance with this Section 3.4 shall not relieve the applicable Party of its obligations under this Agreement or any Development Plan.  Each Party shall be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.  To the extent AGTC engages any Subcontractor to perform any Manufacturing activities, AGTC shall notify Biogen of proposed substantive interactions with any such Subcontractors material to a Initial Licensed Program and shall use reasonable efforts to allow Biogen to participate in any such interactions primarily related to an Initial Licensed Program if Biogen requests such involvement, at Biogen’s cost and expense, provided that such reasonable efforts and such participation do not cause undue delay to any Initial Licensed Program.

3.5. Conduct.  Each Party shall, and shall require its Affiliates and Subcontractors to, comply with all applicable Laws in their conduct of the Development activities with respect to the Initial Licensed Programs, including where appropriate cGMP, GCP and GLP (or similar standards) for the performance of laboratory activities.

4. DISCOVERY PROGRAMS.

4.1. General.  During the Research Period, each Party will conduct research and Development activities with respect to each Discovery Program in accordance with the applicable Discovery Program Development Plan and the terms and conditions of this Agreement.  There shall be no Development Plan (or corresponding Development Budget) for any Discovery Program after the Research Period for such Discovery Program.  At such time as there is no Development Plan for a Discovery Program, if Biogen has exercised the Option for such Discovery Program pursuant to the terms of Section 4.7, (i) Biogen may conduct Development activities for such Discovery Program in its sole discretion, subject to Section 4.3.1 and (ii) Biogen shall comply with the ongoing reporting obligations set forth in Section 10.1.2.

4.2. Discovery Program License Grants.

4.2.1. Subject to the terms and conditions of this Agreement, during the Research Period for a Discovery Program, AGTC, on behalf of itself and is Affiliates, hereby grants to Biogen an exclusive, royalty-free, fully paid-up license (exclusive even as to AGTC and its Affiliates except to the extent necessary for AGTC to perform its obligations under this Agreement) under the (a) Know-How that (i) AGTC or its Affiliates Control as of the Effective Date or that comes into the Control of AGTC or its Affiliates during such Research Period, (ii) relates to one or more product candidates under such Discovery Program or the Development of any of the foregoing and (iii) is necessary or useful for Biogen to perform Biogen’s obligations under this Agreement in accordance with the applicable Discovery Program Development Plan for such Discovery Program, (b) any Patent Right that (i) AGTC Controls as of the Effective Date or that comes into the Control of AGTC during such Research Period and (ii) claims or discloses any Know-How described in clause (a) of this Section 4.2.1, (c) AGTC’s interest in the Joint Technology and (d) the Materials transferred hereunder, in each case ((a) through (d)), solely to Develop, have Developed, Manufacture and have Manufactured product candidates under such Discovery Program in the Field in the Territory pursuant to the applicable Discovery Program Development Plan for such Discovery Program.  Schedule 4.2.1 sets forth the Patent Rights licensed to Biogen under this Section 4.2.1 with respect to each Discovery Program as of the Execution Date, and shall be updated by the Patent Representatives in accordance with Section 13.3.1(a) to include any additional Patent Rights licensed to Biogen under this Section 4.2.1 with respect to each Discovery Program during the Research Period for such Discovery Program.

4.2.2. Subject to the terms and conditions of this Agreement, during the Research Period for a Discovery Program, Biogen, on behalf of itself and its Affiliates, hereby grants to AGTC a non-exclusive, royalty-free, fully paid-up license, under (a) any Know-How that (i) (x) is conceived, discovered, invented, created, made or reduced to practice or tangible medium by Biogen, any of its Affiliates or any of their respective employees, agents or independent contractors in the performance of Biogen’s activities under this Agreement, (y) relates to one or more product candidates under such Discovery Program or the Development of any of the foregoing and (z) is necessary or useful for AGTC to perform AGTC’s obligations under this Agreement in accordance with any Discovery Program Development Plan or (ii) is not Know-How defined in the foregoing subsection (i) and is Controlled by Biogen as of the Execution Date or otherwise comes into the Control of Biogen during the Term and that Biogen designates, in its sole discretion, under a Discovery Program Development Plan for use in Pre-Funded Discovery Activities thereunder, (b) any Patent Right, other than a Joint Patent Right, that (i) Biogen Controls as of the Effective Date or that comes into the Control of Biogen during such Research Period and (ii) claims or discloses any Know-How described in clause (a) of this Section 4.2.2 and (c) Biogen’s interest in the Joint Technology, in each case solely

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to Develop, have Developed, Manufacture and have Manufactured product candidates under such Discovery Program in the Field in the Territory pursuant to the applicable Discovery Program Development Plan for such Discovery Program.

4.2.3. Subject to the restrictions set forth on Schedule 5.2, each Party shall have the right to grant sublicenses of any and all rights granted to such Party by the other Party under Section 4.2.1 or 4.2.2, as applicable, to one or more of its Affiliates and to one or more Third Parties solely to the extent such Affiliate or Subcontractor requires such a sublicense to carry out activities consistent with the Discovery Program Development Plan.  Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement and shall require such Sublicensee(s) to comply with all applicable terms of this Agreement.

4.3. Diligence.

4.3.1. Diligence Obligations.

(a) During the Research Period for each Discovery Program that is not a Terminated Discovery Program, each Party shall use Commercially Reasonable Efforts to conduct the Pre-Funded Discovery Activities for such Discovery Program as set forth in the applicable Discovery Program Development Plan through Clinical Candidate Designation.

(b) With respect to any Discovery Program for which Biogen has exercised the Option in accordance with Section 4.7, Biogen will use Commercially Reasonable Efforts to develop and seek Regulatory Approval for at least one Discovery Product for such Discovery Program in the Major Market Countries.

4.3.2. Exceptions to Diligence Obligations.  Notwithstanding any provision of this Agreement to the contrary, the Obligated Party will be relieved from and will have no obligation to undertake any efforts under Section 4.3.1 with respect to the Development of any Discovery Product in the event that:

(a) either Party receives or generates any safety, tolerability or other data reasonably indicating, as measured by the Obligated Party’s safety and efficacy evaluation criteria and methodology, that a Discovery Product is not reasonably suitable, for safety reasons, for initiation or continuation of Clinical Trials in humans; or

(b) the other Party materially breaches any of its Development or other obligations under the Development Plans or this Agreement and such breach impairs or limits the Obligated Party’s ability to perform its Development activities under this Agreement; provided that, in such event, the Obligated Party shall only be relieved of such obligations to the extent and for so long as the other Party’s breach so impairs or limits the Obligated Party’s ability to perform its Development activities under this Agreement.

4.4. Substitution of Discovery Programs.

4.4.1. As of the Effective Date, the Discovery Programs are comprised of the [***] Discovery Program, the [***] Discovery Program and the [***].  With respect to any Discovery Program (or in the case the [***] Discovery Program is substituted under Section 4.4.4, the Non-Ophthalmology Discovery Program), at any time until the earliest of (i) the Option Exercise Date for such Discovery Program, (ii) the end of the Option Exercise Period for such Discovery Program or (iii) [***] from the Effective Date, Biogen may decide to terminate such Discovery Program and to designate an alternative program as a Discovery Program under this Agreement (such alternative program, a “Substitute Discovery Program”), under the following conditions: (a) neither Biogen, nor its Affiliates nor their respective sublicensees is engaged in researching, Developing or Commercializing an AAV Product directed to the gene target that is the subject of such Substitute Discovery Program, (b) Biogen shall have the right to deliver a Substitution Notice and invoke the process set forth in Section 4.4.2 for any reason during the period starting on the Effective Date and ending [***] thereafter, provided that Biogen may only make such request once in any [***], (c) Biogen shall have the right to deliver a Substitution Notice and invoke the process set forth in Section 4.4.2 at any time upon failure of a Discovery Program, as mutually determined by the Parties, even if Biogen has previously delivered a Substitution Notice during the same twelve month period and (d) Biogen may designate a Substitute Discovery Program no more than twice in accordance with this Section 4.4.

4.4.2. In the event Biogen wishes to designate a Substitute Discovery Program, Biogen shall notify AGTC of such desire, identifying the Discovery Program to be terminated (the “Terminated Discovery Program”) and the corresponding

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products that are generated by or is the subject of such Discovery Program to be terminated (the “Terminated Discovery Products”), and listing indications or gene targets which Biogen is interested in pursuing (the “Substitution Notice”).  Within thirty (30) days of receiving such Substitution Notice from Biogen, AGTC shall deliver to Biogen a notice (the “Available Program Notice”) including (a) a list of (i) all then-current [***] Programs in research or development other than an Abandoned Program, and (ii) in AGTC’s sole discretion, any other program that AGTC is researching or developing which AGTC desires to research or develop with Biogen as a Discovery Program, and (b) an annotated list identifying those indications or gene targets included in the Substitution Notice [***] (such programs included in clauses (a) and (b), the “Available Programs”) and shall provide Biogen, at Biogen’s request, any information in AGTC’s possession regarding any such Available Program sufficient in AGTC’s reasonable determination to allow Biogen to determine whether it wishes to designate any Available Program as a Substitute Discovery Program. Biogen shall, within thirty (30) days following receipt of the Available Program Notice, designate any one Available Program as a Substitute Discovery Program (the “Designation Notice”).  Effective as of the date of the Designation Notice, the Terminated Discovery Program shall immediately cease to be a Discovery Program hereunder and the program identified in the Designation Notice shall be a Substitute Discovery Program (the “Discovery Program Substitution Date”).  On the Discovery Program Substitution Date, subject to Section 4.5, the terms and conditions of this Agreement applicable to Discovery Programs shall become effective with respect to such Substitute Discovery Program.  The JDC shall within fifteen (15) days after the Discovery Program Substitution Date discuss in good faith and determine whether the Substitute Discovery Program shall be subject to the milestones set forth in Category A, Category B or Category C of Section 6.5.2, which may or may not be the same category of milestones as the Terminated Discovery Program.

4.4.3. Provided that Biogen has not designated a Substitute Discovery Program more than twice in accordance with this Section 4.4, with respect to a Terminated Discovery Program, for a period of [***] months following the date of the Substitution Notice, AGTC shall notify Biogen if it decides to continue, either itself or through an Affiliate or Third Party, to Develop products under a Terminated Discovery Program due to a discovery regarding such Terminated Discovery Program.  If Biogen wishes to reinstate such Terminated Discovery Program as a Discovery Program, subject to the terms and conditions of this Agreement that applied to such Terminated Discovery Program before the applicable substitution designation was made for such Terminated Discovery Product, then Biogen shall notify AGTC of such desire within thirty (30) days after receipt of such notice of continued development from AGTC. If Biogen notifies AGTC that it does not wish to reinstate such Terminated Discovery Program or if Biogen does not respond to such notice of continued development from AGTC within such thirty (30) day period, such Terminated Discovery Program shall be deemed to be an Abandoned Program and AGTC shall be free to develop products under a Terminated Discovery Program, whether or not through an Affiliate or Third Party.  Until such time that such Terminated Discovery Program becomes an Abandoned Program, AGTC shall not extend to any Third Party a right or license that would preclude AGTC from granting to Biogen the license set forth in Section 4.2.1 for such Terminated Discovery Program.  For clarity, Biogen may have more than three (3) total Discovery Programs as a result of the provisions of this Section 4.4.3.

4.4.4. Notwithstanding the foregoing, the Parties acknowledge and agree that the viability of the [***] Discovery Program may be dependent upon certain factors, including the access to certain Third Party Technology.  The Parties intend to make inquiries regarding such Third Party Technology to determine whether a license to such Third Party Technology would be necessary or useful in order to conduct the [***] Discovery Program.  If, following such inquiries, Biogen determines that it does not wish to continue the [***] Discovery Program, the Parties may agree to substitute an alternate non-ophthalmology program for the [***] Discovery Program, without triggering the formal substitution process set forth in this Section 4.4, but subject to criteria of availability of such program as set forth in this Section 4.4.  Biogen shall use reasonable efforts to make such determination during the three (3) month period following the Execution Date, such determination period not to exceed four (4) months or as mutually agreed between the Parties (such alternate non-ophthalmology program, the “Non-Ophthalmology Discovery Program”). In the event of any disagreement between the Parties regarding the substitution of an alternate program, Biogen shall have the final decision-making authority with respect to whether or not the [***] Discovery Program will be substituted, but not, for purposes of clarity, whether a substituted program is an Available Program.  For clarity, designation of the Non-Ophthalmology Discovery Program shall not count toward Biogen’s two (2) opportunities to designate a Substitute Discovery Program under clause (d) of Section 4.4.1.

4.5. Discovery Program Development Plans.  For each Discovery Program other than a Substitute Discovery Program, the initial research and Development activities to be conducted by AGTC with respect to such Discovery Program shall be set forth in the initial Discovery Program Development Plan for such Discovery Program.  The initial [***] Discovery Program Development Plan is attached hereto as Exhibit A-3, and the initial [***] Discovery Program Development Plan is attached hereto as Exhibit A-4.  The JDC shall discuss, prepare and approve the initial [***] in accordance with Section 2.1.2(b)(ii) within three (3) months of the Parties’

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mutual agreement on the gene targets for the [***] in accordance with Section 1.104.  Upon such approval by the JDC, the initial [***] Development Plan shall be attached hereto as Exhibit A-5 and the initial [***] Development Plan shall be attached hereto as Exhibit A-6.  With respect to the Non-Ophthalmology Discovery Program, if applicable, promptly following the date such Non-Ophthalmology Discovery Program is designated under Section 4.4.4, the JDC shall discuss in good faith and mutually agree upon a Discovery Program Development Plan for such Non-Ophthalmology Discovery Program covering Development activities through Clinical Candidate Designation for such Non-Ophthalmology Discovery Program, which Discovery Program Development Plan shall be attached as Exhibit A-7 hereto. With respect to any Substitute Discovery Program, promptly following the Discovery Program Substitution Date, the JDC shall discuss in good faith and mutually agree upon a Discovery Program Development Plan for such Substitute Discovery Program covering Development activities through Clinical Candidate Designation for such Substitute Discovery Program, which Discovery Program Development Plan shall be attached as Exhibit A-8 (or Exhibit A-9, if applicable) hereto.  If the Parties are unable to agree on a Discovery Program Development Plan for any Substitute Discovery Program within thirty (30) days of Biogen’s selection of such Substitute Discovery Program, then Biogen shall have final decision-making authority to determine the remaining activities for which agreement has not been reached under such Discovery Program Development Plan, subject to the provisions of Section 4.6.  The JDC shall review and update the Discovery Program Development Plans and related Development Budgets on a quarterly basis, or more often as necessary.

4.6. Development Costs.

4.6.1. R&D Pre-Funding.  Subject to the provisions of Section 4.6.3, AGTC shall be solely responsible for the payment of all Development Costs associated with AGTC’s Pre-Funded Discovery Activities through Clinical Candidate Designation for each of the [***] Discovery Program, the [***] Discovery Program (or the Non-Ophthalmology Discovery Program, if applicable), and the [***] in accordance with the applicable Discovery Program Development Plan.  It is the intention of the Parties that the applicable portion of the [***] will cover all Development Costs associated with the Pre-Funded Discovery Activities through Clinical Candidate Designation under the Discovery Program Development Plan for each of the [***] Discovery Program, the [***] Discovery Program (or the Non-Ophthalmology Discovery Program, if applicable) or the [***] as set forth in the applicable Development Budget, but, for clarity, if such R&D Pre-Funding does not fully cover such Development Costs, [***] will, subject to Section 4.6.2 with respect to Substitute Discovery Programs and Section 4.6.3, be responsible for all such Development Costs required under each Discovery Program.  Within three (3) Business Days after the end of any Calendar Quarter in which [***] has incurred Development Costs in the course of performing Pre-Funded Activities in accordance with any Discovery Program Development Plan, [***] shall provide to [***] (a) a statement of actual Development Costs incurred [***] (which shall include a determination of [***] internal costs based on the R&D FTE Rate) and (b) a reasonable estimate of Development Costs incurred [***] (which shall include an estimate of AGTC’s internal costs based on the R&D FTE Rate) and, within thirty (30) days of the end of any such Calendar Quarter, [***] shall provide to Biogen a final report of such Development Costs.

4.6.2. Development Costs for Substitute Discovery Programs.  Within sixty (60) days of the Discovery Program Substitution Date, AGTC shall, if applicable, notify Biogen in writing of the aggregate Development Costs incurred by AGTC in conducting the Pre-Funded Discovery Activities to date under the Discovery Program Development Plan for the Terminated Discovery Program, and shall provide Biogen with copies of records necessary to verify the foregoing.  In the event that the aggregate Development Costs incurred by AGTC in conducting such activities, if any, were less than the total amount of R&D Pre-Funding budgeted for such Discovery Program, then the remainder of the R&D Pre-Funding budgeted for such Discovery Program shall be used to fund the Development Costs associated with the Pre-Funded Discovery Activities of AGTC under the Discovery Program Development Plan for the applicable Substitute Discovery Program.  In addition, any excess R&D Pre-Funding under Section 3.2.3 or Section 4.6.4 for a terminated Collaboration Program shall also be used to fund such Development Costs, to the extent necessary.  Biogen shall be responsible for any Development Costs associated with the Pre-Funded Discovery Activities of AGTC under the Discovery Program Development Plan for the applicable Substitute Discovery Program as set forth in the applicable Development Budget, to the extent not covered by such remainder of the R&D Pre-Funding from the Terminated Discovery Program or any such other terminated Collaboration Program.  Any amounts owed to AGTC by Biogen under this Section 4.6.2 shall be paid by Biogen to AGTC within forty-five (45) days of receipt of an invoice from AGTC delivered within forty-five (45) days after the end of each Calendar Quarter that provides reasonable detail regarding such excess Development Costs.

4.6.3. Budget Overages.

(a) If, during the Research Period for any Discovery Program, any Development Costs incurred by AGTC in conducting any activity set forth in the applicable Discovery Program Development Plan for the [***] Discovery

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Program, the [***] Discovery Program (or the Non-Ophthalmology Discovery Program, if applicable), the [***], the [***] or a Substitute Discovery Program exceed the budgeted amount therefor as set forth in the applicable Development Plan, then [***] shall be solely responsible for all Development Costs in excess of the budgeted amount for such activity, provided that, to the extent such excess Development Costs are caused by the recklessness, negligence or intentional misconduct of [***] or its Affiliates or their respective Sublicensees or Subcontractors, [***] shall be solely responsible for such Development Costs.

(b) Notwithstanding the foregoing, if the JDC amends a Discovery Program Development Plan to include additional activities or change the scope of any existing activities or a Regulatory Authority requires that additional activities be performed or a change in scope, with respect to a Discovery Program, and such amendment requires an increase in Development Costs under the corresponding Development Budget, then [***] shall pay such increased Development Costs.

4.6.4. Excess R&D Pre-Funding.  If any Discovery Program is terminated prior to completion of all Pre-Funded Discovery Activities for such Discovery Program, then any R&D Pre-Funding for Pre-Funded Discovery Activities under such Discovery Program that have not yet been undertaken shall be allocated toward Development Costs payable by Biogen for other Collaboration Programs (including, as applicable, for any Substitute Discovery Program as set forth in Section 4.6.2).  [***]

4.7. Option Grant; Option Exercise.  With respect to each Discovery Program, AGTC hereby grants to Biogen an exclusive option during the Option Exercise Period for such Discovery Program to obtain an exclusive license under the AGTC Technology and AGTC’s interest in the Joint Technology to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, import, have imported, export and have exported Discovery Products on the terms set forth in Section 5.1 (the “Option”).  Within fifteen (15) days of Clinical Candidate Designation for any Discovery Program, AGTC shall notify Biogen of such Clinical Candidate Designation and shall provide Biogen with a Data Package for such Discovery Program.  If Biogen reasonably believes that the Data Package is incomplete, it may notify AGTC of any such deficiency, and AGTC will promptly provide to Biogen any additional information reasonably requested by Biogen, provided that no additional Development activities are required to provide such information. Biogen shall have the right to exercise the Option at any time within ninety (90) days of Biogen’s receipt of the Data Package, including any additional information reasonably requested by Biogen pursuant to the preceding sentence, for a Discovery Program (the “Option Exercise Period”), upon written notice to AGTC (the date that AGTC receives such notice, the “Option Exercise Date”).  Effective immediately upon payment of the Option Fee within sixty (60) days of the Option Exercise Date as set forth in Section 6.5.1, with respect to any Discovery Program for which Biogen has exercised an Option as set forth in this Section 4.7, (a) AGTC shall and hereby does grant to Biogen the license set forth in Section 5.1 with respect to the Discovery Products for such Discovery Program and (b) the Parties shall update Schedule 1.22-2 hereto to include those Patent Rights set forth on Schedule 4.2.1 with respect to the applicable Discovery Products and to reflect any additional AGTC Patent Rights existing as of the Option Exercise Date.  For clarity, upon exercise of the Option by Biogen, all terms and conditions of this Agreement applicable to Licensed Products shall become effective with respect to the applicable Discovery Products, provided that those terms and conditions of this Agreement specifically applicable to Initial Licensed Products (e.g., the Cost Share Option and the Co-Promotion Option) shall not apply to the applicable Discovery Products.  Notwithstanding anything to the contrary, in the event that the Parties mutually agree to incorporate [***] under the [***] into a single clinical candidate that achieves Clinical Candidate Designation, then, if Biogen desires to exercise the Option with respect to such clinical candidate, the Option Fee shall be payable only once for such clinical candidate, and such clinical candidate shall thereafter be deemed a “[***]”.

4.8. Subcontractors.  Each Party may engage Subcontractors to perform any work under the Discovery Programs; provided that, with respect to any Subcontractor of AGTC that has not previously been engaged by AGTC within the [***] prior to such proposed engagement, all such engagements by AGTC and any contracts related to such engagements shall be subject to the prior written approval of Biogen, such approval not to be unreasonably withheld; and provided, further, that in the event AGTC elects to engage a Subcontractor to provide any service for which Biogen possesses internal capabilities to perform such service at a cost equal to or less than such Subcontractor and on substantially similar terms (including capability and timing), AGTC shall notify Biogen and Biogen shall determine whether Biogen, at AGTC’s sole expense subject to cost sharing provisions included in Section 4.6.3, to the extent set forth in the applicable Development Budget, will provide such service to AGTC in accordance with the applicable Development Plan.  Biogen shall reasonably consult with AGTC with respect to the engagement of Subcontractors but shall be permitted to engage Subcontractors without prior approval of AGTC, at Biogen’s sole expense.  Each contract between a Party and a Subcontractor shall be consistent with the provisions of this Agreement and shall include provisions, including intellectual property provisions, adequate for the other Party to avail itself of the licenses granted hereunder as though such Party had performed the contracted work.  Each Party shall be responsible for the effective and timely management of and payment of its Subcontractors. The

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engagement of any Subcontractor in compliance with this Section 4.8 shall not relieve the applicable Party of its obligations under this Agreement or any Development Plan. Each Party shall be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.  To the extent AGTC engages any Subcontractor to perform any Manufacturing activities, AGTC shall notify Biogen of proposed substantive interactions with any such Subcontractors material to a Discovery Program and shall use reasonable efforts to allow Biogen to participate in any such interactions primarily related to a Discovery Program if Biogen requests such involvement, at Biogen’s sole cost and expense, provided that such reasonable efforts and such participation do not cause undue delay to any Discovery Program.

4.9. Conduct.  Each Party shall, and shall require its Affiliates and Subcontractors to, comply with all applicable Laws in their conduct of the Pre-Funded Discovery Activities with respect to the Discovery Programs, including where appropriate cGMP, GCP and GLP (or similar standards) for the performance of laboratory activities.

5. LICENSE GRANTS.

5.1. Exclusive License from AGTC to Biogen.  Subject to the terms and conditions of this Agreement and effective as of the Effective Date for the Initial Licensed Products and as of the Option Exercise Date for the applicable Discovery Product, AGTC, on behalf of itself and its Affiliates, hereby grants to Biogen an exclusive license (exclusive even as to AGTC and its Affiliates except to the extent necessary for AGTC to perform its obligations under this Agreement), with the right to grant sublicenses through multiple tiers pursuant to Section 5.2, under the AGTC Technology, AGTC’s interest in the Joint Technology and the Materials transferred hereunder, to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, import, have imported, export and have exported Licensed Products (which for purposes of clarity, consist of the Initial Licensed Products and Discovery Products for which Biogen has exercised an Option in accordance with Section 4.7) in the Field in the Territory.

5.2. Biogen Sublicensees.  Subject to the restrictions set forth on Schedule 5.2, Biogen shall have the right to grant sublicenses through multiple tiers to one or more of its Affiliates and to one or more Sublicensees of any and all rights granted to Biogen under this Agreement by AGTC, provided that in no event may Biogen grant a sublicense, and Biogen shall use reasonable efforts to ensure that none of its Affiliates or their respective Sublicensees grant a sublicense, of any of the rights licensed under Section 5.1 with respect to an Initial Licensed Product to any Person that is (i) Developing or Commercializing a product targeting the same gene as such Initial Licensed Product if, at the time that Biogen grants such sublicense, Biogen is Developing such Initial Licensed Product or (ii) Commercializing a product targeting the same gene as such Initial Licensed Product if, at the time that Biogen grants such sublicense, Biogen is Commercializing such Initial Licensed Product in each case of (i) or (ii), without AGTC’s prior written consent, which AGTC may give in its sole discretion.  Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. The engagement of any Sublicensee in compliance with this Section 5.2 shall not relieve Biogen of its obligations under this Agreement or any Development Plan.  Biogen shall remain responsible for actions or omissions of its Sublicensees and Biogen’s breaches under this Agreement that are caused by its Sublicensee’s breach of any sublicense agreement (or delay caused by such breach). Biogen shall provide a redacted copy of each sublicense to AGTC promptly following execution of such sublicense.

5.3. Non-Exclusive License from Biogen to AGTC.  Subject to the terms and conditions of this Agreement, during the Term, Biogen, on behalf of itself and its Affiliates, hereby grants to AGTC a non-exclusive, royalty-free, fully paid-up license in the Territory, with no right to grant sublicenses except as permitted to Subcontractors under Section 3.4 or Section 4.8, under the Biogen Technology and Biogen’s interest in the Joint Technology, solely to perform Development activities as set forth in the Development Plans.

5.4. Enabling Licenses.

5.4.1. Joint Technology. Subject to the terms and conditions of this Agreement, each Party, on behalf of itself and its Affiliates, hereby grants to the other Party a non-exclusive, worldwide, royalty-free, fully paid-up, irrevocable license, with the right to grant sublicenses through multiple tiers, under its interest in the Joint Technology (other than the Joint Improved Technology), to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, import, have imported, export and have exported products or processes, [***].

5.4.2. Enabling License from Biogen to AGTC.

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(a) Subject to the terms and conditions of this Agreement and effective as of the Effective Date, Biogen, on behalf of itself and its Affiliates, hereby grants to AGTC a non-exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses through multiple tiers, under the Biogen Platform Improvement Technology to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, import, have imported, export and have exported Gene Therapy Products.

(b) If any Gene Therapy Product sold by AGTC, its Affiliates or Sublicensees is Covered by a Valid Claim of a Biogen Platform Improvement Patent Right licensed to AGTC under this Section 5.4.2 in the country in which such Gene Therapy Product is made, used or sold, then on a country-by-country basis AGTC will pay to Biogen a royalty at a rate to be agreed upon by the Parties of up to [***] of net sales (as determined in accordance with Section 5.4.2(d) and calculated in accordance with Section 1.184, which definition of Net Sales shall apply mutatis mutandis to such calculation) of such Gene Therapy Product on a country-by-country and Gene Therapy Product-by-Gene Therapy Product basis, until the latest of (a) the expiration of the last to expire of any Valid Claim included in any Patent Right licensed to AGTC under this Section 5.4.2 in such country which Valid Claim Covers the manufacture, use, sale, offer for sale or importation of such Gene Therapy Product in such country, (b) [***].

(c) Such royalties shall be paid in accordance with the provisions of Section 6.7, which shall apply mutatis mutandis to payments made by AGTC pursuant to this Section 5.4.2, provided, however, that if AGTC licenses or has prior to the Effective Date licensed, intellectual property rights from one or more Third Parties, in either case, which intellectual property rights are necessary or useful to, and are actually used at any time to, exercise the license under Section 5.4.2(a), whether directly or through any AGTC Affiliate or Sublicensee, then any royalties otherwise payable to Biogen under Section 5.4.2(b) shall be reduced by [***] of the royalties paid to Third Parties pursuant to any such Third Party licenses arising out of and directly attributable and proportionately allocated to the exercise of the license under 5.4.2(a), provided that in no event shall any royalty payable to Biogen under this Section 5.4.2 be reduced to less than [***] (unless the royalty rate determined under Section 5.4.2(b) or Section 5.4.2(d) is less than [***], in which case no royalty reduction will apply); provided, however, that any amounts paid under such Third Party license that are not used to reduce a payment due hereunder as a result of the foregoing limitations may be carried over to reduce subsequent payments due under this Section 5.4.2.

(d) If the Parties are unable to agree upon the applicable royalty rate within thirty (30) days of the commencement of discussions regarding such royalty rate, then the Parties shall select a mutually agreed external neutral expert with significant and relevant experience to decide upon a commercially reasonable royalty rate of up to [***], which external neutral expert shall not have previously served as an employee of either Party or, within the two (2) years prior to the external neutral expert’s engagement by the Parties pursuant to this Section 5.4.2, as a consultant or third party expert for either Party.  The Parties shall cooperate with such external neutral expert to enable such external neutral expert to reach a decision as quickly as possible.  The decision of the external neutral expert shall be final, non-appealable and binding on the Parties.  Biogen and AGTC shall share equally the costs and fees of such external neutral expert regardless of the decision by the external neutral expert.

5.4.3. Enabling License from AGTC to Biogen.  Subject to the terms and conditions of this Agreement and effective as of the Effective Date, during the Term, AGTC, on behalf of itself and its Affiliates, hereby grants to Biogen a worldwide, royalty-free, perpetual, irrevocable license, with the right to grant sublicenses through multiple tiers, under the AGTC Improved Technology and AGTC’s interest in the Joint Improved Technology, to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, import, have imported, export and have exported any products.  The license granted under this Section 5.4.3 shall be exclusive (even as to AGTC and its Affiliates except to the extent necessary for AGTC to perform its obligations under this Agreement) with respect to the Joint Improved Technology and non-exclusive with respect to the AGTC Improved Technology, provided that such license shall be exclusive with respect to the AGTC Improved Technology to the extent required pursuant to any Third Party agreement of Biogen.

5.5. Existing License Agreements.

5.5.1. The rights granted to Biogen, its Affiliates or Sublicensees under this Agreement are subordinate to the terms and conditions of the Existing License Agreements, including the coordination of prosecution or enforcement of Patent Rights or other intellectual property rights under the applicable agreement.

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5.5.2. Biogen shall be entitled to grant a sublicense under its sublicense rights in the [***] Agreements in conjunction with a license to technology owned or controlled by Biogen that (a) is included in or useful for the making of [***] Products and (b) is intended to be included in or used in the manufacture of [***] Products by the Sublicensee. Biogen shall only be entitled to sublicense its rights under each [***] Agreement on the terms set forth in in Section 2.3 of such [***] Agreement.

5.5.3. It is understood that the United States Government (through any of its agencies or otherwise) has funded research, [***] during the course of or under which certain of the inventions of the AGTC Patent Rights licensed to AGTC under Existing License Agreements were conceived or made. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §202-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of such AGTC Patent Rights for governmental purposes.  Any license granted to Biogen in this Agreement shall be subject to such right.

5.5.4. Biogen shall include the following provisions in any sublicense to a Sublicensee, revised as appropriate to apply to such Sublicensee as it applies to Biogen, to the extent such AGTC Technology is sublicensed and to the extent such provision applies to AGTC’s licensors of such AGTC Technology: 5.5, 8.1.6(b), 11.4, 14.2.4, 14.6.3, 15.1.8, 15.3, 15.4, 15.5, 15.6, 15.7, 17.2, 17.5, 17.6.2, 17.6.3, 18.1, 18.9 and 18.15.  The Parties acknowledge and agree that in the event that any Technology is included in the licenses granted to Biogen under this Agreement pursuant to Section 13.6.2(a), additional obligations and restrictions may need to be included in this Agreement prior to such Technology being included in such licenses.  Without limiting the foregoing, upon Biogen’s election to take a sublicense under Section 13.6.2(a) to any Technology, the Parties shall update Schedule 5.2 to include any restrictions on Biogen’s right to sublicense such Technology.

5.6. Right of Reference.   AGTC hereby grants to Biogen a “Right of Reference”, as that term is defined in 21 C.F.R. § 314.3(b) and any analogous regulation outside of the United States, to any data Controlled by AGTC or its Affiliates that is necessary or useful to Develop, Manufacture, Commercialize or use any Licensed Product, and AGTC shall provide a signed statement to this effect, if requested by Biogen, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous applicable Law recognized outside of the United States).

5.7. No Implied Rights.  Except as expressly provided in this Agreement, neither Party shall be deemed to have granted the other Party any license or other right with respect to any intellectual property of such Party.

5.8. Exclusivity.

5.8.1. Initial Licensed Programs.  On an Initial Licensed Program-by-Initial Licensed Program basis, for so long as AGTC, Biogen or any of their respective Affiliates or Sublicensees are (a) Developing  any Initial Licensed Product from such Initial Licensed Program under this Agreement, (i) neither AGTC nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the Development, Manufacture or Commercialization of any Gene Therapy Product, and (ii) neither Biogen nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the Development, Manufacture or Commercialization of any Gene Therapy Product, or (b) Commercializing any Initial Licensed Product from such Initial Licensed Program under this Agreement, (i) neither AGTC nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the Manufacture or Commercialization of any Gene Therapy Product, and (ii) neither Biogen nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to Manufacture or Commercialization, of any Gene Therapy Product, in each case of (a) or (b), that delivers (1) an RS-1 transgene [***], if such Initial Licensed Program is the XLRS Program or (2) an [***] transgene [***], if such Initial Licensed Program is the XLRP Program.

5.8.2. Discovery Programs.

(a) On a Discovery Program-by-Discovery Program basis for the [***] Discovery Program, the [***] Discovery Program (or the Non-Ophthalmology Discovery Program, if applicable), the [***], the [***] or any Substitute Discovery Program, commencing at the start of the Research Period with respect to each such Discovery Program and for so long as AGTC, Biogen or any of their Affiliates or Sublicensees are (i) Developing any

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Discovery Product from such Discovery Program under this Agreement, neither AGTC nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the Development, Manufacture or Commercialization of any AAV Product, or (ii) Commercializing any Discovery Product from such Discovery Program under this Agreement, neither AGTC nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the Manufacture or Commercialization of any AAV Product, in each case of (i) or (ii) that delivers (1) [***], with respect to the [***] Discovery Program, 2) [***], with respect to the [***], (3) [***], with respect to the [***], (4) [***], with respect to the [***], (5) if the Non-Ophthalmology Discovery Program is designated in accordance with Section 4.4.4, [***], or (6) if Biogen selects a Substitute Discovery Program under Section 4.4, [***], provided that, for any Abandoned Program, AGTC’s obligations under this Section 5.8.2(a), as applicable, shall terminate immediately.

(b) On a Discovery Program-by-Discovery Program basis for the [***] Discovery Program, the [***] Discovery Program (or the Non-Ophthalmology Discovery Program, if applicable), the [***] Discovery Program or any Substitute Discovery Program, commencing at the start of the Research Period with respect to each such Discovery Program and ending upon the earliest of (i) the date that such Discovery Program becomes a Terminated Discovery Program, (ii) the date that Biogen exercises the Option with respect to such Discovery Program or (iii) [***] years from the Effective Date or [***] years from the Discovery Program Substitution Date with respect to the applicable Substitute Discovery Program, neither Biogen nor any of its Affiliates shall, while Developing a product candidate under such Discovery Program, work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the Development, Manufacture or Commercialization of any AAV Product that delivers (a) [***], with respect to the [***] Discovery Program, (b) [***], with respect to the [***] Discovery Program, (c) [***], with respect to the [***], (d) [***], with respect to the [***] (e) if the Non-Ophthalmology Discovery Program is designated in accordance with Section 4.4.4, [***], or (e) if Biogen selects a Substitute Discovery Program under Section 4.4, [***].

5.8.3. Competing Program; Change of Control.

(a) Notwithstanding the provisions of Section 5.8.1 and Section 5.8.2, if during the Term either Party acquires a Third Party or a portion of the business of a Third Party (whether by merger, stock purchase or purchase of assets) that is, prior to such acquisition, engaged in researching, Developing or Commercializing a Gene Therapy Product in XLRS or XLRP or an AAV Product in a Discovery Program that would violate the provisions of Section 5.8.1 or Section 5.8.2 if conducted by such Party (a “Competing Program”), such Party shall use Commercially Reasonable Efforts to divest such Competing Program promptly following the closing of such acquisition, and in any event shall complete such divestment within one year after the closing of such acquisition; provided that such time period shall be extended, and such Party shall not be in breach of this Section 5.8.3, if at the expiration thereof (and any extensions thereto) such Party provides competent evidence of reasonable ongoing efforts to divest such Competing Program; and provided, further, that such Party shall cease all research, Development and Commercialization activities with respect to such Competing Program if such Party has not completed such divestment within [***] after the closing of such acquisition (it being understood that such Party may thereafter continue its efforts to divest such asset).  During such divestment period, the acquiring Party shall (i) segregate the Competing Program with the Collaboration Programs, including, to the extent practicable, establishing separate teams to conduct Development activities under the Collaboration Programs and such Competing Program, and (ii) use good faith efforts to prevent any Confidential Information relating to the applicable Collaboration Program from being disclosed to, or used by, individuals performing Development activities under such Competing Program.  For the avoidance of doubt, neither Party nor its Affiliates may acquire a Competing Program on a standalone basis.

(b) In the event of a Change of Control of either Party during the Term, the obligations of such Party under Section 5.8.1 and Section 5.8.2 shall not apply to any Gene Therapy Product, with respect to XLRS or XLRP, or AAV Product, with respect to a Discovery Program, that (i) is owned or controlled by a Third Party described in the definition of “Change of Control” or its Affiliates prior to or as of the closing of such Change of Control or (ii) becomes owned or controlled by such Third Party or its Affiliates after the closing of such Change of Control if such Gene Therapy Product or AAV Product, as applicable, is not developed using any Know-How or with access

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to any Know-How, and is not Covered by any Patent Rights, that were Controlled by such Party or licensed to such Party under this Agreement prior to the closing of the Change of Control.

5.8.4. Other Programs.  Each Party understands and acknowledges that the other Party may have present or future initiatives or opportunities, including initiatives or opportunities with Third Parties, involving similar products, programs, technologies or processes that may compete with a product, program, technology or process covered by this Agreement.  Each Party acknowledges and agrees that nothing in this Agreement other than the provisions of Section 5.8.1, Section 5.8.2 or Section 5.8.3 will be construed as a representation, warranty, covenant or inference that either Party will not itself Develop, Manufacture or Commercialize or enter into business relationships with one or more Third Parties to Develop, Manufacture or Commercialize products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process covered by this Agreement, provided that such Party will not use the other Party’s Confidential Information in breach of this Agreement.

5.9. Right of Notification for [***].  AGTC shall notify Biogen of any upcoming publication, presentation or press release regarding the [***] Program, which information, for the avoidance of doubt, shall be AGTC’s Confidential Information.  If, at any time during the Term, AGTC (a) seeks to grant any rights to the [***] to any Third Party or (b) receives any written expression of interest from a Third Party for the [***], then AGTC shall each such time promptly (and, in any event, no later than five (5) Business Days following the execution of a confidentiality agreement with any Third Party with respect to such potential transaction) provide written notice to Biogen.  Thereafter, AGTC shall consider in its sole discretion any timely proposal by Biogen to add the [***] as a Licensed Program under this Agreement.  For the avoidance of doubt, AGTC shall have no obligation to negotiate with or enter into any definitive agreement with Biogen with respect to the [***].

6. FINANCIAL TERMS.

6.1. Upfront Fees.  Within fifteen (15) days after the Effective Date, Biogen shall pay to AGTC a sum of Ninety-Four Million Dollars ($94,000,000), payable by wire transfer of immediately available funds according to instructions that AGTC shall provide, and shall be allocated as follows: (a) an upfront fee of [***] in consideration of the licenses granted to Biogen for the XLRS Program, (b) an upfront fee of [***] in consideration of the licenses granted to Biogen for the XLRP Program, (c) an access fee in the aggregate amount of [***] in consideration of the Options granted to Biogen under the Discovery Programs, (d) pre-paid research and Development funding for the XLRS Program in the amount of [***], (e) pre-paid research and Development funding for the XLRP Program in the amount of [***] and (f) prepaid research and Development funding for the Discovery Programs in the aggregate amount of [***] (the amounts in (d) through (f), collectively, the “R&D Pre-Funding”).

6.2. Limited Milestone Payments and Election of Financial Terms for the Initial Licensed Products.

6.2.1. Limited Milestone Payments.  In partial consideration for AGTC’s development of the AGTC Technology, prosecution and maintenance of the AGTC Patent Rights and the grant of rights hereunder, and regardless of the election by AGTC under Section 6.2.2 below, Biogen shall pay AGTC the amounts set forth below within forty-five (45) days of receipt of notice from AGTC of the first occurrence of each event described below for each of the first XLRS Product and the first XLRP Product to achieve such event (each, a “Limited Milestone Payment”).

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Each of the Limited Milestone Payments set forth above shall be payable one time only for each of the XLRS Program and the XLRP Program (regardless of the number of XLRS Products or XLRP Products with respect to which, or the number of times with respect to any XLRS Product or XLRP Product, the specified event milestone occurs).  No Limited Milestone Payments shall be payable for any subsequent XLRS Product or XLRP Product regardless of the number of XLRS Products or XLRP Products developed.  For clarification, if one XLRS Product or XLRP Product replaces another XLRS Product or XLRP Product in development, such replacement XLRS Product or XLRP Product, as applicable, shall only be subject to Limited Milestone Payments that have not previously been triggered by one or more prior XLRS Products or XLRP Products, as applicable.

6.2.2. AGTC Election.  With respect to each Initial Licensed Program, AGTC shall have the right to elect either (a) to share Operating Profits or Losses equally with Biogen and receive Limited Milestone Payments with respect to such Initial Licensed Program (the “Cost Share Option”), in which case the provisions of Section 6.3 shall apply and the provisions of Section 6.4 shall not apply with respect to such Initial Licensed Program, or (b) to receive Event Milestone Payments, Sales

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Milestone Payments and royalty payments with respect to such Initial Licensed Program (the “Milestone/Royalty Option”), in which case the provisions of Section 6.4 shall apply and the provisions of Section 6.3 shall not apply with respect to such Initial Licensed Program.  AGTC may make such election with respect to an Initial Licensed Program by written notice to Biogen at any time during the period starting upon FIH Trial Completion for the Initial Licensed Product from such Initial Licensed Program, and ending forty-five (45) days after receipt from Biogen of the calculation of all Development Costs reasonably incurred by Biogen which Biogen would expect to be reimbursed under Section 6.3 if AGTC exercised the Cost Share Option. In the event that AGTC fails to make an election with respect to such Initial Licensed Program during the applicable forty-five (45) day period, AGTC shall be deemed to have elected the Milestone/Royalty Option for such Initial Licensed Program.  For clarity, (i) after AGTC elects the Cost Share Option or the Milestone/Royalty Option for the XLRS Program, then such election shall apply to all XLRS Products and (ii) after AGTC elects the Cost Share Option or the Milestone/Royalty Option for the XLRP Program, then such election shall apply to all XLRP Products.

6.3. Cost Share Option.  If AGTC exercises the Cost Share Option as set forth in Section 6.2.2 for an Initial Licensed Program, then effective immediately on the date that AGTC exercises the Cost Share Option in accordance with Section 6.2.2, Biogen and AGTC shall equally share in Operating Profits or Losses for Initial Licensed Products arising under such Initial Licensed Program (each, a “Cost Share Product”) in the Territory as provided in Exhibit C.  In addition, no later than sixty (60) days after AGTC exercises the Cost Share Option for an Initial Licensed Program, AGTC shall reimburse Biogen for [***] of all Development Costs reasonably incurred by Biogen prior to the exercise of the Cost Share Option in the performance of activities in anticipation of the continued Development of the applicable Cost Share Product(s).  Biogen shall prepare and provide to AGTC a first draft of the tax partnership agreement within twenty (20) days after AGTC’s exercise of the Cost Share Option and AGTC shall provide any comments to Biogen within twenty (20) days of receipt of such first draft.  The Parties shall work together, in good faith and consistent with the terms of this Section 6.3 and Exhibit E, to finalize and execute the tax partnership agreement within sixty (60) days after AGTC’s exercise of the Cost Share Option.

6.4. Milestone/Royalty Option.  If AGTC exercises the Milestone/Royalty Option as set forth in Section 6.2.2 for an Initial Licensed Program, then the provisions of this Section 6.4 shall apply with respect to such Initial Licensed Program.

6.4.1. Event Milestone Payments.  In partial consideration for AGTC’s development of the AGTC Technology and the grant of rights hereunder, Biogen shall pay AGTC the amounts set forth below within forty-five (45) days of the first occurrence of each event described below for each of the first XLRS Product and the first XLRP Product to achieve such event (each, an “Event Milestone Payment”).

Table 6.4.1

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Each of the Event Milestone Payments set forth above shall be payable one time only for each of the XLRS Program and the XLRP Program (regardless of the number of XLRS Products or XLRP Products with respect to which, or the number of times with respect to any XLRS Product or XLRP Product, the specified event milestone occurs). No Event Milestone Payments shall be payable for any subsequent XLRS Product or XLRP Product regardless of the number of XLRS Products or XLRP Products developed.  For clarification, if one XLRS Product or XLRP Product replaces another XLRS Product or XLRP Product in development, such replacement XLRS Product or XLRP Product, as applicable, shall only be subject to Event Milestone Payments that have not previously been triggered by one or more prior XLRS Products or XLRP Products, as applicable.

In the event that an XLRS Product or an XLRP Product bypasses an event milestone and achieves a later event milestone, then upon achievement of the later event milestone, Event Milestone Payments shall be payable both for the event milestone achieved and any earlier event milestone that was bypassed, provided that the provisions of this sentence shall not apply if the respective event milestones are territory-based event milestones (i.e., event milestones (ii) through (x) of Table 6.4.1) and relate to events occurring in different territories (e.g., if an XLRS Product or an XLRP Product bypasses event milestones (ii) and (iii) (which relate to events in the United States) and achieves event milestone (iv) (which relates to events in the European Union), the Event Milestone Payments for event milestones (ii) and (iii) shall not become payable).  In the event that an XLRS Product or an XLRP Product achieves more than one event milestone concurrently, then the Event Milestone Payments associated with each such event milestone shall be payable concurrently.

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Notwithstanding anything to the contrary in this Agreement, if the JDC or any Regulatory Authority determines that it is necessary, in order to obtain Regulatory Approval of an Initial Licensed Product, to conduct any Additional Clinical Trial with respect to such Initial Licensed Product, then all future Event Milestone Payments for such Initial Licensed Product shall be reduced by [***] of the amount otherwise payable; provided, however, that if AGTC has elected to not share the Development Costs associated with such Additional Clinical Trial equally with Biogen as described in Section 3.2.2(c), all future Event Milestone Payments for such Initial Licensed Product shall be reduced by [***] of the amount otherwise payable.

6.4.2. Sales Milestone Payments.  In addition to the Event Milestone Payments described in Section 6.4.1, in consideration of the rights granted to Biogen hereunder, and subject to the terms and conditions of this Agreement, Biogen shall pay AGTC the following one-time payments (each, a “Sales Milestone Payment”) when aggregate Net Sales of any XLRS Product or any XLRP Product, as applicable, in a Calendar Year in the Territory first reach the respective thresholds indicated below:

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Biogen shall make any Sales Milestone Payment payable with respect to a Calendar Year within sixty (60) days after the end of the applicable Calendar Quarter in which such cumulative Net Sales for such Calendar Year were achieved, and such payment shall be accompanied by a report identifying the applicable Initial Licensed Products, the relevant countries, Net Sales of each Initial Licensed Product for each such country, and the amount payable to AGTC under this Section 6.4.2.  In the event that more than one of the previously unmet sales milestones are achieved in a Calendar Year with respect to XLRS Products or XLRP Products, then all of the Sales Milestone Payments corresponding to the sales milestones met in such year shall be owed to AGTC.

6.4.3. Royalty Payments.

(a) Royalties.  In consideration for the license granted to Biogen under Section 5.1, Biogen, on an Initial Licensed Product-by-Initial Licensed Product and country-by-country basis shall, during the Royalty Term for such Initial Licensed Product, pay to AGTC royalties on Net Sales from the sale of such Initial Licensed Product in any Calendar Year as follows:

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(b) Fully Paid-Up, Royalty Free License.  Following expiration of the Royalty Term for any Initial Licensed Product in a country, no further royalties shall be payable in respect of sales of such Initial Licensed Product in such country and, thereafter the license granted to Biogen under Section 5.1 with respect to such Initial Licensed Product in such country shall be a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license.

6.5. Financial Terms for Discovery Products.

6.5.1. Option Fee.  Within forty-five (45) days of the Option Exercise Date for a Discovery Program, Biogen shall pay to AGTC an option fee in the aggregate amount of [***] (the “Option Fee”).

6.5.2. Discovery Event Milestone Payments.  In partial consideration for AGTC’s development of the AGTC Technology and the grant of rights hereunder, Biogen shall pay AGTC the amounts set forth below within forty-five (45) days of the first occurrence of each event described below for each of the first Discovery Product in each of Category A, Category B and Category C to achieve such event (each, a “Discovery Event Milestone Payment”).

Table 6.5.2

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For purposes of this Section 6.5.2:

“Category A” means a Discovery Product in [***], such as [***].

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“Category B” means a Discovery Product in [***], such as [***].

“Category C” means a Discovery Product in [***], such as [***].

Each of the Discovery Event Milestone Payments set forth above shall be payable one time only for each Discovery Program (regardless of the number of Discovery Products under such Discovery Program with respect to which, or the number of times with respect to any Discovery Product under such Discovery Program, the specified event milestone occurs).  No Discovery Event Milestone Payments shall be payable for any subsequent Discovery Product under the same Discovery Program, regardless of the number of Discovery Products under such Discovery Program developed.  If, as a result of Biogen’s exercise of the Option for [***] or the designation of a Substitute Discovery Program under Section 4.4, there are Discovery Products from more than one Discovery Program in any of Category A, Category B or Category C, then the Discovery Event Milestone Payments set forth under the applicable category shall be payable for the applicable Discovery Product from each such Discovery Program to achieve the specified event milestone.  Notwithstanding the foregoing, if Biogen exercises an Option for a clinical candidate that is a [***] Discovery Product, then each Discovery Event Milestone Payment shall be payable only once for such [***] Discovery Product.  For clarity, if Biogen reinstates a Terminated Discovery Program pursuant to Section 4.4.3, Biogen shall pay the applicable Discovery Event Milestone Payments for both the reinstated Terminated Discovery Program and the applicable Substitute Discovery Program on a going forward basis.

In the event that a Discovery Product bypasses an event milestone and achieves a later event milestone, then upon achievement of the later event milestone, Discovery Event Milestone Payments shall be payable both for the event milestone achieved and any earlier event milestone that was bypassed, provided that the provisions of this sentence shall not apply if the respective event milestones are territory-based event milestones (i.e., event milestones (iii) through (xi) of Table 6.5.2) and relate to events occurring in different territories (e.g., if a Discovery Product bypasses event milestones (iii) and (iv) (which relate to events in the United States) and achieves event milestone (v) (which relates to events in the European Union), the Discovery Event Milestone Payments for event milestones (iii) and (iv) shall not become payable).  In the event that a Discovery Product achieves more than one event milestone concurrently, then the Discovery Event Milestone Payments associated with each such event milestone shall be payable concurrently.

6.5.3. Royalty Payments.

(a) Royalties.  In consideration for the license granted to Biogen under Section 5.1, Biogen, on a Discovery Product-by-Discovery Product and country-by-country basis shall, during the Royalty Term for such Discovery Product, pay to AGTC royalties on Net Sales from the sale of such Discovery Product in any Calendar Year as follows:

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(b) Fully Paid-Up, Royalty Free License.  Following expiration of the Royalty Term for any Discovery Product in a country, no further royalties shall be payable in respect of sales of such Discovery Product in such country and, thereafter the license granted to Biogen under Section 5.1 with respect to such Discovery Product in such country shall be a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license.

6.6. Payment Adjustments.  With respect to any payments under Section 6.2.1, Section 6.4 or Section 6.5, the following adjustments shall apply in all cases subject to Section 6.6.4.

6.6.1. Third Party Agreements.

(a) Biogen Third Party Agreements.  If Biogen licenses during the Term or has prior to the Effective Date licensed, intellectual property rights from one or more Third Parties, in either case, which intellectual property rights are necessary or useful to, and are actually used at any time to, Develop, Manufacture, Commercialize or use any Licensed Product, whether directly or through any Biogen Affiliate or Sublicensee (each, a “Third Party License”), then any payments otherwise payable to AGTC under Section 6.2.1, Section 6.4 or Section 6.5 with respect to such Licensed Product shall be reduced by [***] of the payments paid to Third Parties pursuant to any such Third Party Licenses (which, in the case of upfront payments, shall be allocated equitably by Biogen in good faith and proportionately among the applicable Collaboration Programs and other relevant programs of Biogen and its Affiliates) arising out of and directly attributable to the Development, Manufacture, Commercialization or use of

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any Licensed Product, provided that in no event shall any payment payable to AGTC for any Licensed Product be reduced to less than [***] of the amount that would otherwise be owed to AGTC for such Licensed Product as a result of the application of this Section 6.6.1(a); provided, however, that any amounts paid under a Third Party License that are not used to reduce a payment due hereunder as a result of the foregoing limitations may be carried over to reduce subsequent payments due under Section 6.2.1, Section 6.4 or Section 6.5.  In the event that AGTC elects the Cost Share Option under Section 6.2.2 for an Initial Licensed Program for which Biogen has carried-over amounts pursuant to the preceding sentence, such carried-over amounts shall be shared by the Parties in accordance with Section 6.3.  Notwithstanding anything to the contrary, in the event that Biogen obtains a direct license from any licensor under an AGTC Third Party Agreement upon termination of such AGTC Third Party Agreement pursuant to Section 16.10, then, if AGTC had been paying all amounts due under such AGTC Third Party Agreement prior to such termination, any payments otherwise payable to AGTC under Section 6.2.1, Section 6.4 or Section 6.5 with respect to a Licensed Product shall be reduced by [***] of the payments paid to Third Parties pursuant to any such Third Party Licenses arising out of and directly attributable to the Development, Manufacture, Commercialization or use of such Licensed Product without any limitation described in this Section 6.6.1(a).

(b) AGTC Third Party Agreements.

(i) AGTC shall be solely responsible for all obligations (including any royalty or other obligations that relate to the AGTC Technology) under the Existing License Agreements and any other agreements with Third Parties that are in effect as of the Effective Date.  [***]

(ii) Solely to the extent that Biogen elects to take a sublicense under Section 13.6.2(a) under any license to Third Party IP Rights that AGTC or any of its Affiliates enters into during the Term, Biogen shall be responsible for any payment obligations under the applicable AGTC Third Party Agreements arising out of the Development, Manufacture, Commercialization or use of any Licensed Product, provided that any upfront payments under such AGTC Third Party Agreements shall be allocated [***].  AGTC shall be solely responsible for all other obligations under any such AGTC Third Party Agreements.  With respect to any amounts paid by Biogen pursuant to any AGTC Third Party Agreements under this Section 6.6.1(b)(ii), Biogen may offset such amounts against payments due to AGTC in accordance with Section 6.6.1(a), as if such AGTC Third Party Agreements were Third Party Licenses thereunder.

(iii) In the event that the Royalty Term for any Licensed Product extends beyond the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product solely because the manufacture, use, sale, offer for sale or importation of such Licensed Product is Covered by a Valid Claim of an AGTC Patent Right Controlled by AGTC under an AGTC Third Party Agreement that AGTC enters into during the Term, then, for the remainder of the Royalty Term, any royalty payments otherwise payable to AGTC under this Agreement with respect to such Licensed Product shall be reduced to the amount of royalty payments, if any, payable by AGTC to such Third Party pursuant to such AGTC Third Party Agreement with respect to such Licensed Product. Notwithstanding anything to the contrary, this Section 6.6.1(b)(iii) shall not apply in the event that the manufacture, use, sale, offer for sale or importation of such Licensed Product is Covered by a Valid Claim of an AGTC Patent Right Controlled by AGTC under an AGTC Third Party Agreement that AGTC enters into during the Term, but for which AGTC provided all or substantially all of the funding that contributed to the invention Covered by such Valid Claim.

6.6.2. Competitive Products.  On a country-by-country and Licensed Product-by-Licensed Product basis, in the event Competitive Products to such Licensed Product are sold in a country in the Territory, any royalty otherwise payable to AGTC under this Agreement with respect to Net Sales of such Licensed Product in such country pursuant to Section 6.4.3 or Section 6.5.3 in all subsequent Calendar Quarters shall be reduced by [***] if Biogen’s market share during any two (2) consecutive Calendar Quarters, as measured in either Net Sales or units sold of such Licensed Product, decreases by a total of [***] or more of the average Net Sales or units sold of such Licensed Product in such country averaged over the four (4) Calendar Quarters immediately prior to the first sale of such Competitive Product in such country.

6.6.3. No Valid Claims; Orphan Drug Exclusivity.  On a country-by-country and Licensed Product-by-Licensed Product basis, any royalty otherwise payable to AGTC under this Agreement with respect to Net Sales of such Licensed Product in such country shall be reduced by [***] at any time when (a) there is no Valid Claim included in the AGTC Patent

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Rights or Joint Patent Rights in such country that Covers the Manufacture, use or sale of such Licensed Product and (b) [***].

6.6.4. Reductions Cumulative; Royalty Floor; Event Milestone Floor.  The payment reductions set forth in this Section 6.6 shall be applied on a cumulative basis; provided, however, that, except as provided in Section 6.6.1(b)(iii), in no event shall any royalty payment payable to AGTC under this Agreement for any Licensed Product in a given Calendar Quarter be reduced to less than the royalty payments payable by AGTC to Third Parties with respect to such Licensed Product in such Calendar Quarter plus [***]; and provided, further, that in no event shall any Limited Milestone Payment, Event Milestone Payment or Discovery Event Milestone Payment payable to AGTC under this Agreement for any Licensed Product be reduced pursuant to this Section 6.6 (or, with respect to Event Milestone Payments, pursuant to the final paragraph of Section 6.4.1) to less than (a) [***] of the amount otherwise payable to AGTC, if the applicable event milestone relates to the FIH Trial or any earlier event for such Licensed Product; (b) [***] of the amount otherwise payable to AGTC, if the applicable event milestone relates to (i) the Pivotal Trial for such Licensed Product or (ii) the receipt of Regulatory Approval in the United States for such Licensed Product, in the case of clause (ii), solely to the extent that such Licensed Product is the first Initial Licensed Product to receive Regulatory Approval in the United States; provided, however, in each case ((i) and (ii)), that if AGTC has elected to not share the Development Costs associated with such Additional Clinical Trial equally with Biogen under Section 3.2.2(c), then the floor set forth in this clause (b) shall be further reduced to [***] of the amount otherwise payable to AGTC; or (c) [***] of the amount otherwise payable to AGTC, with respect to any other event milestone for any Licensed Product (including, for clarity, a Regulatory Approval event milestone for a Licensed Product that is not the first Initial Licensed Product to receive Regulatory Approval in the United States).

6.7. Reports and Payments.

6.7.1. Cumulative Royalties.  Any obligation to pay royalties under this Agreement shall be imposed only once with respect to any sale of any Licensed Product.

6.7.2. Royalty Statements and Payments.  Within sixty (60) days of the end of each Calendar Quarter, at any time during the Term in which Biogen is making royalty payments to AGTC for any Licensed Products under Section 6.4.3 or Section 6.5.3, Biogen shall deliver to AGTC a report setting forth for the most recently completed Calendar Quarter, the following information, on a Licensed Product-by-Licensed Product, country-by-country and Territory-wide basis: (a) Net Sales of each such Licensed Product, (b) the basis for any adjustments to the royalty payable for the sale of any such Licensed Product and (c) the royalty due hereunder for the sale of each such Licensed Product.  No such reports shall be due for any such Licensed Product before the First Commercial Sale of such Licensed Product.  The total royalty due for the sale of all such Licensed Products during such Calendar Quarter shall be remitted at the time such report is made.

6.8. Taxes and Withholding.

6.8.1. AGTC shall provide such information and documentation to Biogen as are reasonably requested by Biogen that are necessary for Biogen to determine if any withholding taxes apply to any payments to be made by Biogen to AGTC. Biogen shall only make such withholding payments to the extent required by applicable Law and shall subtract such required withholding payments that are actually paid by Biogen to the appropriate Governmental Authority responsible for the collection of such withholding tax (such a Governmental Authority, a “Tax Authority”) from the payments due to AGTC. For avoidance of doubt, AGTC shall not be responsible for any interest, penalties or additions to tax attributable to Biogen’s failure to timely make any such required withholding payments. Biogen shall promptly submit to AGTC appropriate proof of payment by Biogen to the appropriate Tax Authority of the required withholding taxes.  At the request of AGTC, Biogen shall give AGTC such reasonable assistance, which shall include the provision of appropriate certificates of such deductions and withholding payments made, together with other supporting documentation as may be required by the relevant Tax Authority, to enable AGTC to claim exemption from such withholding tax or to obtain a repayment thereof or a reduction thereof, and shall provide such additional documentation from time to time as is reasonably requested by AGTC in connection with any of the foregoing. Biogen shall use commercially reasonable efforts to minimize any such withholdings.

6.8.2. Additional Taxes. The amount of any payment to be made by Biogen to AGTC pursuant to this Agreement shall be increased for any sales, value added or similar taxes (any such taxes, “Additional Taxes”) required to be collected by AGTC from Biogen.  Biogen shall provide such information and documentation to AGTC as are reasonably requested by AGTC for AGTC to determine the amount of any Additional Taxes that apply to any payments to be made by Biogen to AGTC, and to satisfy any applicable reporting obligations related to such Additional Taxes.

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6.8.3. The Parties agree that the provisions of this Section 6.8 shall also apply to payments made by AGTC to Biogen, if any, under this Agreement, in which case this Section 6.8 shall be read by replacing all references to “AGTC” with “Biogen” and all references to “Biogen” with “AGTC.”

6.9. Currency.  All payments to be made by a Party to the other Party hereunder shall be in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at the payee Party’s election, to a bank account to be designated by the payee Party in a notice at least ten (10) days before the payment is due. All amounts payable and calculations under this Agreement shall be in United States Dollars.  As applicable, Net Sales and any royalty deductions shall be translated into United States Dollars at the exchange rate used by Biogen for public financial accounting purposes in accordance with GAAP.  If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article 6, the Parties shall consult with a view to finding a prompt and acceptable solution, and Biogen will deal with such monies as AGTC may lawfully direct.

6.10. Late Payments.  If a Party does not receive payment of any sum due to it on or before the due date therefor set forth in this Agreement, simple interest shall thereafter accrue on the sum due to the Party from the due date until the date of payment at a per-annum rate of one percent (1%) over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable Laws, whichever is lower.

7. REGULATORY AFFAIRS; PHARMACOVIGILANCE.

7.1. Regulatory Affairs.

7.1.1. XLRS Product.

(a) AGTC will initially own all INDs and Orphan Drug Designations and related documentation submitted to any Regulatory Authorities anywhere in the Territory with respect to the XLRS Product, and the Marketing Application, related documentation and initial Regulatory Approval in the United States with respect to the XLRS Product, subject to Section 3.1.3.  AGTC will be primarily responsible, in consultation with Biogen, for (a) all regulatory matters and interactions with Regulatory Authorities relating to the conduct of Clinical Trials for the XLRS Product worldwide including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to the conduct of Clinical Trials for the XLRS Product; (ii) interfacing, corresponding and meeting with Regulatory Authorities with respect to the conduct of Clinical Trials for the XLRS Product; (iii) submitting and maintaining all regulatory filings with respect to Clinical Trials for the XLRS Product, other than any Marketing Applications, and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to Clinical Trials for the XLRS Product and (b) all other regulatory matters in the United States through Regulatory Approval of the XLRS Product, including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, the FDA with respect to marketing authorization for the XLRS Product; (ii) interfacing, corresponding and meeting with the FDA with respect to the XLRS Product; (iii) submitting and maintaining all regulatory filings with respect to the XLRS Product in the United States; and (iv) maintaining and submitting all records required to be maintained or required to be submitted to the FDA with respect to the XLRS Product, provided that Biogen will have final decision-making authority with respect to any decisions regarding the BLA for the XLRS Product, the content of the label for the XLRS Product or post-marketing commitments with respect to the XLRS Product, subject to Section 2.1.4(a)(v) or Section 2.1.4(b)(ii), as applicable.

(b) Biogen will own all Marketing Applications and related documentation submitted to any Regulatory Authority in the ROW Territory and the initial Regulatory Approval in any country in the ROW Territory with respect to the XLRS Product.  Biogen will be primarily responsible, in consultation with AGTC, for all regulatory matters relating to marketing authorizations for the XLRS Product in the ROW Territory, through Regulatory Approval, including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to marketing authorizations for the XLRS Product in the ROW Territory; (ii) interfacing, corresponding and meeting with Regulatory Authorities with respect to matters relating to marketing authorization for the XLRS Product in the ROW Territory; (iii) submitting and maintaining all regulatory filings with respect to the XLRS Product in the ROW Territory, other than those required to be maintained and submitted by AGTC under Section 7.1.1(a); and (iv) maintaining and submitting all records required

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to be maintained or required to be submitted to any Regulatory Authority with respect to the XLRS Product in the ROW Territory, other than those required to be maintained and submitted by AGTC under Section 7.1.1(a).  AGTC shall provide Biogen with any information regarding the XLRS Program reasonably requested by Biogen in order for Biogen to conduct the activities set forth in this Section 7.1.1(b), and shall provide reasonable support to Biogen with respect to such activities upon Biogen’s request, including attending meetings and assisting with responses to inquiries from Regulatory Authorities, and Biogen shall reimburse AGTC for AGTC’s reasonable Out-Of-Pocket Costs associated with such activities within forty-five (45) days of receipt of an invoice from AGTC for such Out-Of-Pocket Costs.  Biogen will have final decision-making authority regarding the Marketing Applications in the ROW Territory for the XLRS Product, the content of the label for the XLRS Product and post-marketing commitments with respect to the XLRS Product, subject to Section 2.1.4(a)(v) or Section 2.1.4(b)(ii), as applicable.

7.1.2. XLRP Product.

(a) AGTC will initially own all INDs, Orphan Drug Designations obtained prior to FIH Trial Completion and related documentation submitted to any Regulatory Authorities anywhere in the Territory with respect to the XLRP Product, subject to Section 3.1.3. AGTC will be primarily responsible, in consultation with Biogen, for all regulatory matters and interactions with Regulatory Authorities relating to the conduct of Clinical Trials for the XLRP Product worldwide through FIH Trial Completion, including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to the conduct of the FIH Trial for the XLRP Product; (ii) interfacing, corresponding and meeting with Regulatory Authorities with respect to the conduct of the FIH Trial for the XLRP Product; (iii) submitting and maintaining all regulatory filings with respect to the FIH Trial for the XLRP Product and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to the FIH Trial for the XLRP Product.

(b) Biogen will own all INDs, Marketing Applications and related documentation submitted to any Regulatory Authority, any Orphan Drug Designations and all Regulatory Approvals with respect to XLRP Products after the transfer in Section 11.5 upon FIH Trial Completion for the XLRP Product.  Biogen will be primarily responsible, in consultation with AGTC (and, after FIH Trial Completion for the XLRP Product, shall be solely responsible without consultation with AGTC), for all regulatory matters relating to the XLRP Product, including (i) overseeing, monitoring and coordinating all other regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to the XLRP Product; (ii) interfacing, corresponding and meeting with Regulatory Authorities with respect to the XLRP Product; (iii) submitting and maintaining all regulatory filings with respect to the XLRP Product, other than those required to be maintained and submitted by AGTC under Section 7.1.2(a); and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to the XLRP Product, other than those required to be maintained and submitted by AGTC under this Section 7.1.2(a).  AGTC shall provide Biogen with any information regarding the XLRP Program reasonably requested by Biogen in order for Biogen to conduct the activities set forth in this Section 7.1.2(b), and shall provide reasonable support to Biogen with respect to such activities upon Biogen’s request, including attending meetings and assisting with responses to inquiries from Regulatory Authorities, and Biogen shall reimburse AGTC for AGTC’s reasonable Out-Of-Pocket Costs associated with such activities within forty-five (45) days of receipt of an invoice from AGTC for such Out-Of-Pocket Costs.  Biogen shall have final decision-making authority regarding Marketing Applications in the Territory for the XLRP Product, the content of the label for the XLRP Product and post-marketing commitments with respect to the XLRP Product, subject to Section 2.1.4(a)(v) or Section 2.1.4(b)(ii), as applicable.

7.1.3. Participation.  Within five (5) Business Days after receipt by either Party of any communication from a Regulatory Authority with respect to an Initial Licensed Product (or such shorter time as necessary to allow the other Party an opportunity to review if the time to respond to such communication is less than five (5) Business Days), such receiving Party will provide the other Party, through its Alliance Manager, with a brief written description of the issues raised in such communication or, if such communication is a substantive communication, a copy of such communication.  With respect to any such communications or any filings and other submissions to a Regulatory Authority with respect to an Initial Licensed Product, the receiving or filing Party will allow the other Party a reasonable opportunity, taking into account the nature and length of such communications, filings or submissions (but no less than ten (10) Business Days in the case of significant filings if possible), to review and comment on such Party’s proposed response, filings or submissions in advance of the transmission of such response, filing or submission, and such receiving or filing Party will reasonably consider all comments

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provided by the other Party in connection therewith, provided that, if such filing or other submission relates to the XLRS Product and AGTC is the Party making such filing or other submission, with respect to any comments by Biogen regarding the BLA for the XLRS Product, the content of the label or post-marketing commitments for the XLRS Product, AGTC shall have the obligation to incorporate such comments into any such filing or submission.  Each Party shall promptly provide the other Party with a complete copy of any filing or submission actually submitted to a Regulatory Authority.  Each Party shall provide the other Party with reasonable advance notice of any formal meeting or teleconference with any Regulatory Authority with respect to an Initial Licensed Product.  The Party having such formal meeting or teleconference shall permit the other Party to have, at such other Party’s expense, a representative of such other Party attend such formal meetings or teleconferences.  AGTC shall provide Biogen with prompt written notice of (but in any event within ten (10) Business Days) after the occurrence of the filing of any IND for the XLRP Product; provided, however, that in all circumstances, AGTC shall inform Biogen of such event prior to public disclosure of such event by AGTC.  Notwithstanding anything to the contrary, AGTC shall have no further participation rights under this Section 7.1.3 (including any rights to receive copies of regulatory communications, filings or submissions) with respect to an Initial Licensed Product if (a) AGTC is no longer conducting Development activities with respect to such Initial Licensed Product and (b) AGTC has not exercised the Cost Share Option for such Initial Licensed Product, subject to Section 2.1.4(a)(v) or Section 2.1.4(b)(ii), as applicable.

7.1.4. Discovery Products.  Biogen will own all INDs, Orphan Drug Designations, Marketing Applications and related documentation submitted to any Regulatory Authority and all Regulatory Approvals with respect to the Discovery Products.  Biogen will be solely responsible for all regulatory matters relating to the Discovery Products, including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to the Discovery Products; (ii) interfacing, corresponding and meeting with Regulatory Authorities with respect to the Discovery Products; (iii) submitting and maintaining all regulatory filings with respect to the Discovery Products; and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to the Discovery Products.

7.2. Pharmacovigilance.  Within one hundred and twenty (120) days following the Effective Date (or as soon as reasonably practicable following such one hundred and twenty (120) day period), the Parties shall enter into a written pharmacovigilance agreement governing each Party’s respective obligations with respect to allocation of responsibilities for reporting to the other Party and appropriate Regulatory Authorities adverse events, complaints, and other safety-related matters.

8. COMMERCIALIZATION.

8.1. Control of Commercialization Activities.

8.1.1. General.  As between the Parties, and subject to AGTC’s Co-Promotion Option as set forth in Section 8.1.4 and the oversight of the JCC, as applicable, in accordance with Section 2.2, Biogen shall have sole and exclusive responsibility for and control of all aspects of Commercialization of the Licensed Products, including: (i) developing and executing a commercial launch and pre-launch plan, (ii) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of each Licensed Product; (iii) marketing and promotion; (iv) booking sales and distribution and performance of related services; (v) handling all aspects of order processing, invoicing and collection, inventory and receivables; and (vi) providing customer support, including handling medical queries and performing other related functions.

8.1.2. Commercialization Plan and Commercialization Budget.  At least [***] prior to the anticipated First Commercial Sale of any Cost Share Product, Biogen shall prepare an initial Commercialization Plan and Commercialization Budget for the following [***] for such Cost Share Product and shall present such initial Commercialization Plan and Commercialization Budget to the JCC for review and approval.  Thereafter, Biogen shall amend and update the Commercialization Plan and Commercialization Budget annually on a rolling basis for the following [***].

8.1.3. Biogen Product.  Biogen shall have the sole right, either itself or through its Affiliates or Sublicensees, to Commercialize the first Initial Licensed Product to receive Regulatory Approval in the United States (the “Biogen Product”), and such Initial Licensed Product shall not be subject to the Co-Promotion Option.  Biogen shall have sole and exclusive responsibility for and control of Commercialization of the Biogen Product.

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8.1.4. AGTC Co-Promotion Option.

(a) AGTC shall have an option (the “Co-Promotion Option”) to co-promote in the United States the second Initial Licensed Product to receive Regulatory Approval in the United States (such product for which AGTC has exercised the Co-Promotion Option, the “Co-Promotion Product”), in accordance with this Section 8.1.4 and Exhibit B.  AGTC may exercise its Co-Promotion Option by providing written notice to Biogen no later than [***] days prior to the date anticipated for receipt of Regulatory Approval for the second Initial Licensed Product to receive Regulatory Approval in the United States, which date Biogen shall communicate to AGTC no later than [***] days prior to the date anticipated for receipt of such Regulatory Approval, and, in the event Biogen fails to so notify AGTC in a timely manner in accordance with this Section 8.1.4(a), AGTC may exercise the Co-Promotion Option within sixty (60) days of the date that Biogen actually notifies AGTC of the date anticipated for receipt of such Regulatory Approval.  No later than three (3) months after AGTC exercises its Co-Promotion Option, AGTC and Biogen shall enter into a co-promotion agreement for the Co-Promotion Product consistent with this Section 8.1.4 and Exhibit B (“Co-Promotion Agreement”).

(b) Upon AGTC’s exercise of the Co-Promotion Option in accordance with this Section 8.1.4, the Parties shall coordinate all sales efforts and field activities with respect to the Co-Promotion Product in the United States under the direction of Biogen, and such efforts and activities shall be more fully described in the Co-Promotion Agreement.  Except for those rights expressly granted to AGTC herein and in the Co-Promotion Agreement, Biogen shall have sole and exclusive responsibility for and control of all aspects of Commercialization of the Co-Promotion Product.

(c) AGTC may exercise the Co-Promotion Option regardless of whether AGTC has exercised the Cost Share Option or the Milestone/Royalty Option with respect to the Co-Promotion Product.  Solely in the event that AGTC has exercised the Milestone/Royalty Option with respect to the Co-Promotion Product, AGTC shall be responsible for all costs and expenses associated with AGTC’s co-promotion activities, including the AGTC Customer-Facing FTEs, for the Co-Promotion Product.  For clarity, if AGTC has exercised the Cost Share Option with respect to the Co-Promotion Product, the costs and expenses associated with the Parties’ respective Customer-Facing FTEs for the Co-Promotion Product shall be shared by the Parties in accordance with the provisions of Section 6.3.

(d) Notwithstanding anything to the contrary, upon any Change of Control of AGTC, the Co-Promotion Option (if not yet exercised pursuant to Section 8.1.4(a)) or Co-Promotion Agreement, as applicable, shall terminate on the date of such Change of Control or the closing of such acquisition, as applicable.  If, on the date of such Change of Control or the closing of such acquisition, as applicable, AGTC has exercised the Co-Promotion Option but the Parties have not yet entered into the Co-Promotion Agreement, Biogen shall have no further obligation to enter into a Co-Promotion Agreement.

(e) If AGTC does not exercise the Co-Promotion Option as set forth in this Section 8.1.4, then Biogen shall have the sole and exclusive responsibility for and control of Commercialization of both Initial Licensed Products.

(f) For clarity, AGTC shall have no right to exercise the Co-Promotion Option if only one Initial Licensed Product receives Regulatory Approval in the United States.

8.1.5. Discovery Products.  Biogen shall have the sole and exclusive responsibility for and control of Commercialization of the Discovery Products.

8.1.6. Branding and Marks.

(a) Biogen shall select and own all trademarks and trade dress used in connection with the Commercialization of any and all Licensed Products, including all goodwill associated therewith.  Neither AGTC nor its Affiliates shall use or seek to register, anywhere in the world, any trademarks which are confusingly similar to any trademarks, trade names, trade dress or logos developed by or on behalf of Biogen its Affiliates or Sublicensees in connection with any Licensed Product. For purposes of clarity, AGTC have sole responsibility for and shall be free to use any trademark, trade name, trade dress or logos developed for the AGTC Platform, even if the Parties agree to use such trademark, trade name, trade dress or logo on or with respect to a Licensed Product.

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(b) Biogen shall apply patent markings that meet all requirements of U.S. law Title 35 of United States Code, including without limitation, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement. Biogen shall mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such manner as to conform with the patent laws and practice of the country of manufacture or sale. Any Licensed Products subject to Patent Rights under an Existing License Agreement that are sold or produced in the United States shall be Manufactured substantially in the United States to the extent required by applicable Law. Biogen shall take all reasonable action necessary on its part as a licensee of any Patent Rights under an Existing License Agreement to enable the Existing Licensors to satisfy their respective obligations to the United States government under Title 35 of the United States Code.

8.2. Commercialization Costs.  Subject to the provisions of Section 8.1.4(c), Biogen shall be solely responsible for all costs associated with Commercialization of the Licensed Products; provided, however, that if AGTC exercises the Cost Share Option for an Initial Licensed Product as set forth in Section 6.2.2, AGTC shall share such costs as set forth in Section 6.3.

8.3. Commercial Diligence.

8.3.1. Diligence Obligations.  Biogen shall use Commercially Reasonable Efforts to Commercialize a given Licensed Product in each Major Market Country in the Territory where Regulatory Approval is obtained for such Licensed Product, in accordance with the terms of this Agreement and, if such Licensed Product is a Cost Share Product, the Commercialization Plan for such Licensed Product. Solely in the event that the Parties enter into a Co-Promotion Agreement, AGTC shall use Commercially Reasonable Efforts to co-promote the Co-Promotion Product in the United States in accordance with the provisions of the Co-Promotion Agreement.

8.3.2. Exceptions to Commercial Diligence Obligations.  Notwithstanding any provision of this Agreement to the contrary, the Obligated Party will be relieved from and will have no obligation to undertake any efforts with respect to the Commercialization of any Licensed Product in the event that:

(a) either Party receives or generates any safety, tolerability or other data reasonably indicating, as measured by the Obligated Party’s safety and efficacy evaluation criteria and methodology, that a Licensed Product is not reasonably suitable, for safety reasons, for initiation or continuation of Clinical Trials in humans; or

(b) the other Party materially breaches any of its obligations under the this Agreement and such breach impairs or limits the Obligated Party’s ability to perform its Commercialization activities under this Agreement; provided that, in such event, the Obligated Party shall only be relieved of such obligations to the extent and for so long as the other Party’s breach so impairs or limits the Obligated Party’s ability to perform its Commercialization activities under this Agreement.

9. RECORDS AND AUDITS.

9.1. Research and Manufacturing Records.  Each Party shall maintain, consistent with its then-current internal policies and practices, and cause its Affiliates, Sublicensees, employees and Subcontractors to maintain, consistent with its internal policies and applicable Law, for [***], records and laboratory notebooks, inventory, purchase and invoice records and Manufacturing records with respect to the Licensed Products in sufficient detail and in a good scientific manner appropriate for (i) inclusion in filings with Regulatory Authorities, and (ii) obtaining and maintaining intellectual property rights and protections, including Patent Rights.  Such records and laboratory notebooks shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved.  Each Party shall allow, and cause its Affiliates, Sublicensees, employees and subcontractors to allow, the other Party, to the extent necessary for such regulatory or intellectual property protection purposes, inspect or copy such records, subject to redaction by such Party.

9.2. Financial Records.  Each Party shall keep and shall cause its Affiliates and Sublicensees to keep complete and accurate books and accounts of record (i) used for determination of Development, Manufacturing or Commercialization costs and expenses incurred in connection with the performance of its activities and obligations under this Agreement, and (ii) in connection with the sale of Licensed Products, including without limitation, sales analysis, general ledgers, financial statements, and tax returns, in each case, in accordance with GAAP and such Party’s then-current accounting procedures and in sufficient detail to permit accurate determination of all figures necessary for verification of amounts to be paid under this Agreement or used in the calculation of any

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cost sharing arrangement, including without limitation, royalties, Sales Milestone Payments, amounts for Cost of Goods Sold.  Each Party shall, and shall cause its Affiliates and Sublicensees to, maintain such records for a period of at least six (6) years after the end of the Calendar Quarter in which they were generated.

9.3. Audits.

9.3.1. Upon reasonable advance written notice by a Party (the “Auditing Party”) and not more than once in each Calendar Year (except for cause), the other Party (the “Audited Party”) and its Affiliates shall permit, and shall use reasonable efforts to cause their Sublicensees to permit, the Auditing Party or licensors of AGTC Technology (or an attorney or CPA of such licensor), or an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to have access during normal business hours to such of the records of the Audited Party and its Affiliates and, if applicable, their Sublicensees as may be reasonably necessary to (a) verify the accuracy of the applicable royalty or milestone payments hereunder, (b) verify the accuracy of any Development, Manufacturing or Commercialization costs and expenses submitted to the other Party for reimbursement or required for purposes of effecting or managing a cost sharing arrangement under this Agreement or (c) verify the accuracy of any financial information provided by the Audited Party to the Auditing Party under Exhibit C, as applicable, in each case, for any year ending not more than thirty-six (36) months prior to the date of such request.  No year may be audited more than once, except for cause.  The accounting firm will enter a confidentiality agreement reasonably acceptable to the Audited Party governing the use and disclosure of the Audited Party’s information disclosed to such firm, and such firm shall disclose to the Auditing Party only whether the information provided by the Audited Party to the Auditing Party as described in clauses (a) through (c) above was accurate, and the specific details concerning any discrepancies, which information shall be Confidential Information of the Audited Party.

9.3.2. Unless disputed by either Party in good faith, if such accounting firm concludes that any payments paid by a Party to the other Party during the audited period were more or less than the amount actually due, the underpaying Party shall pay any additional amounts due, or the overpaid Party will refund any amounts overpaid, as applicable, in each case plus interest as set forth in Section 6.10, within forty-five (45) days after the date the written report of the accounting firm so concluding is delivered to AGTC and Biogen.  The written report will be binding on the Parties absent clear error.  The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, that if the audit results in a payment adjustment of more than five percent (5%), then the Audited Party shall pay the reasonable fees and expenses charged by such accounting firm.  The Auditing Party shall treat all financial information disclosed by its accounting firm pursuant to this Section 9.3 as Confidential Information of the Audited Party for purposes of Article 14 of this Agreement.

9.3.3. In the event of a good faith dispute by either Party regarding the result of an audit made pursuant to this Section 9.3, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally recognized standing to perform a second audit.  If such audit is requested by the Audited Party because the Audited Party was found by the initial audit to have underpaid and the second audit confirms that the Audited Party underpaid, then the Audited Party shall bear all costs associated with the second audit.  If such audit is requested by the Auditing Party because the Audited Party was found by the initial audit to have overpaid and the second audit confirms that the Audited Party overpaid, then the Auditing Party shall bear all costs associated with the second audit.  Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay.  No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 6.10, being payable within forty-five (45) days after the date the written report of the accounting firm so concluding is delivered to both Parties.

10. REPORTS.

10.1. Development Reports.

10.1.1. JDC Reports and Exchange of Information.  During the period of the JDC’s authority under Section 2.1.5 with respect to any Collaboration Program, each Party shall keep the JDC informed of the progress of its activities under each Development Plan (and during any period in which AGTC is Manufacturing Licensed Products under Article 12, its Manufacturing activities), including delivering quarterly written updates of its progress under each Development Plan (and Manufacturing activities, if applicable) to the JDC at least five (5) Business Days in advance of each JDC meeting.  Any such updates delivered by AGTC shall include, with respect to any Pre-Funded Activities or Pre-Funded Discovery Activities, as

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applicable, under such Collaboration Program, (a) the number of FTEs employed with respect to the applicable Collaboration Program, (b) the applicable FTE rates of such FTEs and (c) detailed information with respect to any Clinical Trials that AGTC is conducting for such Collaboration Program, including patient enrollment information and information regarding Clinical Trial sites.  In addition, each Party shall provide to the JDC at least ten (10) days in advance of each JDC meeting, summaries of Program Data from such Collaboration Program and any AGTC Technology (including AGTC Improved Technology) or Biogen Technology (including Biogen Platform Improvement Technology), as applicable, arising under such Collaboration Program.

10.1.2. Continuing Reporting Obligations.  After the JDC’s authority is discontinued with respect to any Collaboration Program pursuant to Section 2.1.5, the Parties shall meet annually until the First Commercial Sale of a Licensed Product under such Collaboration Program to discuss the ongoing Development activities with respect to such Collaboration Program.  To the extent practicable, the Parties will combine the annual meetings for some or all such Collaboration Programs.  Such annual meetings may be in person or by teleconference.  No later than December 31st of each Calendar Year until the First Commercial Sale of a Licensed Product from each Collaboration Program, Biogen shall provide to AGTC a report containing summaries of the following items with respect to such Collaboration Program: (a) a status update with respect to research, pre-clinical, clinical and CMC matters for such Collaboration Program, (b) budget and timeline for the Development activities for such Collaboration Program, (c) status of Development activities with respect to the applicable development milestones for such Collaboration Program, (d) changes in Development assumptions for such Collaboration Program due to new information (e.g., new clinical data or feedback from a Regulatory Authority) and (e) the plan for Development activities for such Collaboration Program for the following year across all relevant functions. Biogen shall consider any input it receives from AGTC regarding the Development activities performed under a Collaboration Program in its sole discretion.

10.2. Commercialization Reports.

10.2.1. JCC Reports.  Biogen shall prepare and present to the JCC an initial Commercialization Plan and Commercialization Budget for any Cost Share Product in accordance with Section 8.1.2, and shall provide the JCC with updates to such Commercialization Plan and Commercialization Budget in accordance with Section 8.1.2.  During such time as the JCC is in existence under Section 2.2, Biogen shall keep AGTC reasonably informed, through the JCC, about the status of Biogen’s Commercialization activities with respect to each Cost Share Product by providing, on a quarterly basis, a summary of such activities conducted during the prior Calendar Quarter.

10.2.2. Exchange of Commercialization Information.  With respect to (a) the first Initial Licensed Product for which Biogen expects to receive Regulatory Approval in the United States and (b) the second Initial Licensed Product for which Biogen expects to receive Regulatory Approval in the United States, if such Initial Licensed Product is a Co-Promotion Product, provided, in each case ((a) and (b)), that such Initial Licensed Product is not a Cost Share Product, the Parties shall, subject to the last sentence of this Section 10.2.2, meet in person or by teleconference to discuss Commercialization activities with respect to such Initial Licensed Product once every [***] months during the period starting twelve (12) months prior to anticipated First Commercial Sale of such Initial Licensed Product in the United States and ending [***] months after First Commercial Sale of such Initial Licensed Product in the United States.  During each such meeting, the Parties shall discuss (i) developing and executing a commercial launch and pre-launch plan for such Initial Licensed Product, (ii) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of such Initial Licensed Product and (iii) marketing and promotion plans and activities, in each case, with respect to such Initial Licensed Product.  Notwithstanding the foregoing, this Section 10.2.2 shall not apply in the event that AGTC is not conducting a Pivotal Trial for or commercializing any AAV Product during the period in which the Parties would otherwise conduct the meetings described in this Section 10.2.2. Biogen shall consider AGTC’s comments regarding Commercialization of any Initial Licensed Product in its sole discretion.

11. TECHNOLOGY AND REGULATORY TRANSFERS

11.1. Initial Technology Transfer.  Within the time periods set forth in a technology transfer plan to be agreed by the Parties within sixty (60) days after the Effective Date, AGTC shall transfer to Biogen at AGTC’s sole expense [***], to the extent not already transferred to Biogen under the Manufacturing Technology Agreement, a true and complete copy as reasonably practicable of (a) data embodying any AGTC Know-How and (b) other tangible embodiments of AGTC Know-How, in each case ((a) and (b)), with respect to the Licensed Products existing on the date of such transfer, in such format as Biogen may reasonably request (including by download of digital files to a secure website or e-room designated and controlled by Biogen, to which AGTC has equivalent access).

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11.2. Ongoing Technology Transfers.  The Parties shall conduct a transfer [***], or more frequently at such time as (a) new material Program Data, Manufacturing-related Development data, AGTC Technology or Biogen Technology, as applicable, comes into a Party’s Control or (b) Biogen takes control of Development activities, Manufacturing activities or regulatory activities with respect to a Collaboration Program under any provision of this Agreement, including under Section 3.1.3, Section 3.4, Section 4.7, Section 4.8 or Section 12.1, in each case ((a) and (b)), in accordance with a technology transfer plan, to transfer to the other Party (i) if the transferee Party is Biogen, any Program Data, Manufacturing-related Development data or any and all tangible Know-How within the AGTC Technology (including AGTC Improved Technology and any AGTC Technology that is necessary or useful to enable the Manufacture of a Licensed Product), and (ii) if the transferee Party is AGTC, any and all tangible Know-How within the Biogen Technology (including Biogen Platform Improvement Technology) that is necessary for AGTC to exercise its rights or perform its obligations under this Agreement, in each case ((i) and (ii)), to the extent not already transferred to the transferee Party under this Agreement or the Manufacturing Technology Agreement, and in such format as the transferee Party may reasonably request (including, if the transferee Party is Biogen, by download of digital files to a secure website or e-room designated and controlled by Biogen, to which AGTC has equivalent access).  Further, each Party shall make appropriate personnel available to the other Party at reasonable times and places, including by telephone during normal business hours, and upon reasonable prior notice for the purpose of assisting such other Party to understand and use the applicable AGTC Technology or Biogen Technology for the Development, Manufacture, Commercialization and use of Licensed Products in accordance with this Agreement. Any activities under this Section 11.2 shall be conducted at AGTC’s sole expense.

11.3. Transfer of Materials.  To facilitate the conduct of each Collaboration Program, each Party shall provide any Materials required by the applicable Development Plan to be transferred to the other Party and may provide to the other Party certain other Materials.  Prior to the commencement by either Party of any Development activities with respect to a Collaboration Program, the other Party shall transfer to such Party, within a reasonable timeframe, all Materials reasonably required and as set forth in the applicable Development Plan in order to conduct such Development activities.  Prior to the commencement of Manufacturing of any Licensed Product by Biogen, AGTC shall transfer to Biogen, at Biogen’s request, any Materials specific to a Licensed Product and reasonable quantities of Materials that are not specific to a Licensed Product but that are used by AGTC or its Affiliates or Subcontractors in the Manufacture of such Licensed Product that are necessary or useful to enable Biogen to practice its license and rights under this Agreement.  Subject to Section 12.1.1 and Section 12.1.2, all Materials shall remain the sole property of the supplying Party, shall be used only in the fulfillment of obligations or exercise of rights under this Agreement and solely under the control of the receiving Party, shall not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a permitted Subcontractor) without the prior written consent of the supplying Party, and, except with respect to any Materials provided by one Party to the other Party hereunder for use in a Clinical Trial, shall not be used in research or testing involving human subjects, unless expressly agreed.  All Materials supplied under this Section 11.3 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.  The transfer of Materials under this Section 11.3 shall be conducted at AGTC’s expense.

11.4. Restrictions on Use and Transfer of Materials.   Schedule 11.4 sets forth the Materials to which each of the following restrictions applies.  Upon the transfer under Section 11.3 of any Third Party Materials not listed on Schedule 11.4, AGTC will notify Biogen of any restrictions applicable to such Materials.

11.4.1. [***] Biological Materials.

(a) Biogen acknowledges that all rights, title and interest in and to all materials scheduled in the [***] Agreements, together with all progeny, mutants, replicates and derivatives (modified or unmodified) thereof (collectively, the “[***] Biological Material(s)”) shall be owned solely and exclusively by [***].  For clarity, the [***] Biological Materials do not include (a) any virus produced by AGTC, Biogen, or their respective Affiliates or sublicensees through the use of the [***] Biological Materials, provided that such virus does not contain any [***] Biological Materials or any functional portion or functional fragment thereof (a “[***] Virus”) or (b) any product produced by a [***] Virus (a “[***] Product”).

(b) Biogen acknowledges that AGTC is required to inform [***]of any [***] Biological Material created by Biogen that is different from, and a modification to, the [***] Biological Material listed in part (a) of Schedule 11.4.  Biogen shall not use the [***] Biological Material other than in accordance with the rights expressly granted by the applicable [***] Agreement. Biogen shall not sell or otherwise transfer any [***] Biological Material to any Affiliate or Third Party, except in connection with a sublicense granted in accordance with the provisions of this Agreement.  The [***] Biological Material shall not be used in humans. All of the [***] Biological Material is experimental in nature and shall be used with prudence and appropriate caution since not all of their characteristics

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are known. Biogen acknowledges that as between AGTC and [***], all right, title and interest in and to all [***] Viruses, [***] Products, and any intellectual property applying thereto or to the production thereof, shall be owned solely and exclusively by AGTC.  For the avoidance of doubt, nothing herein prohibits or is intended to prohibit the use of the [***] Products in humans.

(c) Except as expressly provided herein, nothing in this Agreement will be construed to confer any ownership interest, license or other rights upon Biogen by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of [***], or any other entity, regardless of whether such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any [***] Biological Material or the other Materials listed in part (a) of Schedule 11.4.

(d) Biogen shall not enter into any agreement under which Biogen grants to or otherwise creates in itself or any Affiliate or Third Party a security interest in any [***] Agreement or its rights under any [***] Agreement and any such security interest shall be null and void and of no legal effect. This limitation shall apply to any [***] Biological Material or the other Materials listed in part (a) of Schedule 11.4.

11.4.2. [***]. The use of any [***] listed on part (b) of Schedule 11.4 licensed under the Agreement, dated [***], between AGTC and [***], as amended on [***], and as may be further amended shall be subject to the following terms: (i) Biogen shall only have the right to distribute and license the [***] and (ii) shall be subject to the terms and conditions included in Schedule 11.4.2, which terms and conditions allow for commercial use, despite references to “research purposes only”.

11.4.3. [***]. Biogen acknowledges that any [***] listed on part (c) of Schedule 11.4 under the [***] Agreement, dated March 13, 2014 by and between [***] and AGTC, shall at all times remain the property of [***]. With respect to such [***], Biogen may transfer such [***] to its Affiliates or Third Parties to the extent necessary for said Affiliates or Third Parties to Manufacture for Biogen (i) AAV or (ii) the raw materials and components used in connection with the preparation of AAV.  Biogen shall provide to AGTC written notification of the identity of any such Third Party that receives such Materials from Biogen along with a certification that such transfer is in compliance with this Section 11.4.3 within thirty (30) days of such transfer.

11.4.4. [***]. Biogen acknowledges and agrees that all direct derivatives and modifications to the [***] listed on part (d) of Schedule 11.4 created by AGTC or Biogen shall be the property of [***] and shall be considered Know-How under [***] referenced in part (d) of Schedule 11.4, provided, however, that all other materials, substances, modifications, cell lines, derivations, progeny created, developed or produced by AGTC as a result of AGTC’s research or use of such Know-How shall, as between AGTC and [***], be the property of AGTC, including the intellectual property rights associated therewith.

11.5. Regulatory Transfers.

11.5.1. No later than thirty (30) days prior to the anticipated date of Regulatory Approval for the XLRS Product in the United States, the Parties shall finalize a mutually agreed regulatory transfer plan for the XLRS Product, which shall include a timeline for execution of such transfer.  Thereafter, AGTC shall, at AGTC’s expense, commence transfer to Biogen of ownership of the INDs and Orphan Drug Designations and related filings and documentation for the XLRS Product submitted to any Regulatory Authority in the Territory, and the Marketing Application and related filings and documentation for the XLRS Product submitted to the FDA and the initial Regulatory Approval for the XLRS Product in the United States in accordance with such regulatory transfer plan, and shall complete such transfer within ninety (90) days after the date of Regulatory Approval for the XLRS Product in the United States, which time period may be extended due to a delay caused by a Regulatory Authority; provided, however, that with respect to any Orphan Drug Designations for the XLRS Product in the ROW Territory, AGTC shall transfer such Orphan Drug Designations to Biogen no later than  sixty (60) days after the dosing of the first subject in the Pivotal Trial for the XLRS Product, which time period may be extended due to a delay caused by a Regulatory Authority. Thereafter, Biogen will be the sole owner of all INDs, Orphan Drug Designations, Marketing Applications, Regulatory Approvals and related filings and documentation submitted to any Regulatory Authority before, on or after the date of such transfer with respect to the XLRS Product in all countries in the Territory, to the extent that Biogen was not already the owner of any such INDs, Orphan Drug Designations, Marketing Applications, Regulatory Approvals or related filings and documentation in any country in the Territory.  Notwithstanding the foregoing, Biogen may request that AGTC continue any ongoing Clinical Trials and, with respect to any associated regulatory filings or

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documentation submitted to any Regulatory Authority with respect to any ongoing Clinical Trial that AGTC is continuing at Biogen’s request at the time of such transfer, AGTC shall not be obligated to transfer ownership of such regulatory filings or documentation to Biogen until the completion of such Clinical Trial.

11.5.2. No later than thirty (30) days prior to the anticipated date of completion of the Clinical Study Report for such FIH Trial, which Clinical Study Report shall be prepared together by the Parties during the course of the Clinical Trial, for the XLRP Product, the Parties shall finalize a mutually agreed regulatory transfer plan for the XLRP Product under which AGTC shall, at AGTC’s expense, commence transfer to Biogen ownership of all INDs, Orphan Drug Designations and related filings and documentation submitted to any Regulatory Authority, and the study database with respect to such FIH Trial, and shall take all steps necessary to effectuate such transfer in accordance with such regulatory transfer plan.  Thereafter, subject to AGTC’s rights under Section 16.8.1, Biogen will be the sole owner of all INDs, Orphan Drug Designations, Marketing Applications, Regulatory Approvals and related filings and documentation submitted to any Regulatory Authority before, on or after the date of such transfer with respect to the XLRP Product in all countries in the Territory, to the extent that Biogen was not already the owner of any such INDs, Orphan Drug Designations, Marketing Applications, Regulatory Approvals or related filings and documentation in any country in the Territory.

12. MANUFACTURE AND SUPPLY.

12.1. Responsibilities.

12.1.1. Initial Licensed Products.  AGTC shall be solely responsible for Manufacturing clinical supply of each Initial Licensed Product, either itself or through one or more Affiliates or Third Parties, in accordance with the applicable Development Plan, until completion of the FIH Trial for such Initial Licensed Product and any other Clinical Trial that the JDC or any Regulatory Authority determines is required to be conducted prior to the Pivotal Trial for such Initial Licensed Product. Thereafter, Biogen shall be solely responsible for Manufacturing clinical supply of such Initial Licensed Product, either itself or through one or more Affiliates or Third Parties, including the Manufacture of clinical supply of the XLRS Product for use by AGTC in the Pivotal Trial for the XLRS Product. Effective as of the date that Biogen becomes responsible for Manufacture of an Initial Licensed Product in accordance with this Section 12.1.1, AGTC shall, and hereby does, subject to the terms of the Existing License Agreements as set forth in Section 11.4, transfer to Biogen ownership of those portions of the master cell banks delivered to Biogen under Section 11.3 and applicable viral seed stocks and/or master viral banks, reagents and reference standards for such Initial Licensed Product, or, if AGTC does not have ownership of the foregoing Materials, AGTC shall, and hereby does, transfer to Biogen all of AGTC’s right, title and interest in and to such Materials. Biogen shall be solely responsible for Manufacturing commercial supply of the Initial Licensed Products, either itself or through one or more Affiliates or Third Parties.  In the event that the Parties mutually agree that either Party (or its Affiliate or Subcontractor) will Manufacture clinical supply of any Initial Licensed Products for use by the other Party in Clinical Trials or other Development activities conducted by such other Party under this Agreement, the Parties will discuss in good faith and agree upon reasonable terms, including quality assurance provisions, for such Manufacture and supply.

12.1.2. Discovery Products.  Biogen shall be solely responsible for Manufacturing clinical and commercial supply of the Discovery Products, either itself or through one or more Affiliates or Third Party Subcontractors.  In the event that the Parties mutually agree that AGTC (or its Affiliate or Third Party Subcontractor) will Manufacture clinical supply of any Discovery Products for use by Biogen in Clinical Trials or other Development activities conducted by Biogen under this Agreement, the Parties will discuss in good faith and agree upon reasonable terms, including quality assurance provisions, for such Manufacture and supply.  Biogen shall, subject to the terms and retained rights included in the Existing License Agreements as set forth in Section 11.4, have sole ownership of those portions of the master cell banks delivered to Biogen under Section 11.3 and applicable viral seed stocks and/or master viral banks, reagents and reference standards for such Discovery Product, or, if AGTC does not have ownership of the foregoing Materials, AGTC shall, and hereby does, transfer to Biogen all of AGTC’s right, title and interest in and to such Materials .

12.2. Costs of Supply.  If, in accordance with Section 12.1.1, AGTC Manufactures and supplies quantities of any Licensed Product other than a Cost Share Product to Biogen, AGTC shall supply such quantities to Biogen at the Cost of Goods Sold for such Licensed Product.  Biogen shall make all payments to AGTC on the schedule and in accordance with the terms agreed upon by the Parties under Section 12.1.1.  If, in accordance with Section 12.1.1, AGTC Manufactures and supplies quantities of any Cost Share Product to Biogen, then the costs of such Manufacture and supply shall be accounted for in the calculation of Operating Profit or Loss as “Cost of Goods Sold” in accordance with the provisions of Exhibit C.  With respect to quantities of the XLRS Product Manufactured by Biogen and supplied to AGTC for use in the Pivotal Trial for the XLRS Product, such quantities shall be supplied at

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no cost, if AGTC has exercised the Milestone/Royalty Option for the XLRS Product.  If AGTC has exercised the Cost Share Option for the XLRS Product, then the costs of such Manufacture and supply shall be accounted for in the calculation of Operating Profit or Loss as “Cost of Goods Sold” in accordance with the provisions of Exhibit C.

12.3. Requirements regarding Supply and Manufacture.  Each of the Parties agrees that all supply and Manufacture of Licensed Products pursuant to this Agreement, whether by a Party or a Third Party, shall, and shall require its Affiliates and Subcontractors to, when required, comply with all applicable Laws, including applicable cGMP.

13. INTELLECTUAL PROPERTY.

13.1. Ownership of Intellectual Property.

13.1.1. Invention Disclosure; Ownership of Inventions.  During the Term, each Party shall notify the other Party within sixty (60) days of any inventions, developments or discoveries that are made by its or its Affiliates’ employees, agents or independent contractors in connection with their activities under this Agreement.  Each Party shall own all right, title and interest in and to: (a) any and all inventions, developments or discoveries made solely by its or its Affiliates’ employees, agents or independent contractors in connection with their activities under this Agreement; (b) any and all Patent Rights claiming any invention, development or discovery described in clause (a) of this Section 13.1.1; and (c) any and all Know-How embodied by or in any invention, development or discovery described in clause (a) of this Section 13.1.1.  Inventorship shall be determined in accordance with United States patent laws.

13.1.2. Ownership of Joint Know-How and Joint Patent Rights.  The Parties shall jointly own any Joint Technology, other than any Program Data.  Subject to the grant of licenses under Section 5.1 and Section 5.4, the exclusivity provisions of Section 5.8, the reversionary rights under Section 16.8.1 and the Parties’ other rights and obligations under this Agreement, each Party shall be free to exploit Joint Patent Rights and Joint Know-How pursuant to the license grant set forth in Section 5.4.1, including granting a license under such Joint Technology without accounting to the other Party in accordance with Section 5.4.1.

13.1.3. Program Data.  As between the Parties, Biogen shall own all Program Data, and such Program Data shall be the Confidential Information of Biogen.  AGTC, on behalf of itself and its Affiliates, hereby agrees to and does hereby assign to Biogen all of AGTC’s and its Affiliates’ right, title and interest in and to the Program Data.  AGTC will, and will cause its Affiliates to, execute and deliver all requested assignments and other documents, and take such other actions as Biogen may reasonably request, in order to perfect and enforce Biogen’s rights in the Program Data.  Except as expressly provided in this Agreement, and except in the case AGTC elects to receive a license under Section 16.8.1 in which case AGTC shall be free to publish, use or access any Program Data for the applicable Collaboration Program, neither AGTC, its Affiliates nor any Third Party may publish, use, access or cross reference any Program Data without prior written consent from Biogen, which shall not be unreasonably withheld, conditioned or delayed for any publication or presentation regarding the AGTC Platform, generally.

13.2. Personnel Obligations.  Each employee, agent or independent contractor (including all Subcontractors) of a Party or its respective Affiliates performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to the applicable Party or Affiliate all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent or patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

13.3. Patent Representatives.

13.3.1. Responsibilities; Decision-Making.

(a) Within thirty (30) days of the Effective Date, each Party will appoint a patent representative as the point person to manage that Party’s review and comment on (a) Patent Rights being prepared, filed, prosecuted and maintained subject to the provisions in this Article 13 and (b) materials for publications, subject to the provisions in Section 14.6 (the “Patent Representative”).  Each Party shall be permitted to appoint a new Patent Representative

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upon written notice to the other Party.  The Patent Representatives will meet on a regular basis at a frequency to be agreed from time to time by the Patent Representatives, but no less than twice per year, and will (i) determine by mutual agreement in accordance with the principles set forth in Section 13.3.2 whether intellectual property arising out of activities performed under the Collaboration Programs are Product-Specific Technology, AGTC Improved Technology, Joint Improved Technology, Joint Platform Improvement Technology or Biogen Platform Improvement Technology, (ii) determine by mutual agreement, as required under Section 13.4.2(a)(ii), whether any applicable AGTC Patent Right, Joint Platform Improvement Patent Right or Biogen Platform Improvement Patent Right contains at least one claim that Covers the Development, Manufacture, Commercialization or use of any Licensed Product, (iii) determine by mutual agreement whether intellectual property that comes into the Control of AGTC or its Affiliates during the Term falls within the definition of the AGTC Platform, (iv) determine by mutual agreement to update Schedule 1.22-1, Schedule 1.22-2, Schedule 1.23, Schedule 1.40, Schedule 1.212 or Schedule 4.2.1, (v) coordinate as reasonably necessary or useful to achieve the greatest degree of patent coverage and to avoid creating potential issues in prosecution of the Product-Specific Patent Rights and the applicable AGTC Patent Rights, Biogen Patent Rights and Joint Patent Rights and (vi) facilitate the exchange of information between the Parties in matters related to intellectual property.

(b) In the event the Patent Representatives cannot reach an agreement on any matter to be determined by the Patent Representatives pursuant to this Section 13.3 within thirty (30) days, such dispute shall be escalated to the Alliance Managers for resolution.  Following such thirty (30)-day period, either Alliance Manager may elect to obtain an opinion on such matter from an independent outside patent counsel mutually agreed by the Patent Representatives, the costs of which shall be borne equally by the Parties.  If either Alliance Manager elects to obtain such an opinion, the Alliance Managers shall consider such opinion, but such opinion shall not be binding on the Parties.  If the Alliance Managers are unable to reach agreement with respect to such decision within fifteen (15) days of (i) the date of escalation of the dispute, if neither Alliance Manager elects to obtain an opinion of outside patent counsel or (ii) receipt of the opinion of outside patent counsel, if an Alliance Manager elects to obtain such an opinion, such dispute shall be escalated to the Chief Executive Officer of each Party (or his/her nominee), and such Chief Executive Officers (or their nominees, as applicable) will meet promptly to attempt to resolve the dispute by good faith negotiations.  In the event that such dispute is escalated to the CEOs (or their nominees, as applicable), the Alliance Managers shall (x) obtain a non-binding opinion of independent outside patent counsel as set forth in this Section 13.3.1(b), if they have not already obtained such an opinion in accordance with this Section 13.3.1(b), and (y) provide such opinion to the CEOs (or their nominees, as applicable) for their consideration.

13.3.2. Classification of Technology.  The Patent Representatives shall adhere to the following principles in conducting their activities and exercising their decision-making authority as set forth in Section 13.3.1:

(a) For the purposes of this Agreement, all provisional patent applications shall include at least one claim.

(b) Subject to the provisions of Section 1.212, a Patent Right shall be classified by reference to its claim(s).  No Patent Right may be classified in more than one of the following categories: Product-Specific Patent Rights, AGTC Improved Patent Rights, Joint Improved Patent Rights, Joint Platform Improvement Patent Rights and Biogen Platform Improvement Patent Rights; provided, however, that an initial filing may be classified in more than one category if it includes claims in more than one category, subject to the Parties’ obligations under Section 13.3.2(c) with respect to subsequent amendments to such initial filing.  With respect to any filing classified in more than one category under the preceding proviso, the Party that made such filing shall have the right to continue prosecution and maintenance of such filing until such time as the Patent Representatives classify the applicable Patent Right in one category.

(c) The Parties shall use reasonable efforts to file the applicable Patent Rights so that all claims under any such Patent Right are in no more than one of the following categories (including, if necessary, amended any initial filing such that all claims are in no more than one of such categories): Product-Specific Patent Rights, AGTC Improved Patent Rights, Joint Improved Patent Rights, Joint Platform Improvement Patent Rights and Biogen Platform Improvement Patent Rights.

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13.4. Filing, Prosecution and Maintenance of Patent Rights.

13.4.1. Product-Specific Patent Rights.

(a) Biogen shall, at its own expense (subject to Section 13.4.1(d)), prepare, file, prosecute and maintain any Product-Specific Patent Rights, in all countries determined by Biogen.  Biogen shall keep AGTC advised on the status of the prosecution of all patent applications included within such Product-Specific Patent Rights and the maintenance of any issued patents included within such Product-Specific Patent Rights.  Further, Biogen shall consult and reasonably cooperate with AGTC with respect to the preparation, filing, prosecution and maintenance of such Product-Specific Patent Rights, including: (i) allowing AGTC a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority; and (ii) reflecting any reasonable comments offered by AGTC in any final filings submitted by Biogen to any relevant patent office or Governmental Authority, to the extent such comments are intended to prevent any detrimental effect on the prosecution and maintenance of any Patent Rights owned or Controlled by AGTC, provided that Biogen does not reasonably determine that such comments are detrimental to the prosecution, maintenance or enforcement of any Patent Rights owned or Controlled by Biogen.

(b) If Biogen elects not to file a patent application included in such Product-Specific Patent Rights in any country or elects to cease the prosecution or maintenance of any such Product-Specific Patent Right in any country, then Biogen shall provide AGTC with written notice immediately, but not less than sixty (60) days before any action is required, upon the decision to not file or continue the prosecution of such patent application or maintenance of such Patent Right.  In the event Biogen has provided notice to AGTC as described in the preceding sentence, Biogen shall permit AGTC, in AGTC’s sole discretion, to file or continue prosecution or maintenance of any such Product-Specific Patent Right in such country at AGTC’s expense, [***], and provided, further, that, if AGTC has the right to file or continue prosecution or maintenance of such Product-Specific Patent Right, AGTC shall consult with Biogen with respect to the preparation, filing, prosecution and maintenance of such Product-Specific Patent Rights, including: (i) allowing Biogen a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority, (ii) reflecting any reasonable comments offered by Biogen in any final filings submitted by AGTC to any relevant patent office or Governmental Authority to the extent such comments are intended to prevent any detrimental effect on the prosecution and maintenance of any Patent Rights owned or Controlled by Biogen, provided that AGTC does not reasonably determine that such comments to be detrimental to the prosecution, maintenance or enforcement of any Patent Rights owned or Controlled by AGTC and (iii) not taking any position with respect to such Product-Specific Patent Right that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by Biogen under this Agreement without the prior written consent of Biogen, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Notwithstanding anything to the contrary, if AGTC Controls any Product-Specific Patent Rights pursuant to any Third Party agreement, then Biogen shall have the rights set forth in this Section 13.4.1 with respect to the prosecution and maintenance of such Product-Specific Patent Rights solely to the extent that AGTC has such rights under such Third Party agreement and is authorized to allow its sublicensees to take control over such rights.  If AGTC has limited rights with respect to the preparation, filing, prosecution and maintenance of such Product-Specific Patent Rights under such Third Party agreement (e.g., review and comment rights or the right to control prosecution and maintenance without the right to allow sublicensees to take control over such rights) then AGTC shall, to the extent allowable, pass such rights through to Biogen and permit Biogen to exercise such rights through AGTC with respect to the preparation, filing, prosecution and maintenance of such Product-Specific Patent Rights.

(d) Notwithstanding anything to the contrary, with respect to any Product-Specific Patent Right that Covers or claims a Cost Share Product, the Out-of-Pocket Costs incurred by either Party in connection with the preparation, filing, prosecution and maintenance of such Product-Specific Patent Right under this Section 13.4.1 shall be shared by the Parties in accordance with Section 6.3.

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13.4.2.Other Patent Rights.

(a) AGTC Patent Rights.

(i) As between the Parties, AGTC shall, at its own expense, prepare, file, prosecute and maintain all AGTC Patent Rights (other than those which are Product-Specific Patent Rights which, for clarity, shall be governed by Section 13.4.1 and AGTC Improved Patent Rights, which, for clarity, shall be governed by Section 13.4.2(b)), Biogen Platform Improvement Patent Rights and Joint Platform Improvement Patent Rights, in all countries determined by AGTC, after consultation with Biogen.  AGTC shall keep Biogen advised on the status of the prosecution of all patent applications included within such Patent Rights and the maintenance of any issued patents included within such Patent Rights.  Further, AGTC shall consult and reasonably cooperate with Biogen with respect to the preparation, filing, prosecution and maintenance of such Patent Rights, including: (i) allowing Biogen a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority; and (ii) considering in good faith any reasonable comments offered by Biogen in any final filings submitted by AGTC to any relevant patent office or Governmental Authority, to the extent such comments are intended to prevent any detrimental effect on the prosecution and maintenance of any Patent Rights owned or controlled by Biogen.

(ii) If AGTC elects not to file a patent application included in such AGTC Patent Rights, Biogen Platform Improvement Patent Rights or Joint Platform Improvement Patent Rights in any country or elects to cease the prosecution or maintenance of any such Patent Right in any country, if any such Patent Right contains at least one claim that Covers the Development, Manufacture, Commercialization or use of any Licensed Product, as determined by the Patent Representatives in accordance with Section 13.3.1, then AGTC shall provide Biogen with written notice immediately, but not less than thirty (30) days before any action is required, upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent.  In the event AGTC has provided notice to Biogen as described in the preceding sentence, AGTC shall permit Biogen, in Biogen’s sole discretion, to file or continue prosecution or maintenance of any such Patent Right in such country at Biogen’s expense, [***], and provided, further, that, if Biogen has the right to file or continue prosecution or maintenance of such AGTC Patent Right, Biogen shall consult with AGTC with respect to the preparation, filing, prosecution and maintenance of such Patent Rights, including: (a) allowing AGTC a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority, (b) reflecting any reasonable comments offered by AGTC in any final filings submitted by Biogen to any relevant patent office or Governmental Authority and (c) not taking any position with respect to such Patent Right that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights owned or Controlled by AGTC without the prior written consent of AGTC, which consent shall not be unreasonably withheld.

(iii) Notwithstanding anything to the contrary, with respect to any AGTC Patent Rights that contain at least one claim that Covers the Development, Manufacture, Commercialization or use of any Licensed Product, if AGTC Controls any such AGTC Patent Rights pursuant to any Third Party agreement, then AGTC shall have the obligations and Biogen shall have the rights set forth in this Section 13.4.2(a) with respect to the prosecution and maintenance of such AGTC Patent Rights solely to the extent that AGTC has such rights under such Third Party agreement and is authorized to allow its sublicensees to take control over such rights.  If AGTC has limited rights with respect to the preparation, filing, prosecution and maintenance of such AGTC Patent Rights under such Third Party agreement (e.g., review and comment rights or the right to control prosecution and maintenance without the right to allow sublicensees to take control over such rights) then AGTC shall, to the extent allowable, pass such rights through to Biogen and permit Biogen to exercise such rights through AGTC with respect to the preparation, filing, prosecution and maintenance of such AGTC Patent Rights.

(b) Biogen Patent Rights.

(i) Biogen shall have the sole right, in Biogen’s sole discretion, at its own expense, to prepare, file, prosecute and maintain all Biogen Patent Rights (other than any Product-Specific Patent Rights within

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such Biogen Patent Rights which, for clarity, shall be governed by Section 13.4.1 and Biogen Platform Improvement Patent Rights, which, for clarity, shall be governed by Section 13.4.2(a)), AGTC Improved Patent Rights and Joint Improved Patent Rights, in any country determined by Biogen and Biogen shall have no obligation to prosecute or maintain any such Patent Right.  Biogen shall keep AGTC advised on the status of the prosecution of all patent applications included within the AGTC Improved Patent Rights and the Joint Improved Patent Rights and the maintenance of any issued patents included within such AGTC Improved Patent Rights and the Joint Improved Patent Rights.  Further, Biogen shall consult and reasonably cooperate with AGTC with respect to the preparation, filing, prosecution and maintenance of such Patent Rights, including: (i) allowing AGTC a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority; and (ii) considering in good faith any reasonable comments offered by AGTC in any final filings submitted by Biogen to any relevant patent office or Governmental Authority, to the extent such comments are intended to prevent any detrimental effect on the prosecution and maintenance of any Patent Rights owned or controlled by AGTC.

(ii) If Biogen elects not to file a patent application included in such AGTC Improved Patent Rights or Joint Improved Patent Rights in any country or elects to cease the prosecution or maintenance of any such AGTC Improved Patent Right or Joint Improved Patent Right in any country, then Biogen shall provide AGTC with written notice immediately, but not less than thirty (30) days before any action is required, upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent.  In the event Biogen has provided notice to AGTC as described in the preceding sentence, Biogen shall permit AGTC, in AGTC’s sole discretion, to file or continue prosecution or maintenance of any such AGTC Improved Patent Right or Joint Improved Patent Right in such country at AGTC’s expense, [***], and provided, further, that, if AGTC has the right to file or continue prosecution or maintenance of such AGTC Improved Patent Right or Joint Improved Patent Right,  AGTC shall consult with Biogen with respect to the preparation, filing, prosecution and maintenance of such Patent Rights, including: (i) allowing Biogen a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority, (ii) reflecting any reasonable comments offered by Biogen in any final filings submitted by AGTC to any relevant patent office or Governmental Authority and (iii) not taking any position with respect to such Patent Right that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by Biogen under this Agreement without the prior written consent of Biogen, which consent shall not be unreasonably withheld.

(c) Joint Patent Rights.  In the event the Parties make any Joint Know-How (other than Product-Specific Know-How, Joint Platform Improvement Know-How and Joint Improved Know-How), the Patent Representatives shall promptly meet to discuss and determine whether to seek patent protection thereon.  Biogen shall have the first right, but not the obligation, to prepare, file, prosecute and maintain any Joint Patent Right (other than any Product-Specific Patent Rights within such Joint Patent Rights which, for clarity, shall be governed by Section 13.4.1, Joint Platform Improvement Patent Rights which, for clarity, shall be governed by Section 13.4.2(a) and Joint Improved Patent Rights, which, for clarity, shall be governed by Section 13.4.2(b)) throughout the world using patent counsel selected by Biogen and reasonably acceptable to AGTC. Biogen shall give AGTC an opportunity to review the text of any application with respect to such Joint Patent Right before filing, shall consult with AGTC with respect thereto, and shall supply AGTC with a copy of the application as filed, together with notice of its filing date and serial number.  Biogen shall keep AGTC reasonably informed of the status of the actual and prospective patent filings (including, without limitation, the grant of any Joint Patent Rights), and shall provide advance copies of any official correspondence related to the filing, prosecution and maintenance of such patent filings. AGTC shall reimburse Biogen for fifty percent (50%) of the reasonable Out-of-Pocket Costs incurred by Biogen in preparing, filing, prosecuting and maintaining such Joint Patent Rights, which reimbursement will be made pursuant to invoices submitted by Biogen to AGTC no more often than once per Calendar Quarter.  If either Party (the “Declining Party”) at any time declines to share in the costs of filing, prosecuting and maintaining any such Joint Patent Right, on a country by country basis, the Declining Party shall provide the other Party (the “Continuing Party”) with thirty (30) days’ prior written notice to such effect, in which event, the Declining Party shall (i) have no responsibility for any expenses incurred in connection with such Joint Patent Right after the end of such thirty (30) day period and (ii) if the Continuing Party elects to continue prosecution or maintenance, the Declining Party,

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upon the Continuing Party’s request, shall execute such documents and perform such acts, at the Continuing Party’s expense, as may be reasonably necessary (A) to assign to the Continuing Party all of the Declining Party’s right, title and interest in and to such Joint Patent Right and (B) to permit the Continuing Party to file, prosecute and maintain such Joint Patent Right.

13.5. Enforcement of Patent Rights.

13.5.1. Notice.  If either Biogen or AGTC becomes aware of any potential infringement, anywhere in the world, of any issued Patent Right within the AGTC Patent Rights, the Joint Patent Rights, or any Biogen Patent Rights that are Product-Specific Patent Rights or Biogen Platform Improvement Patent Rights, such Party will promptly notify the other Party in writing to that effect.  Any such notice shall include any available evidence to support an allegation of infringement by such Third Party.

13.5.2. Enforcement of Product-Specific Patent Rights, AGTC Improved Patent Rights and Joint Improved Patent Rights.  Except as otherwise provided in this Section 13.5.2, Biogen shall have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of any Product-Specific Patent Right, AGTC Improved Patent Right or Joint Improved Patent Right.  Biogen shall have the right to cause AGTC to join Biogen as a party plaintiff to any such suit, at Biogen’s expense, where such joinder is necessary for the enforcement of any such Patent Right.  If, after ninety (90) days after the date of notice given pursuant to Section 13.5.1, Biogen has not obtained a discontinuance of infringement of any such Patent Right, filed suit against any such Third Party infringer of such Patent Right or provided AGTC with information and arguments demonstrating to AGTC’s reasonable satisfaction that there is insufficient basis for the allegation of such infringement of such Patent Right, then AGTC shall have the right, but not the obligation, to bring suit against such Third Party infringer of such Patent Right with Biogen’s prior written consent, which may be withheld in Biogen’s sole discretion.  If such discontinuance, infringement or suit relates to a Cost Share Product, then the Out-of-Pocket Costs incurred by the Parties in connection with any action brought under this Section 13.5.2 shall be shared by the Parties in accordance with Section 6.3.  In all other events, each Party shall bear its own expenses in connection with any action taken by a Party pursuant to this Section 13.5.2.  Any recovery obtained by either Party as a result of any proceeding against a Third Party infringer shall be allocated as follows:

(a) Except where the recovery relates to a Cost Share Product (in which event, such recovery shall be shared by the Parties in accordance with Section 6.3), such recovery shall first be used to reimburse each Party pro rata for all litigation costs in connection with such litigation paid by that Party; and

(b) Except where the recovery relates to a Cost Share Product (in which event, such recovery shall be shared by the Parties in accordance with Section 6.3), Biogen shall retain [***] and AGTC shall retain [***] of the remaining portion of any such recovery.

13.5.3. Enforcement of other Biogen Patent Rights.  Biogen shall have the sole right, in its sole discretion, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of any Biogen Patent Right (other than any Product-Specific Patent Rights within the Biogen Patent Rights which, for clarity, shall be governed by Section 13.5.2 and other than any Biogen Platform Improvement Patent Right which, for clarity, shall be governed by Section 13.5.4).

13.5.4. Enforcement of other AGTC Patent Rights, Joint Platform Improvement Patent Rights and Biogen Platform Improvement Patent Rights.  Except as otherwise provided in this Section 13.5.4, AGTC shall have the sole right, in its sole discretion to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of any AGTC Patent Right (other than any Product-Specific Patent Rights or AGTC Improved Patent Rights within the AGTC Patent Rights which, for clarity, shall be governed by Section 13.5.2), Joint Platform Improvement Patent Right or Biogen Platform Improvement Patent Right.  AGTC shall have the right to cause Biogen to join AGTC as a party plaintiff to any such suit, at AGTC’s expense, where such joinder is necessary for the enforcement of any such Patent Right.  In the case of a Third Party infringer developing, manufacturing or commercializing an AAV Product that is competitive to a Licensed Product in the same indication and targeting the same gene (a “Competitive Infringement”) of any such Patent Right, unless AGTC has notified Biogen that it does not wish to bring such action or does not bring such action within the period of time set by court decree, the Parties shall jointly take action to obtain a discontinuance of infringement or bring suit in a Competitive Infringement.  Alternatively, if AGTC has notified Biogen that it does not wish to join such action or does not join within a period of time set by court decree, Biogen may take such action without AGTC in which case Biogen shall have the right to

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cause AGTC to join Biogen as a party plaintiff in such suit, at Biogen’s expense, where joinder is necessary for enforcement of the Patent Right.  If the infringement is a Competitive Infringement relating to a Cost Share Product, then the Out-of-Pocket Costs incurred by the Parties in connection with any action brought under this Section 13.5.4 shall be shared by the Parties in accordance with Section 6.3.  In all other events, each Party shall bear its own expenses in connection with any action taken by a Party pursuant to this Section 13.5.4.  Any recovery obtained by AGTC as a result of any proceeding that is not a Competitive Infringement proceeding shall be retained by AGTC.  Any recovery obtained by either Party as a result of any Competitive Infringement proceeding against a Third Party infringer shall be allocated as follows:

(a) Except where the recovery arose out of a Competitive Infringement relating to a Cost Share Product (in which event, such recovery shall be shared by the Parties in accordance with Section 6.3), such recovery shall first be used to reimburse each Party pro rata for all litigation costs in connection with such litigation paid by that Party; and

(b) Except where the recovery arose out of a Competitive Infringement relating to a Cost Share Product (in which event, such recovery shall be shared by the Parties in accordance with Section 6.3), Biogen shall retain [***] and AGTC shall retain [***] of the remaining portion of any such recovery.

13.5.5. Enforcement of other Joint Patent Rights.  Except as otherwise provided in this Section 13.5.5, Biogen shall have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer in a Competitive Infringement of any Joint Patent Right that is not a Product-Specific Patent Right, Joint Improved Patent Right or Joint Platform Improvement Patent Right.  Biogen shall have the right to cause AGTC to join Biogen as a party plaintiff to any such suit, at Biogen’s expense, where such joinder is necessary for the enforcement of any such Joint Patent Right.  If, ninety (90) days after the date of notice given pursuant to Section 13.5.1, Biogen has not obtained a discontinuance of infringement of such Joint Patent Right, filed suit against any such Third Party infringer of such Joint Patent Right or provided AGTC with information and arguments demonstrating to AGTC’s reasonable satisfaction that there is insufficient basis for the allegation of such infringement of such Joint Patent Right, then AGTC shall have the right, but not the obligation, to bring suit against such Third Party infringer of such Joint Patent Right.  With respect to any infringement of a Joint Patent Right that is not a Product-Specific Patent Right or Joint Platform Improvement Patent Right, where such infringement is not a Competitive Infringement, the Parties shall determine by mutual agreement (a) whether to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer and (b) which Party shall take control of such action or suit.  If the infringement is a Competitive Infringement relating to a Cost Share Product, then the Out-of-Pocket Costs incurred by the Parties in connection with any action brought under this Section 13.5.5 shall be shared by the Parties in accordance with Section 6.3.  In all other events, each Party shall bear its own expenses in connection with any action taken by a Party pursuant to this Section 13.5.5.  Any recovery obtained by either Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

(a) Except where the recovery arose out of a Competitive Infringement relating to a Cost Share Product (in which event, such recovery shall be shared by the Parties in accordance with Section 6.3), such recovery shall first be used to reimburse each Party for all litigation costs in connection with such litigation paid by that Party; and

(b) Except where the recovery arose out of a Competitive Infringement relating to a Cost Share Product (in which event, such recovery shall be shared by the Parties in accordance with Section 6.3):

(i) if the recovery arose out of a Competitive Infringement proceeding, then Biogen shall retain [***] and AGTC shall retain [***] of the remaining portion of any such recovery; and

(ii) if the recovery arose out of any proceeding that is not a Competitive Infringement proceeding, then the Parties shall share the remaining portion of such recovery equally.

13.5.6. Settlements. With respect to any action, suit, proceeding or claim involving a Patent Right under Section 13.5.2, Section 13.5.4 (solely in the case of a Competitive Infringement) or Section 13.5.5, the enforcing Party shall not consent to the entry of any judgment or enter into any settlement with respect to such an action or suit without the prior written consent of the other Party (which consent shall not unreasonably be withheld or delayed), provided that, if such action or suit relates to the infringement of any Biogen Patent Right that is a Product-Specific Patent Right, Biogen may consent to the entry of any judgment or enter into a settlement with respect to such Biogen Patent Right in Biogen’s sole discretion.

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13.5.7. Cooperation.  Each Party shall cooperate (including by executing any documents required to enable the other Party to initiate such litigation) with the other Party in any suit for infringement of any such Patent Right brought by the other Party against a Third Party in accordance with Section 13.5.2, Section 13.5.4 or Section 13.5.5, and shall have the right to consult with the other Party and to participate in and be represented by independent counsel in such litigation.  Neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Patent Right invalid or unenforceable.

13.6. Infringement and Third Party Licenses.

13.6.1. Infringement of Third Party Patents.  If the Development, Manufacture, Commercialization or use of any Licensed Product, the practice of any AGTC Patent Right or Joint Patent Right, or the exercise of any other right granted by AGTC to Biogen hereunder (collectively, the “Licensed Activities”) by Biogen or any of its Affiliates or Sublicensees is alleged by a Third Party to infringe such Third Party’s Patent Rights or other intellectual property rights, the Party becoming aware of such allegation shall promptly notify the other Party.  Additionally, if either Party determines that, based upon the review of any Third Party Patent Right or other Third Party intellectual property rights, it may be desirable to obtain a license from such Third Party with respect thereto so as to avoid any potential claim of infringement by such Third Party against either Party or their respective Affiliates or Sublicensees, such Party shall promptly notify the other Party of such determination and initiate discussions to determine whether such a license is desirable.

13.6.2. Negotiating Third Party Licenses.

(a) Either Party shall have the right to obtain a license under one or more Patent Rights or other intellectual property rights owned or controlled by a Third Party that are necessary or useful to conduct the Licensed Activities (collectively, “Third Party IP Rights”), provided that, (i) if AGTC is the licensee, AGTC is granted a sublicensable license under such Third Party IP Rights permitting AGTC and Biogen and their respective Affiliates and sublicensees to practice such Third Party IP Rights in connection with the Licensed Activities and the performance of any of its obligations or the exercise of any of their respective rights under this Agreement, under terms and conditions that, to the extent applicable to Biogen as a sublicensee of such Third Party IP Rights, are not more onerous in any material respect on Biogen than those contained in this Agreement and (ii) if Biogen is the licensee, [***], to the extent applicable to AGTC as a sublicensee of such Third Party IP Rights, are not more onerous in any material respect on AGTC than those contained in this Agreement.  Upon entry into any such agreement, the contracting Party shall promptly provide a copy of such agreement to the other Party and, in the case where AGTC is the contracting Party, AGTC shall provide Biogen with a proposed allocation of upfront payments contemplated by Section 6.6.1(b)(ii).  In the case of any such agreement entered into by AGTC, Biogen may, but shall not be required to, at any time after Biogen receives such copy, elect to take a sublicense to such Third Party IP Rights by notice to AGTC, and thereafter Biogen’s payment obligations under Section 13.6.2(b) shall apply, and the Know-How and Patent Rights included in such sublicense shall thereafter be deemed AGTC Technology.

(b) The royalties payable under (a) any such agreement that Biogen enters into with a Third Party or (b) solely to the extent that Biogen has elected to take a sublicense under this last sentence of Section 13.6.2(a), any such agreement that AGTC enters into with a Third Party, shall (i) reduce Biogen’s royalty obligations under this Agreement as and to the extent provided in Section 6.6.1, if the applicable Third Party IP Rights Cover or claim the Development, Manufacture, Commercialization or use of any Initial Licensed Product for which AGTC has exercised the Milestone/Royalty Option in accordance with Section 6.2.2 or any Discovery Product or (ii) be shared by the Parties in accordance with Section 6.3, if the applicable Third Party IP Rights Cover or claim the Development, Manufacture, Commercialization or use of any Initial Licensed Product for which AGTC has exercised the Cost Share Option in accordance with Section 6.2.2.

13.6.3. Third Party Infringement Suit.  If a Third Party sues Biogen or any of Biogen’s Affiliates or Sublicensees (each Person so sued being referred to herein as a “Sued Party”), alleging that the Licensed Activities of Biogen or any of Biogen’s Affiliates or Sublicensees during the Term and pursuant to this Agreement infringe or will infringe such Third Party’s Patent Rights, then, if such suit is an indemnifiable claim under Section 17.3, such suit shall, at Biogen’s election, be subject to the indemnification provisions of Article 17.  If Biogen does not seek and waives indemnification under Section 17.3 with respect to such suit, or if such suit is not an indemnifiable claim, then Biogen shall have the right to lead the defense of such suit and, upon Biogen’s request and in connection with the Sued Party’s defense of any such Third Party infringement suit, AGTC shall provide reasonable assistance to the Sued Party for such defense.  Biogen shall keep AGTC

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reasonably informed with respect to any such suit involving an [***] Manufacturing Patent Right, and shall consider AGTC’s comments with respect thereto in good faith.  All activities under this Section 13.6.3 shall be conducted at the expense of the Party taking any action pursuant to this Section 13.6.3, except that, if the Licensed Activities at issue relate to a Cost Share Product, the Parties shall share any Out-Of-Pocket Costs incurred by either Party in connection with such activities equally in accordance with Section 6.3. With respect to any action, suit, proceeding or claim involving a Third Party Patent Right under this Section 13.6.3, the Sued Party shall not consent to the entry of any judgment or enter into any settlement that imposes a financial obligation on AGTC, or that admits the infringement by AGTC and Biogen of such Third Party Patent Rights or that limits the scope, validity, or enforceability of any of the AGTC Patent Rights, without AGTC’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

13.6.4. Administrative Actions by Third Parties.  Each Party shall promptly notify the other Party in the event of any administrative action involving any AGTC Patent Right, Joint Patent Right or Biogen Patent Right of which it becomes aware, including any nullity, revocation, reexamination, opposition, interference, inter partes and post-grant review or compulsory license proceeding.  AGTC shall have the first right, but no obligation, to defend against any such action involving (a) an AGTC Patent Right that is not a Product-Specific Patent Right, (b) a Joint Platform Improvement Patent Right or (c) a Biogen Platform Improvement Patent Right, in each case, in its own name and at its own expense.  Upon AGTC’s request, Biogen may, in its sole discretion, consent to join, and will join if necessary under applicable Law, in any such action at AGTC’s expense and cooperate with AGTC at AGTC’s expense.  Biogen shall have the first right, but no obligation, to defend against any such action involving (x) an AGTC Patent Right that is a Product-Specific Patent Right or (y) a Joint Patent Right that is not a Joint Platform Improvement Patent Right, and the sole right, but not the obligation, to defend against any such action involving a Biogen Patent Right that is not a Biogen Platform Improvement Patent Right, in each case, in its own name, and any such defense shall be at Biogen’s expense, subject to AGTC’s indemnification obligations under Article 17.  AGTC, upon Biogen’s request, may, in its sole discretion, consent to join, and will join if necessary under applicable Law, in any such action at Biogen’s expense and cooperate with Biogen at Biogen’s expense.  If the Party having the first right to defend any action involving an AGTC Patent Right, Joint Patent Right or Biogen Platform Improvement Patent Right fails to defend against any such action within ten (10) days of notice thereof, then the other Party shall have the right to defend such action, in its own name, and any such defense shall be at such other Party’s expense.  In such event, the Party having the first right to defend such action shall reasonably cooperate, upon the other Party’s request, in any such action at the other Party’s expense.  In the event of any administrative action under this Section 13.6.4 with respect to a Product-Specific Patent Right that Covers a Cost Share Product, the Parties shall share any Out-Of-Pocket Costs incurred by either Party in connection with such administrative action equally in accordance with Section 6.3.

13.6.5. Paragraph IV Notices.  Each Party shall immediately give written notice to the other of any certification of which it becomes aware filed pursuant to any statutory or regulatory requirement in any country in the Territory similar to 21 U.S.C. § 355(b)(2)(A)(iv) or § 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any AGTC Patent Right, Joint Patent Right or Biogen Platform Improvement Patent Right Covering any Licensed Product is invalid or that infringement will not arise from the Development, Manufacture, use or Commercialization in the Territory of such Licensed Product by a Third Party.  Upon the giving or receipt of such notice, the provisions of Section 13.5 with respect to division of enforcement responsibilities shall apply, mutatis mutandis, with respect to any infringement action against such Third Party.  In each case, the Party with the right to bring an infringement action shall notify the other Party at least ten (10) days prior to the date set forth by statute or regulation of its intent to exercise, or not exercise, this right.  Any infringement action against a Third Party arising under this Section 13.6.5 shall be governed by the provisions of Section 13.5.  Without limiting any provision of Section 13.5, in order to establish standing in connection with any action under this Section 13.6.5, upon the request of the Party bringing the action, the other Party shall reasonably cooperate in any such action at the expense of the Party bring the action and shall timely commence or join in any such action at the request and expense of the Party bringing the action.

13.7. Patent Term Restoration.  The Parties shall reasonably cooperate with each other in obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to the AGTC Patent Rights, Joint Patent Rights or Biogen Platform Improvement Patent Rights.  If any election with respect to seeking such patent term restoration is to be made in any country in the Territory, then if such election is with respect to an AGTC Patent Right that is not a Product-Specific Patent Right, Joint Platform Improvement Patent Right or Biogen Platform Improvement Patent Right then AGTC shall make such election (including, without limitation, by filing supplementary protection certificates and any other extensions that are now or in the future become available) and if such election is with respect to (a) a Product-Specific Patent Right or (b) a Joint Patent Right that is not a Joint Platform Improvement Patent Right, then Biogen shall make such election (including, without limitation, by filing supplementary protection certificates and any other extensions that are now or in the future become available).  In

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each case, the Party without the right to make such election shall abide by such election and cooperate, as reasonably requested by the Party making such election, in connection with the foregoing (including, without limitation, by providing appropriate information and executing appropriate documents).

13.8. Recording.  If either Party deems it necessary or desirable for any reason to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority(ies) in one or more jurisdictions in the Territory, the other Party shall reasonably cooperate to execute and deliver to such Party any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in such Party’s reasonable judgment, to complete such registration or recordation.  The registering or recording Party shall reimburse the other Party for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by such other Party in complying with the provisions of this Section 13.8.

14. CONFIDENTIALITY.

14.1. Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] thereafter (or indefinitely with respect to trade secrets), each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder shall: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and shall not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement.  Each Party shall be responsible for unauthorized disclosures by its agents, directors, officers, employees, consultants, Affiliates and advisors, and any other Third Party to whom such Party discloses such Confidential Information, regardless of whether such disclosure to such Third Party was permitted.  For the avoidance of doubt, (i) AGTC Technology shall be the Confidential Information of AGTC, (ii) Biogen Technology shall be the Confidential Information of Biogen and (iii) Joint Technology shall be the Confidential Information of both Parties, with both Parties deemed to be the Receiving Party.

14.2. Authorized Disclosure.  Notwithstanding the foregoing provisions of Section 14.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

14.2.1. file or prosecute patent applications or regulatory filings as contemplated by this Agreement;

14.2.2. prosecute or defend litigation;

14.2.3. exercise its rights and perform its obligations hereunder, provided that such disclosure is covered by terms of confidentiality at least as restrictive as those set forth herein;

14.2.4. allow such Party to comply with the terms and conditions of any agreements with Third Party licensors of the AGTC Technology or the Biogen Technology, as applicable, provided that such disclosure is covered by terms of confidentiality at least as restrictive as those set forth herein or, with respect to AGTC Technology licensed under an Existing License Agreement, those set forth in the applicable Existing License Agreement disclosed in Schedule 15.2.7; and

14.2.5. comply with applicable Law.

In the event a Party shall deem it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 14.2, the Disclosing Party shall to the extent possible give reasonable advance written notice of such disclosure to the other Party and take all reasonable measures to ensure confidential treatment of such information.

14.3. SEC Filings and Other Disclosures.  Either Party may disclose the terms of this Agreement (a) to the extent required to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, (b) in connection with a prospective acquisition, merger or financing for such Party, to prospective acquirers or merger candidates or to existing or potential investors or financing sources and (c) to any sublicensee, collaborator or potential sublicensee or permitted collaborator of such Party, provided that, in the case of clause (b) or (c), prior to such disclosure each such candidate, investor or financing source shall agree in writing to be bound by obligations of confidentiality and non-use no less restrictive in scope than those set forth in this Article 14; and provided, further, that in the case of clause (a), such Party shall initially submit the redacted version of the Agreement agreed to by the Parties in writing within ten (10) days after the Execution Date with a request for confidential treatment of all of the redacted portions of such attached

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Agreement.  With respect to any subsequent disclosure regarding this Agreement by a Party as required to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory (including in response to comments from the Securities and Exchange Commission regarding a request for confidential treatment), such Party shall provide a copy of the intended disclosure to the other Party prior to filing of such disclosure, and the other Party shall have five (5) Business Days (or in the case of a Current Report on Form 8-K, two (2) Business Days) prior to the filing thereof to review such disclosure and provide comments to such Party.  Such Party shall implement all reasonable comments provided by the other Party within such period, it being understood that each Party is solely responsible for the accuracy and completeness of all SEC disclosures made by such Party.

14.4. Residual Knowledge Exception.  Notwithstanding any provision of this Agreement to the contrary, and subject to the terms and conditions of any pre-existing exclusive license granted by either Party to one or more Third Parties, Confidential Information for the purpose of clause (c) of Section 14.1 will not include Residual Knowledge.  Any use made by the Receiving Party of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk. Notwithstanding the foregoing, nothing in this Section 14.4 shall (a) affect the obligations of either Party with respect to confidentiality obligations of Confidential Information under Article 14; (b) constitute, or be deemed to result in, a license under any Technology or other intellectual property right; or (c) affect any other rights or remedies a Party may have under this Agreement or otherwise.

14.5. Restrictions on Material Non-Public Information.  Each Party acknowledges that it is aware that the United States securities laws prohibit certain Persons who have received material, non-public information with respect to a public company from purchasing or selling securities of that public company and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.  Each Party acknowledges that it is familiar with the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”); and agrees that it will neither use, nor cause or permit any person to use, any Confidential Information in contravention of the 1934 Act, including Rule l0b-5 and Rule 14e-3 thereunder, or other applicable securities laws.

14.6. Public Announcements; Publications.

14.6.1. Coordination.  AGTC and Biogen will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided, however, that Biogen shall have no obligation to consult with AGTC with respect to any scientific publication or public announcement concerning Biogen’s Development, Manufacture, Commercialization or use of any Licensed Product (except as otherwise expressly set forth in Section 14.6.4).

14.6.2. Announcements.  Except as may be expressly permitted under clause (a) of Section 14.3, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party.  For the sake of clarity, nothing in this Agreement shall prevent Biogen from making any scientific publication or public announcement concerning Biogen’s Development, Manufacture or Commercialization activities with respect to any Licensed Product under this Agreement; provided, however, that, except as permitted under Section 14.2, Biogen shall not disclose any of AGTC’s Confidential Information in any such publication or announcement without obtaining AGTC’s prior written consent to do so and consult with AGTC if such scientific publication or public announcement involves the AGTC Platform.  The Parties agree that the Parties intend to jointly release the press release attached hereto as Exhibit D following the Effective Date.

14.6.3. Use of Names.  Biogen shall not and shall ensure that its Affiliates and Sublicensees shall not:

(a) use the name or insignia of [***] or the name of any [***] officers, faculty, other researches or students, or any adaptation of such names, in any advertising, promotional or sales literature, including any press release or any document employed to obtain funds, without the prior written approval of [***]; this restriction shall not apply to any information required by law to be disclosed to any governmental entity;

(b) use the names of UFRF, or the University of Florida, nor of any of either institutions employees, agents or affiliates, nor the name of any inventor of Patent Rights under any UFRF Existing License Agreement, nor any adaptation of such names, in any promotional, advertising or marketing materials or any similar form of publicity, or to suggest any endorsement by such entities or individuals, without the prior written approval of UFRF in each case;

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(c) use the name of The Johns Hopkins University or the Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of inventors in any advertising, promotional, sales literature or fundraising documents without prior written consent from an authorized representative of JHU; Biogen, Affiliates and Sublicensees shall allow at least seven (7) business days’ notice of any proposed public disclosure for JHU’s review and comment or to provide written consent; and

(d) use [***] name, the name of any inventor of Patent Rights governed by the [***] Agreement, or the name of [***] in any sales promotion, advertising or any other form of publicity without the prior approval of [***], except as required by Law; should Biogen be required by regulatory or legal requirements to disclose the existence of this Agreement, any of the terms in the [***] Agreement or the names of [***] or [***], [***] shall have thirty (30) days to review (i) redaction of terms, including but not limited to royalty rates, and milestone or other payments, and (ii) the manner in which the names of [***] or [***] are used.

14.6.4. Publications.  During the Term, each Party shall submit to the other Party (the “Non-Disclosing Party”) for review and approval any proposed academic, scientific and medical publication or public presentation related to any Collaboration Program, any Licensed Product or any activities conducted pursuant to this Agreement (including under any Development Plan).  In both instances, such review and approval will be conducted for the purposes of preserving the value of the AGTC Technology and the AGTC Platform, the Biogen Technology, the Joint Technology, the rights granted to each Party hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted.  Written copies of such proposed publication or presentation required to be submitted hereunder shall be submitted to the Non-Disclosing Party no later than thirty (30) days before submission for publication or presentation.  The Non-Disclosing Party shall provide its comments with respect to such publications and presentations within ten (10) Business Days of its receipt of such written copy.  The review period may be extended for an additional sixty (60) days in the event the Non-Disclosing Party can demonstrate reasonable need for such extension including for the preparation and filing of patent applications.  Notwithstanding anything to the contrary, the Non-Disclosing Party may require that the other Party redact the Non-Disclosing Party’s Confidential Information from any such proposed publication or presentation.  AGTC and Biogen will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication.  For the sake of clarity, Biogen’s obligation to submit any publication to AGTC for review and approval under this Section 14.6.4 shall not apply to any publication which does not contain AGTC’s Confidential Information or involve the AGTC Platform or disclose any non-public information included in the AGTC Technology.

15. REPRESENTATIONS AND WARRANTIES.

15.1. Representations and Warranties of Each Party.  Except as may be disclosed in Schedule 15.1, which may be updated within five (5) days following the HSR Clearance Date, each of AGTC and Biogen hereby represents, warrants and covenants to the other Party as of the Execution Date and the Effective Date as follows:

15.1.1. it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

15.1.2. it (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has the requisite resources and expertise to perform its obligations hereunder and (iii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

15.1.3. this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;

15.1.4. it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement;

15.1.5. the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement relating to one or more Patent

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Rights or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or Governmental Authority entered against it or by which any of its property is bound;

15.1.6. it has not, and will not, after the Execution Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party or would be inconsistent with its obligations hereunder;

15.1.7. neither it nor any of its Affiliates has been debarred by the FDA or is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any similar sanction of other Governmental Authorities in the Territory. Neither AGTC nor any of its Affiliates has used, in any capacity, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction in their development programs for the Licensed Products.  Neither Party shall engage, in any capacity in connection with this Agreement or any ancillary agreements, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction.  Each Party shall inform the other Party in writing promptly upon learning that it or any Person engaged by such Party or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or, to such Party’s knowledge, if any action, suit, claim, investigation or legal or administrative proceeding is pending or is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder;

15.1.8. it shall at all times comply with all material Laws applicable to its activities under this Agreement; and

15.1.9. each Party hereby agrees that until the expiration of six (6) months after the expiration or termination of this Agreement, neither it nor any of its controlled Affiliates will solicit to employ any of the officers or employees of the other Party without obtaining the prior written consent of the other Party; provided, however, that the foregoing shall not prohibit such Party from: (i) publishing general job advertisements or similar notices that are not targeted specifically at such Party’s employees or (ii) soliciting employees whose employment with such Party has terminated not less than six (6) months prior to such solicitation.

15.2. Additional Representations and Warranties of AGTC.  In addition to the representations, warranties and covenants made by AGTC elsewhere in this Agreement, except as disclosed in Schedule 15.2 as may be updated in accordance with this Section 15.2, AGTC hereby represents, warrants and covenants to Biogen (i) as of the Execution Date and the Effective Date (provided that AGTC may (1) supplement any schedule referred to in this Section 15.2 or (2) add one or more new schedules to this Section 15.2 with respect to the applicable representation and warranty made as of the Effective Date in each case ((1) and (2)) within five (5) days following the HSR Clearance Date, but any such supplement or new schedule may only contain information arising after the Execution Date and may not correct, modify or delete any information set forth in any such schedule on the Execution Date) and (ii) with respect to any Discovery Program, as of the Option Exercise Date for such Discovery Program, solely with respect to (a) AGTC Technology, other than AGTC Technology or Joint Technology already disclosed to Biogen under an existing Collaboration Program or through the Patent Representatives (including Technology covered by the following representations and warranties as of the Effective Date), that is necessary or useful to such Discovery Program and (b) Existing License Agreements and Control Limitation Agreements relating specifically to such Discovery Program, in each case ((a) and (b)), as such AGTC Technology and agreements may be added to existing schedules or set forth in new schedules to this Section 15.2:

15.2.1. the issued AGTC Patent Rights are, to AGTC’s Knowledge, valid and enforceable patents. To AGTC’s Knowledge, no Third Party is infringing any such Patent Rights in the Field. AGTC has not received written notice challenging the extent, validity or enforceability of such Patent Rights (including by way of example through the institution or written threat of institution of interference, nullity, opposition, inter partes or post grant review or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);

15.2.2. (a) Schedule 1.22-1 contains a complete and correct list of all Patent Rights owned or otherwise Controlled by AGTC or its Affiliates (and indicating which entity owns or Controls each Patent Right and which are owned and which are Controlled) that, to AGTC’s Knowledge, are necessary or that AGTC believes to be useful for the Development, Manufacture, Commercialization or use of the Initial Licensed Products and (b) Schedule 1.22-2, as of the Option Exercise Date, contains a complete and correct list of all Patent Rights owned or otherwise Controlled by AGTC or its Affiliates (and indicating with entity owns or Controls each Patent Right and which are owned and which are Controlled) that, to AGTC’s

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Knowledge, are necessary or that AGTC believes to be useful or the Development, Manufacture, Commercialization or use of the Discovery Products;

15.2.3. it has, and to its Knowledge, its licensors have, complied in all material respects with all applicable Laws, including, with respect to any issued patents and pending patent applications (excluding United States provisional patent applications), any disclosure requirements of the USPTO or any other Governmental Authority, in connection with the filing, prosecution and maintenance of the AGTC Patent Rights and it has, and to its Knowledge, its licensors have, timely paid all filing and renewal fees payable with respect to any AGTC Patent Rights for which it controls prosecution and maintenance;

15.2.4. it has obtained, or caused its Affiliates, as applicable, to obtain, assignments from the inventors of all inventorship rights to the AGTC Patent Rights that are owned by AGTC or such Affiliates and, to AGTC’s Knowledge, there has been no failure on the part of any licensor of AGTC Patents Rights that are licensed by AGTC to obtain assignments from the inventors of all inventorship rights to such licensed Patent Rights, and to AGTC’s Knowledge, all assignments of inventorship rights relating to the AGTC Patent Rights are valid and enforceable, and the inventorship of the AGTC Patent Rights owned by AGTC, and, to AGTC’s knowledge, of the AGTC Patent Rights licensed to AGTC, is properly identified on each patent or patent application;

15.2.5. other than as expressly permitted by this Agreement, it shall not, and shall cause its Affiliates not to (i) license, sell, assign or otherwise transfer to any Person any AGTC Technology (or agree to do any of the foregoing) or (ii) incur with respect to any AGTC Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case ((i) and (ii)), other than license grants to Third Parties that do not breach or conflict with the rights and licenses granted to Biogen hereunder;

15.2.6. it has sufficient right, power and authority to grant all of the right, title and interest in the licenses granted or to be granted to Biogen or Biogen’s Affiliates under this Agreement;

15.2.7. there are no AGTC Third Party Agreements, other than the Existing License Agreements expressly disclosed on Schedule 15.2.7, true and complete copies of which have been provided to Biogen and, to AGTC’s Knowledge, other than as disclosed on Schedule 1.22-1 or Schedule 1.22-2 or as set forth in such Existing License Agreements, no Third Party has any right, title or interest in or to, or any license under, any of the AGTC Patent Rights or AGTC Know-How;

15.2.8. except as provided in the Existing License Agreements and other than as disclosed on Schedule 1.22-1 or Schedule 1.22-2, AGTC is the sole and exclusive owner of the AGTC Patent Rights listed on Schedule 1.22-1 or Schedule 1.22-2, all of which are free and clear of any liens, charges and encumbrances other than licenses granted to Third Parties that do not breach or conflict with the rights and licenses granted to Biogen hereunder;

15.2.9. to AGTC’s Knowledge, it has the right to use, and to permit Biogen, Biogen’s Affiliates and Biogen’s Sublicensees to use, the AGTC Know-How for all permitted purposes under this Agreement;

15.2.10. the AGTC Know-How is free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that do not breach or conflict with the rights and licenses granted to Biogen hereunder;

15.2.11. it and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all AGTC Know-How that constitutes trade secrets under applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such AGTC Know-How) and, to AGTC’s Knowledge, such AGTC Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;

15.2.12. except as provided in the Existing License Agreements, no AGTC Technology existing as of the Execution Date or the Effective Date is subject to any funding agreement with any government or governmental agency;

15.2.13. to AGTC’s Knowledge, the manufacture, use, sale, offer for sale, supply or importation by AGTC or Biogen (or their respective Affiliates or Sublicensees) of any Licensed Product does not and will not infringe any issued patent of any Third Party.

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15.2.14. it has not received notice of any claims, and there are no judgments or settlements against or owed by AGTC or, to AGTC’s Knowledge, any pending or threatened claims or litigation, in each case relating to the AGTC Technology;

15.2.15. it and its Affiliates are, and shall remain, in compliance in all material respects with any AGTC Third Party Agreements;

15.2.16. it will not without Biogen’s written consent, amend any AGTC Third Party Agreement in a manner that materially adversely affects the rights granted to Biogen hereunder or AGTC’s ability to fully perform its obligations hereunder;

15.2.17. it will furnish Biogen with copies of all notices received by AGTC relating to any alleged breach or default by AGTC that would give rise to a termination right under AGTC Third Party Agreements no later than ten (10) days after AGTC’s receipt thereof.  In the event AGTC does not resolve any such alleged breach or default, it shall notify Biogen within a sufficient period of time before the expiration of the cure period for such breach or default under such AGTC Third Party Agreement such that Biogen, in its sole discretion, is able to cure or otherwise resolve such alleged breach or default.  Biogen shall have the right, but not the obligation, to cure or otherwise resolve any such alleged breach or default, including making any required payments under such AGTC Third Party Agreement on AGTC’s behalf.  If Biogen makes any payments to a Third Party in connection with the cure or other resolution of such alleged breach or default of AGTC, then, notwithstanding anything to the contrary in this Agreement, Biogen may credit the full amount of such payments against any royalties or other payments payable to AGTC pursuant to this Agreement;

15.2.18. it will promptly furnish Biogen with copies of all (i) amendments of the AGTC Third Party Agreements and (ii) correspondence with or from licensors under the AGTC Third Party Agreements to the extent material to Biogen or the rights granted to Biogen or Biogen’s Affiliates under this Agreement;

15.2.19. all terms and conditions of the Existing License Agreements applicable to Biogen in its role as a sublicensee or otherwise required to be included in sublicense agreements under such Third Party Agreements are expressly set forth in this Agreement;

15.2.20. neither AGTC nor any of its Affiliates are a party to or otherwise subject to any Control Limitation Agreement with respect to any Technology that would, but for such Control Limitation Agreement, be included in the rights licensed or assigned to Biogen or its Affiliates pursuant to this Agreement with respect to (a) the Initial Licensed Products, as of the Execution Date and the Effective Date or (b) a Discovery Product, as of the Option Exercise Date for such Discovery Product; and

15.2.21. there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to AGTC’s Knowledge, threatened, with any judicial or arbitrative body against AGTC or any of its Affiliates in connection with the AGTC Technology, the Discovery Programs or the Licensed Products.

15.3. Additional Covenant and Representation of Biogen.

15.3.1. In addition to the representations, warranties and covenants made by Biogen elsewhere in this Agreement, Biogen hereby covenants to AGTC that Biogen shall not encumber, other than under sublicenses as expressly permitted under this Agreement, or otherwise grant a security interest in, any of the AGTC Technology to any Third Party.

15.3.2. Biogen represents and warrants that it will comply, and will ensure that its Affiliates comply, with all local, state and international laws and regulations relating to the [***] Biological Material and to the development, manufacture, use, sale and importation of [***] Viruses and [***] Products. Without limiting the foregoing, Biogen represents and warrants that it will comply with all United States export control laws and regulations with respect to [***] Biological Material and any [***] Viruses and [***] Products developed or made through the use thereof.

15.4. Special Exceptions for Licensors Under Existing License Agreements.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as:

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15.4.1. a warranty or representation by UFRF as to the validity or scope of any right included in the AGTC Patent Rights licensed under the UF/JHU Agreement;

15.4.2. a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in the UF/JHU Agreement will or will not infringe patents of Third Parties;

15.4.3. an obligation to bring or prosecute actions or suits against Third Parties for infringement of AGTC Patent Rights granted in the UF/JHU Agreement;

15.4.4. an obligation to furnish any Know-How not provided in AGTC Patent Rights granted in the UF/JHU Agreement or any services other than those specified in the UF/JHU Agreement; or

15.4.5. a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the AGTC Patent Rights granted in the UF/JHU Agreement which may be similar and/or compete with products made or sold by Biogen.

15.5. UFRF Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE UF/JHU AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.  UFRFASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY BIOGEN, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER SUCH AGREEMENT.

15.6. Duties of the Parties.  None of the licensors under the UF/JHU Agreement are commercial organizations.  They are institutes of research and education.  Therefore, such licensors have no ability to evaluate the commercial potential of any AGTC Patent Rights or processes or other license or rights granted in such Agreement. It is therefore incumbent upon Biogen to evaluate the rights and products in question, to examine the materials and information provided by such licensors, and to determine for itself the validity of any AGTC Patent Rights or processes licensed under such Agreement, its freedom to operate, and the value of any such AGTC Patent Rights or processes or other rights granted.

15.7. Representations by JHU.  JHU has represented to AGTC that it has good and marketable title to its interest in the inventions claimed under AGTC Patent Rights licensed under the UF/JHU Agreement with the exception of certain retained rights of the United States government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government.  JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 15.7, BIOGEN, AND BIOGEN’S AFFILIATES AND SUBLICENSEE(S) AGREE THAT THE AGTC PATENT RIGHTS LICENSED UNDER THE UF/JHU AGREEMENT ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF SUCH LICENSED PRODUCT(S) AND LICENSED PROCESSES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY.  JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO SUCH PRODUCT(S) AND PROCESSES(S) LICENSED UNDER THE UF/JHU AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND PROCESSES LICENSED UNDER THIS AGREEMENT. BIOGEN, AND BIOGEN’S AFFILIATES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR PROCESS MANUFACTURED, USED, OR SOLD BY LICENSEE, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED PROCESSES AS DEFINED IN THE UF/JHU AGREEMENT.

15.8. Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

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15.9. Disclaimer.  THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

15.10. No Guarantee of Success.  Biogen and AGTC acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (a) the successful Development or Commercialization of any Licensed Product under this Agreement, (b) the number of Licensed Products that will or may be successfully Developed or Commercialized under this Agreement, (c) anticipated sales or the actual value of any Licensed Products that may be successfully Developed or Commercialized under this Agreement or (d) the damages, if any, that may be payable if this Agreement is terminated for any reason. Neither Party makes any representation, warranty or covenant, either express or implied, that (i) it will successfully Develop, Manufacture, Commercialize or, other than is expressly required under Section 3.3.1, Section 4.3.1 or 8.3.1, continue to Commercialize any Licensed Product in any country, (ii) if Commercialized, that any Licensed Product will achieve any particular sales level, whether in any individual country or cumulatively throughout the Territory or (iii) other than is expressly required under Section 3.3.1, Section 4.3.1 and Section 8.3.1, that either Party will devote, or cause to be devoted, any level of diligence or resources to Developing or Commercializing any Licensed Product in any country, or in the Territory in general.

16. GOVERNMENT APPROVALS; TERM AND TERMINATION.

16.1. HSR Filing and Clearance.  Subject to the terms hereof, AGTC and Biogen agree to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals, or expirations or terminations of waiting periods, required for the consummation of the transactions contemplated under this Agreement under the HSR Act, the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), and to respond to any government requests for information under any Antitrust Law.  The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.  Biogen, in consultation with AGTC, shall be entitled to direct any proceedings or negotiations with any governmental entity relating to any of the foregoing, provided that it shall afford AGTC and its counsel a reasonable opportunity to participate therein.  Except as prohibited by applicable Law, each Party shall keep the other party and/or its counsel informed of any substantive communication received by such party from, or given by such party to any governmental entity, in each case regarding any of the transactions contemplated hereby; and permit the other party and/or its counsel to review any substantive communication given by it to, and consult with each other in advance of any meeting or conference with, any such governmental entity. Without limiting the generality of the foregoing, each of AGTC and Biogen shall, within ten (10) days after the Execution Date (or such later time as may be agreed to in writing by the Parties) file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any HSR Filing required of it under the HSR Act in the reasonable opinion of either Party with respect to the transactions contemplated hereby.  The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing.  Each Party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing; provided, however, that Biogen shall be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of AGTC) required to be paid to any governmental agency in connection with making any such HSR filing for acquisitions by Biogen hereunder. In the event the United States Federal Trade Commission or the United States Department of Justice seeks a preliminary injunction under the HSR Act against AGTC and Biogen to enjoin the transactions contemplated by this Agreement, Biogen shall have the first right, but not the obligation, to defend against such preliminary injunction, at Biogen’s cost and expense, in consultation with AGTC. If Biogen has not obtained a discontinuance of such injunction within sixty (60) days of submitting the HSR Filing or if Biogen does not to pursue such discontinuance, AGTC shall have the right, but not the obligation, to take over such defense, at AGTC’s cost and expense, in consultation with Biogen.

16.2. Termination Upon HSR Denial.  In the event that the Parties make an HSR Filing under Section 16.1, this Agreement shall terminate (a) at AGTC’s option, immediately upon notice to Biogen, in the event that the United States Federal Trade Commission or the United States Department of Justice seeks a preliminary injunction under the HSR Act against AGTC and Biogen to enjoin the transactions contemplated by this Agreement, provided that Biogen is not pursuing a discontinuance of such injunction under Section 16.1, (b) at the election of either Party, immediately upon notice to the other Party, in the event that the United States Federal Trade Commission or the United States Department of Justice obtains a preliminary injunction under the HSR Act against AGTC and Biogen to enjoin the transactions contemplated by this Agreement or (c) at the election of either Party, immediately upon

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notice to the other Party, in the event that the HSR Clearance Date shall not have occurred on or prior to one hundred eighty (180) days after the effective date of the HSR Filing.

16.3. Other Government Approvals.  Each of AGTC and Biogen shall cooperate with the other Party to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

16.4. Term.  With respect to any Collaboration Program, the term of this Agreement will commence (a) with respect to any Collaboration Program other than a Substitute Discovery Program, on the Effective Date, or (b) with respect to a Substitute Discovery Program, on the Discovery Program Substitution Date and, in each case ((a) and (b)), shall extend on a Collaboration Program-by-Collaboration Program, country-by-country, or product-by-product basis, as applicable, unless this Agreement with respect to a Collaboration Program, country or product under such Collaboration Program is terminated earlier (in accordance with this Article 16 or with respect to a Discovery Program, if earlier, on the date such Discovery Program becomes an Abandoned Program), until the later of (i) with respect to each Licensed Product that is not a Cost Share Product, the last to expire of any Royalty Term for such Licensed Product in such country in the Territory or (ii) with respect to each Cost Share Product, the date that Biogen is no longer Developing or Commercializing such Cost Share Product in such country in the Territory (the “Term”).

16.5. Termination by AGTC.

16.5.1. Termination for Breach by Biogen.  In the event that Biogen commits a material breach of its obligations under this Agreement and such material breach remains uncured for [***] days (or in the case of non-payment that constitutes a material breach, [***] days), measured from the date written notice of such material breach is given to Biogen, AGTC may, in its sole discretion, terminate this Agreement either for cause in its entirety or on a Collaboration Program-by-Collaboration Program or Licensed Product-by-Licensed Product basis with respect to the Collaboration Programs or Licensed Products to which such material breach directly relates, in each case, in one or more countries in the Territory, at any time during the Term after such [***] day period (or [***] day period in the case of non-payment), by giving written notice to Biogen; provided, however, that if any breach other than non-payment is not reasonably curable within [***] days and if Biogen is making a bona fide effort to cure such breach, such termination shall be delayed for so long as Biogen is continuing to make such bona fide efforts to cure such breach.  The cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether any such material breach has occurred.

16.5.2. Termination for Biogen Patent Challenge. Except to the extent the following under this Section 16.5.2 is unenforceable under the law of the applicable jurisdiction where the applicable Patent Right is pending or issued, in the event that Biogen or any of its Affiliates, individually or in association with any other person or entity, initiates or assists in initiating or continuing a determination that any Patent Right owned or Controlled by AGTC is invalid or unenforceable or otherwise limit the scope of any such Patent Right (a “Biogen Patent Challenge”) through any administrative, judicial or other similar proceeding with respect to such Patent Right in a particular jurisdiction, AGTC may either, at its sole discretion (i) [***] days’ prior written notice to Biogen, unless such Biogen Patent Challenge is dropped within such [***] day period; or (ii) elect, in lieu of termination, [***]. In any event, Biogen shall reimburse AGTC for all costs incurred by AGTC, its Affiliates or their respective sublicensees in connection with such Biogen Patent Challenge upon written notice to Biogen.  Biogen will include the obligations set forth in this Section 16.5.2 in any sublicenses of its rights under this Agreement and shall use reasonable efforts to ensure its Sublicensees’ compliance with such obligations, provided that AGTC shall have no termination right under this Section 16.5.2 in the event of any failure by such a Sublicensee to comply with such obligations, unless (a) Biogen has not included such provision in the applicable sublicense and (b) such Sublicensee individually or in association with any other person or entity, initiates or assists in initiating or continuing a determination that any Patent Right owned or Controlled by AGTC is invalid or unenforceable or otherwise limit the scope of any such Patent Right.  AGTC will be a third party beneficiary of such provisions in any sublicense agreement solely for the purpose of enforcing its rights under such sublicense provisions directly.

16.6. Termination by Biogen.

16.6.1. Termination for Convenience.  At any time upon at least [***] days’ written notice to AGTC, Biogen may terminate this Agreement with respect to any Initial Licensed Program, any Initial Licensed Product or any Discovery Program during the Research Period for such Discovery Program, without cause, for any or no reason, which termination shall be effective after the expiration of such [***] day period.  At any time upon written notice to AGTC, Biogen may

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terminate this Agreement with respect to any Discovery Product for which Biogen has exercised the Option, without cause, for any or no reason, which termination shall be effective immediately upon receipt of such notice by AGTC.  In the event any Discovery Program is terminated under this Section 16.6.1, such Discovery Program shall be deemed to be an Abandoned Program.

16.6.2. Termination for Breach by AGTC.  In the event that AGTC commits a material breach of its obligations under any or all Collaboration Programs or with respect to any or all Licensed Products under this Agreement and such material breach remains uncured for [***] days (or in the case of non-payment that constitutes a material breach, [***] days), measured from the date written notice of such material breach is given to AGTC, Biogen may, in its sole discretion, terminate this Agreement either for cause in its entirety or on a Collaboration Program-by-Collaboration Program or Licensed Product-by-Licensed Product basis with respect to the Collaboration Programs or Licensed Products to which such material breach directly relates, in each case, in one or more countries in the Territory, at any time during the Term after such [***] day period (or the applicable [***] day period), by giving written notice to AGTC; provided, however, that if any breach other than non-payment is not reasonably curable within [***] days and if AGTC is making a bona fide effort to cure such breach, such termination shall be delayed for so long as AGTC is continuing to make such bona fide efforts to cure such breach.  The cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether any such material breach has occurred.

16.6.3. Termination Due to Material Adverse Event.  This Agreement will terminate in its entirety if a Material Adverse Event has occurred and Biogen provides notice of termination to AGTC within three (3) Business Days after the Schedule Revision Date that such Material Adverse Event has occurred.

16.7. Termination for Insolvency.  To the extent permissible under applicable Law, in the event that either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of an administrator, receiver or trustee over all or substantially all of its property to which this Agreement relates, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed within sixty (60) days of the filing thereof (each, an “Insolvency Event” and the Party undergoing such Insolvency Event, the “Insolvent Party”), then the other Party may terminate this Agreement effective immediately upon written notice to Insolvent Party.  In the event of a rejection of this Agreement by the Insolvent Party or any trustee thereof under Section 365 of the Bankruptcy Code:

16.7.1. All rights and licenses now or hereafter granted by the Insolvent Party to the other Party under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted under Sections 5.1, 5.3, 5.4 and 16.8.1, are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the rejection of this Agreement by the Insolvent Party or any trustee thereof, the Insolvent Party, for itself and any successors or assigns, including any trustee, agrees that the other Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Insolvent Party shall, during the term of this Agreement, create and maintain current copies of all intellectual property licensed under this Agreement.  Each Party acknowledges and agrees that “embodiments” of such intellectual property within the meaning of Section 365(n) include, without limitation, laboratory notebooks, product samples and inventory, research studies and data, all Marketing Applications and Regulatory Approvals and rights of reference therein, of the AGTC Technology on the one hand or the Biogen Technology and Program Data on the other hand, and in either case, the Joint Technology.  If (i) a case under the Bankruptcy Code is commenced by or against the Insolvent Party, (ii) this Agreement is rejected as provided in the Bankruptcy Code, and (iii) the other Party elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, the Insolvent Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall:

(a) provide to the other Party all such intellectual property (including all embodiments thereof) in the possession of the Insolvent Party on  terms agreed by the Parties, promptly upon the other Party’s written request.

(b) not interfere with the non-insolvent Party’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.

16.7.2. All rights, powers and remedies of each Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code)

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in the event of the commencement of a case under the Bankruptcy Code with respect to the Insolvent Party.  The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n) upon any rejection of this Agreement: the right of access on terms agreed by the Parties to any intellectual property (including all embodiments thereof) of the Insolvent Party which is necessary for the Manufacture, use, sale, import or export of Licensed Products.

16.8. Effects of Termination.

16.8.1. Effects of Termination.

(a) Termination by AGTC for Cause of an Initial Licensed Program.

(i) In the event AGTC terminates this Agreement for cause with respect to any Initial Licensed Program or Initial Licensed Product pursuant to Section 16.5, then, with respect to such Initial Licensed Program or Initial Licensed Product in such applicable countries, at AGTC’s election, (1) Biogen shall, and hereby does, grant to AGTC an exclusive, royalty-bearing license, with the ability to sublicense, under any Know-How and Patent Rights Controlled by Biogen or its Affiliates that are necessary for, or useful for and were in use by, Biogen or its Affiliates or Sublicensees in, the Initial Licensed Program or the Development, Manufacture or Commercialization of the applicable Initial Licensed Product at the time of such termination, to Develop, Manufacture, Commercialize and use such Initial Licensed Product in the Field in the terminated country(ies), (2) at Biogen’s expense, Biogen shall within thirty (30) days of AGTC’s request, transfer or begin transferring all Marketing Applications and Regulatory Approvals with respect to such Initial Licensed Product(s) to AGTC, (3) at Biogen’s expense, Biogen shall within thirty (30) days of AGTC’s request, diligently conduct a Know-How transfer to AGTC, including all relevant Program Data, included in the license set forth in clause (1), (4) Biogen shall within thirty (30) days of AGTC’s request, transfer a reasonable amount of such Initial Licensed Product for clinical and commercial use, along with work in process for such clinical and commercial supply to the extent practicable, requested by AGTC, and AGTC shall reimburse Biogen for such Materials at Cost of Goods Sold (provided that, if the terminated Initial Licensed Product is a Cost Share Product, AGTC may subtract from such reimbursement any amounts already reimbursed by AGTC to Biogen for such Materials), and (5) all other rights and obligations of the Parties under this Agreement with respect to such Initial Licensed Program or such Initial Licensed Product shall terminate, except that, with respect to any terminated Initial Licensed Program, (a) Biogen’s obligations under Section 5.8.1 shall continue for two (2) years after the effective date of such termination under Section 16.5 and (b) the restrictions on Biogen’s use, licensing, assignment and transfer of Joint Technology that constitutes an improvement or enhancement to the [***] Manufacturing Technology as set forth in Section 5.4.1 shall continue until the later of (i) five (5) years from the effective date of termination with respect to such Initial Licensed Program and (ii) the date that this Agreement has expired or terminated with respect to both Initial Licensed Programs.

(ii) Effective upon AGTC’s election to obtain the license in Section 16.8.1(a)(i), Biogen hereby grants to AGTC a “Right of Reference”, as that term is defined in 21 C.F.R. § 314.3(b) and any analogous regulation outside of the United States, to any data Controlled by Biogen or its Affiliates that relates to the terminated Initial Licensed Program or Initial Licensed Product, as applicable, including without limitation applicable Program Data, any Preclinical Studies or Clinical Trials or any Initial Licensed Product solely to Develop, Manufacture and Commercialize the Initial Licensed Product with respect to which this Agreement has been terminated, and Biogen shall provide a signed statement to this effect, if requested by AGTC, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous applicable Law recognized outside of the United States).

(b) Termination by Biogen for Convenience of an Initial Licensed Program.

(i) In the event Biogen terminates this Agreement for convenience with respect to any Initial Licensed Program or Initial Licensed Product pursuant to Section 16.6.1, with respect to such Initial Licensed Program or Initial Licensed Product at AGTC’s election (1) Biogen shall, and hereby does, grant to AGTC an exclusive, royalty-bearing license under any Know-How and Patent Rights Controlled by Biogen or its Affiliates that are necessary for, or useful for and were in use by, Biogen or its Affiliates or

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Sublicensees in, the Initial Licensed Program or the Development, Manufacture or Commercialization of the applicable Initial Licensed Product at the time of such termination, to Develop, Manufacture, Commercialize and use such Initial Licensed Product in the Field in the Territory, (2) at Biogen’s expense, Biogen shall within thirty (30) days of AGTC’s request, transfer or begin transferring all Marketing Applications and Regulatory Approvals with respect to such Initial Licensed Product to AGTC, (3) at Biogen’s expense, Biogen shall within thirty (30) days of AGTC’s request conduct a Know-How transfer to AGTC, including all relevant Program Data, included in the license set forth in clause (1), (4) Biogen shall within thirty (30) days of AGTC’s request, transfer a reasonable amount of such Initial Licensed Product for clinical and commercial use, along with work in process for such clinical and commercial supply to the extent practicable, requested by AGTC, and AGTC shall reimburse Biogen for such Materials at Cost of Goods Sold (provided that, if the terminated Initial Licensed Product is a Cost Share Product, AGTC may subtract from such reimbursement any amounts already reimbursed by AGTC to Biogen for such Materials), and (5) all other rights and obligations of the Parties under this Agreement with respect to such Initial Licensed Program or such Initial Licensed Product, including the Parties’ respective obligations under Section 5.8, shall terminate, except that, with respect to any terminated Initial Licensed Program, (a) [***] (ii) the date that this Agreement has expired or terminated with respect to both Initial Licensed Programs and (b) Biogen’s obligations under Section 5.8.1 with respect to such terminated Initial Licensed Program shall continue until the date that is [***] days after the effective date of termination.

(ii) Effective upon AGTC’s election to obtain the license in Section 16.8.1(b)(i), Biogen hereby grants to AGTC a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any analogous regulation outside of the United States, to any data Controlled by Biogen or its Affiliates that relates to the terminated Initial Licensed Program or Initial Licensed Product, as applicable, including without limitation applicable Program Data, any Preclinical Studies or Clinical Trials or to any Initial Licensed Product solely to Develop, Manufacture and Commercialize the Initial Licensed Product with respect to which this Agreement has been terminated, and Biogen shall provide a signed statement to this effect, if requested by AGTC, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous applicable Law recognized outside of the United States).

(c) Termination of a Discovery Program; Abandoned Programs.  In the event either Party terminates this Agreement with respect to any Discovery Program or any Discovery Product pursuant to any provision of Section 16.5 or Section 16.6, or in the event that any Discovery Program becomes an Abandoned Program hereunder, except as otherwise expressly provided herein, all rights and obligations of the Parties under this Agreement with respect to such Discovery Program or such Discovery Product, including the Parties’ respective obligations under Section 5.8, shall terminate.

(d) Consideration for the Reversionary Licenses.  In consideration for either of the licenses granted to AGTC with respect to an Initial Licensed Product pursuant to Section 16.8.1(a) or Section 16.8.1(b), AGTC shall pay to Biogen a royalty on Net Sales of such Initial Licensed Product (calculated in accordance with Section 1.184, which shall apply mutatis mutandis to such calculation) on a Calendar Quarter basis as follows: (i) such Net Sales shall be multiplied by the applicable royalty rate set forth in Section 6.4.3(a); (ii) the reductions set forth in  Section 6.6.1 (provided that the reductions set forth in Section 6.6.1 shall apply only with respect to Third Party royalty payments, and no other Third Party payments), Section 6.6.2 and Section 6.6.3 shall be applied to the amount set forth in clause (i), if applicable; and (iii) the amount set forth in clause (ii) shall be multiplied by a percentage, as set forth in Table 16.8.1(d)-1 (in the case of a license granted under Section 16.8.1(a)) or Table 16.8.1(d)-2 (in the case of a license granted under Section 16.8.1(b)) below based on the effective date of termination with respect to such Initial Licensed Product and whether such Initial Licensed Product was a Cost Share Product.  Such royalties shall be payable to Biogen on a country-by-country and Initial Licensed Product-by-Initial Licensed Product basis, until the latest of (a) the expiration of the last to expire of any Valid Claim included in any AGTC Patent Right or Joint Patent Right that is issued or pending in such country as of the effective date of termination, which Valid Claim Covers the manufacture, use, sale, offer for sale or importation of such Initial Licensed Product in such country, (b) [***].  The royalty floor set forth in Section 6.6.4 shall not apply with respect to any Initial Licensed Product that AGTC is Commercializing under this Section 16.8.1; provided, however, that in no event shall any royalty payment payable to Biogen under this Section 16.8.1(d) for any Initial Licensed Product in a given Calendar Quarter be reduced to less than the royalty payments payable by Biogen to Third Parties with respect to such Initial Licensed

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Product in such Calendar Quarter plus [***].  In addition, AGTC shall be responsible for any milestone payments payable by Biogen to Third Parties arising out of the Development, Manufacture, Commercialization or use of such Initial Licensed Product.  The provisions of Section 6.7, Section 9.2 and Section 9.3 shall apply mutatis mutandis during such time as AGTC is Commercializing an Initial Licensed Product under this Section 16.8.1. In the event of a termination by AGTC for Biogen’s non-payment pursuant to Section 16.5.1, AGTC may credit the amount of the non-payment, together with interest that accrued pursuant to Section 6.10 from the first and any subsequent payments due to Biogen under this Section 16.8.1(d) until such amount is exhausted.

Table 16.8.1(d)-1

Consideration for the License under Section 16.8.1(a) (Termination by AGTC for Cause of an Initial Licensed Program)

[***]

Table 16.8.1(d)-2

Consideration for the License under Section 16.8.1(b) (Termination by Biogen for Convenience of an Initial Licensed Program)

[***]

(e) Termination for Cause by Biogen.  In the event Biogen terminates this Agreement pursuant to Section 16.6.2 for cause, with respect to any Collaboration Program or Licensed Product in any country in the Territory, except as otherwise expressly provided herein, all rights and obligations of each Party with respect to such Collaboration Program or Licensed Product in such country shall cease, provided that AGTC’s obligations under Section 5.8.1 or Section 5.8.2, as applicable, with respect to the applicable Licensed Program, shall survive for a period of [***] years from the effective date of such termination.  In the event Biogen terminates this Agreement in its entirety pursuant to Section 16.6.2 for cause, except as otherwise expressly provided herein, all rights and obligations of each Party under this Agreement shall cease, provided that AGTC’s obligations under Section 5.8.1 and Section 5.8.2 shall survive for a period of [***] years from the effective date of such termination.

16.8.2. Sublicense Survival. In the event of any termination of this Agreement, any permitted sublicense of either Party shall, at the applicable Sublicensee’s option, survive such termination, provided that the Sublicensee is not in breach of any of its obligations under such sublicense and provided, further, that, in the case of a Sublicensee of Biogen, such Sublicensee has not initiated or assisted in the initiation or continuation of any Biogen Patent Challenge.  In order to effect this provision, at the request of the Sublicensee, the licensor Party shall enter into a direct license with the Sublicensee on substantially the same terms as the sublicense, provided that the licensor Party shall not be required to undertake obligations in addition to those required by this Agreement, and that the licensor Party’s rights under such direct license shall be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.

16.8.3. Accrued Rights.  Expiration or termination of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement.  Expiration or termination of this Agreement shall not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

16.8.4. Survival of Certain Provisions.  In addition to any other provisions expressly stated in this Agreement to survive expiration or termination of this Agreement, the following sections (and any other sections referenced therein for the corresponding time periods set forth therein) of this Agreement shall survive expiration or termination of this Agreement for any reason: Article 1, Section 5.4, Section 5.5.3, Section 5.7,  Section 5.8.4, Section 6.7, Section 6.8, Section 6.9, Section 6.10, Article 9 (solely with respect to record-keeping and audits of records for activities conducted under this Agreement prior to the effective date of termination), Section 11.4, Section 13.1, Section 14.1 (for the time periods set forth therein), Section 14.2, Section 14.3, Section 14.4, Section 14.5, Section 14.6, Section 15.5, Section 15.7, Section 15.9, Section 15.10, Section 16.8, Section 17.1, Section 17.2 through Section 17.5 (solely with respect to indemnification of claims arising from activities conducted under this Agreement prior to the effective date of termination), Section 18.1 and Section 18.3 through Section 18.16.

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16.9. Effects of Material Breach by AGTC in Lieu of Termination.   Notwithstanding anything to the contrary, in the event of any material breach by AGTC of its obligations under this Agreement that remains uncured following the applicable cure period under Section 16.6.2, Biogen may elect, in lieu of terminating this Agreement in whole or in part as a result of such material breach, (a) to convert the financial terms for any Cost Share Product to which such material breach directly relates to the Milestone/Royalty Option and (b) to reduce all further royalty and milestone payments payable by Biogen to AGTC under this Agreement, for a Licensed Product to which such material breach directly relates, as follows: (i) with respect to royalty payments payable for such Licensed Product, on a country-by-country basis, for each Calendar Quarter during the Royalty Term for such Licensed Product, (x) Net Sales of such Licensed Product shall be multiplied by the applicable royalty rate set forth in Section 6.4.3(a) or Section 6.5.3(a), as applicable; (y) the reductions set forth in Section 6.6.1, Section 6.6.2 and Section 6.6.3 shall be applied to the amount set forth in clause (x), if applicable; and (z) the amount set forth in clause (y) shall be multiplied by a percentage, as set forth in Table 16.9 below based on the date that the applicable cure period under Section 16.6.2 ends with respect to such Licensed Product and whether such Licensed Product was a Cost Share Product, and (ii) with respect to any further milestone payments payable for Licensed Product, such milestone payments shall be equal to the milestone payments otherwise payable to AGTC for such Licensed Product, multiplied by a percentage, as set forth in Table 16.9 below based on the date that the applicable cure period under Section 16.6.2 ends with respect to such Licensed Product and whether such Licensed Product was a Cost Share Product.  The royalty floor and event milestone floor set forth in Section 6.6.4 shall not apply with respect to any Licensed Product for which Biogen has elected to reduce further royalty and milestone payments under this Section 16.9, provided that, subject to Section 6.6.1(b)(iii), in no event shall (i) any royalty payment payable to AGTC under this Agreement for any Licensed Product in a given Calendar Quarter be reduced to less than the royalty payments payable by AGTC to Third Parties plus [***] with respect to such Licensed Product in such Calendar Quarter or (ii) any milestone payment payable to AGTC under this Section 16.9 for any Initial Licensed Product be reduced to less than the milestone payments payable by AGTC to Third Parties for the applicable event milestone with respect to such Initial Licensed Product.  In addition, Biogen shall be responsible for any milestone payments payable by AGTC to Third Parties arising out of the Development, Manufacture, Commercialization or use of such Licensed Product for event milestones that do not correspond to any milestone payment under this Agreement.  In the event of a termination by Biogen for AGTC’s non-payment pursuant to Section 16.6.2, Biogen may credit the amount of the non-payment, together with interest that accrued pursuant to Section 6.10 from the first and any subsequent milestone or royalty payments due to AGTC under this Agreement until such amount is exhausted.

Table 16.9

[***]

16.10. Termination of AGTC Third Party Agreements.  In the event that any AGTC Third Party Agreement is terminated, so long as Biogen is not in default of any obligation under this Agreement, Biogen shall have rights to obtain a direct license to any such AGTC Third Party Agreement subject to the terms and conditions as expressly set forth in such AGTC Third Party Agreement.

17. LIABILITY, INDEMNIFICATION AND INSURANCE.

17.1. No Consequential Damages.  Except with respect to liability arising from a breach of Section 5.8 or Article 14, from any willful misconduct or intentionally wrongful act, or to the extent such Party may be required to indemnify the other Party under this Article 17, in no event will either Party or any of its respective Affiliates, agents or representatives be liable under this Agreement for any special, indirect, incidental or consequential damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, including loss of profits or revenue suffered by either Party or any of its respective Affiliates, agents or representatives.  Without limiting the generality of the foregoing (a) “consequential damages” will be deemed to include, and neither Party will be liable to the other Party or any of the other Party’s Affiliates, agents, representatives or stockholders for, any damages based on or measured by, any Event Milestone Payment due upon any unachieved event milestone under Section 6.2.1, Section 6.4.1 or Section 6.5.2, any Sales Milestone Payment due upon any unachieved annual Net Sales level under Section 6.4.2, any unearned royalties under Section 6.4.3 or Section 6.5.3,  or any other unearned, speculative or otherwise contingent payments provided for in this Agreement and (b) “consequential damages” will be deemed to include, and neither Party will be liable to the other Party or any of the other Party’s Affiliates or representatives for, any damages based on or measured by the other Party’s, its Affiliates’ or its Sublicensees’ loss of projected or speculative future sales of the Licensed Product(s).

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17.2. Indemnification by Biogen.  Biogen will indemnify, defend and hold harmless AGTC, each of its Affiliates and each licensor of the AGTC Technology, and each of its and its Affiliates’ or such licensor’s employees, officers, directors, trustees and agents and inventors of AGTC Technology licensed under the UAB Agreement (each, an “AGTC Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the AGTC Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

17.2.1. any claims of any nature arising out of the Development, Manufacture, Commercialization, consumption or use of any Licensed Product by, or on behalf of, Biogen (other than by any AGTC Indemnified Party), or under the authority of Biogen including without limitation death of or injury to any Person or out of damage to property, other than claims for which AGTC is required to indemnify Biogen pursuant to Section 17.3; or

17.2.2. the breach by Biogen of any of its representations, warranties, covenants or obligations set forth in this Agreement;

except, in each case, to the extent such Liabilities are caused by the recklessness, negligence or intentional misconduct of AGTC or any AGTC Indemnified Party.  Notwithstanding anything to the contrary, if AGTC has exercised the Cost Share Option with respect to an Initial Licensed Product, in the event of any Third Party claim against AGTC, Biogen or any AGTC Indemnified Party or Biogen Indemnified Party arising out of the Development, Manufacture, Commercialization, consumption or use of the applicable Cost Share Product, Biogen and AGTC will coordinate in defending such claim and will share any Liabilities resulting from or arising out of such claim equally in accordance with Section 6.3, except to the extent such claim is caused by the recklessness, negligence or intentional misconduct of, or a breach of any representation or warranty by, (i) AGTC or any AGTC Indemnified Party, in which case, AGTC shall indemnify Biogen Indemnified Parties under Section 17.3 or (ii) Biogen or any Biogen Indemnified Party, in which case Biogen shall indemnify the AGTC Indemnified Parties under this Section 17.2.

17.3. Indemnification by AGTC.  AGTC will indemnify, defend and hold harmless Biogen, its Affiliates, Sublicensees, Distributors and each of its and their respective employees, officers, directors and agents (each, a “Biogen Indemnified Party”) from and against any and all Liabilities that the Biogen Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

17.3.1. the breach by AGTC of any of its representations, warranties, covenants or obligations set forth in this Agreement;

17.3.2. any claim that the practice of the [***] Technology to Develop, Manufacture, Commercialize or use any Initial Licensed Product infringes or misappropriates any issued patent or other proprietary right owned or possessed by any Third Party, other than any such claim to the extent that (i) it is based on the practice of the AGTC Technology in combination with Technology other than AGTC Technology that is utilized in the Development, Manufacture, Commercialization or use of any Initial Licensed Product as a result of Biogen’s exercise of its final decision-making authority or (ii) it arises from Biogen’s election not to take a license or sublicense to any Technology under Section 13.6.2(a); or

17.3.3. any claims of any nature arising out of the research, Development or Manufacturing activities performed by AGTC with respect to any Collaboration Programs prior to the Execution Date or any research, Development or Manufacturing activities performed by AGTC hereunder during the Term, other than claims for which Biogen is required to indemnify AGTC under Section 17.2;

except, in each case, to the extent such Liabilities are (i) caused by the recklessness, negligence or intentional misconduct of Biogen or any Biogen Indemnified Party or (ii) that Biogen has already recovered such Liabilities under Section 3.2.2(a)(ii).  Notwithstanding anything to the contrary, if AGTC has exercised the Cost Share Option with respect to an Initial Licensed Product, in the event of any Third Party claim against AGTC, Biogen or any AGTC Indemnified Party or Biogen Indemnified Party that the practice of the AGTC Technology to Develop, Manufacture, Commercialize or use of the applicable Cost Share Product infringes or misappropriates any issued patent or other proprietary right owned or possessed by such Third Party, Biogen and AGTC will coordinate in defending such claim and will share any Liabilities resulting from or arising out of such claim equally in accordance with Section 6.3, except to the extent such claim is caused by the recklessness, negligence or intentional misconduct of, or a breach of any representation or warranty by, (i) AGTC or any AGTC Indemnified Party, in which case, AGTC shall indemnify Biogen Indemnified Parties under this Section 17.3 or (ii) Biogen or any Biogen Indemnified Party, in which case Biogen shall indemnify the AGTC Indemnified Parties under Section 17.2.

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17.4. Procedure.  Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder.  In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 17, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party in defense of such matter.  The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  All such fees and expenses shall be reimbursed as they are incurred.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

17.5. Special Indemnification by Biogen of the Existing Licensors.

17.5.1. Biogen shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the any Patent Rights licensed to AGTC under the UFRF Existing License Agreements, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, whether arising from a Third Party claim or resulting from UFRF’s enforcing this indemnification clause against Biogen arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Licensed Products or use of any processes licensed hereunder or arising from any right or obligation of Biogen hereunder.  Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests.

17.5.2. Biogen warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in producing, manufacturing, selling, marketing, using, leasing, consuming, or advertising the products subject to this Agreement.  Notwithstanding the foregoing, Biogen may self-insure to the extent that it self-insures for its other products.

17.5.3. JHU and [***] who are employees of JHU (hereinafter “JHU Inventors”) will have no legal liability exposure to Third Parties if JHU does not license the Licensed Products and processes licensed under the UF/JHU Agreement, and any royalties JHU and the JHU Inventors may receive is not adequate compensation for such legal liability exposure. Furthermore, JHU and JHU Inventors will not, under the provisions of the UF/JHU Agreement or otherwise, have control over the manner in which Biogen or its Affiliates or its Sublicensees or those operating for its account or Third Parties who purchase Licensed Products and processes licensed under the UF/JHU Agreement from any of the foregoing entities, develop, manufacture, market or practice the inventions of such Licensed Products and processes. Therefore, Biogen, and its Affiliates and Sublicensees shall indemnify, defend with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, JHU Inventors, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said JHU Inventors, either jointly or severally, is named as a party defendant in any such lawsuit and whether or not JHU or the JHU Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property.  Practice of the inventions covered by such Licensed Products and processes, by an Affiliate or an agent or a Sublicensee or a Third Party on behalf of or for the account of Biogen or by a Third Party who purchases such Licensed Products and processes from Biogen, shall be considered Biogen’s practice of said

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inventions for purposes of this Section 17.5.3.  The obligation of Biogen to defend and indemnify as set out in this Section 17.5.3 shall survive the termination of this Agreement or the UF/JHU Agreement, shall continue even after assignment of rights and responsibilities to an Affiliate or Sublicensee, and shall not be limited by any other limitation of liability elsewhere in this Agreement or the UF/JHU Agreement.

17.5.4. Biogen shall indemnify, defend and hold harmless [***] and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “[***] Indemnitees”) from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation) by or owed to a Third Party, based upon, arising out of, or otherwise relating to the activities of Biogen, its Affiliates and Sublicensees under this Agreement, including any cause of action relating to product liability concerning any product, process, or service made, used, sold or performed pursuant to any right or license granted under this Agreement (collectively, the “[***] Claims”); provided, however, that Biogen’s indemnification obligations hereunder shall not apply to any [***] Claim to the extent that it is attributable to the gross negligence or willful misconduct of any [***] Indemnitee.

17.5.5. Biogen shall, at its own expense, provide attorneys reasonably acceptable to [***] to defend against any actions brought or filed against any [***] Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. Any [***] Indemnitee seeking indemnification hereunder shall promptly notify Biogen of such [***] Claim; provided that any failure of or delay in such notification shall not affect Biogen’s indemnification obligation unless and to the extent such failure or delay is materially prejudicial to Biogen. The [***] Indemnitees shall provide Biogen, at Biogen’s expense, with reasonable assistance and full information with respect to such [***] Claim and give Biogen sole control of the defense of any [***] Claim. Neither Biogen nor [***] shall settle any [***] Claim without the prior written consent of the other, which consent shall not be unreasonably withheld.

17.6. Insurance.

17.6.1. Insurance Obligations of AGTC.  AGTC will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided that, if AGTC is engaged in any Development activities with respect to the Licensed Products hereunder, AGTC will maintain, in force from thirty (30) days prior to enrollment of the first subject in a Clinical Trial, a Clinical Trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate, and provided, further, that, if AGTC exercises its Co-Promotion Option, that such coverage is increased to at least [***] at least thirty (30) days before Biogen initiates the First Commercial Sale of the applicable Licensed Product.  AGTC will furnish to Biogen evidence of such insurance upon request.

17.6.2. Insurance Obligations of Biogen.  Biogen, together with its Affiliates, will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided that, at a minimum, Biogen will maintain, in force from thirty (30) days prior to enrollment of the first subject in a Clinical Trial, a Clinical Trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate, and provided, further, that such coverage is increased to at least [***] at least thirty (30) days before Biogen initiates the First Commercial Sale of a Licensed Product.  Biogen will furnish to AGTC evidence of such insurance upon request.  Notwithstanding the foregoing, so long as (i) substantially all of Biogen’s equity securities remain publicly traded on a nationally recognized stock exchange and (ii) Biogen or any Affiliate of Biogen is researching, developing and commercializing Licensed Products under this Agreement, Biogen may self-insure against liability and other risks associated with its and its Affiliates’ activities under this Agreement to the extent that it self-insures in respect of its other products, but at a minimum will self-insure at levels that are consistent with levels customarily maintained against similar risks by similar companies in Biogen’s industry.

17.6.3. Upon request of AGTC or an Existing Licensor, Biogen will furnish to AGTC or such licensor with a certificate of insurance of each product liability insurance policy obtained.

18. MISCELLANEOUS.

18.1. Assignment.  Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, except as follows: (a) either Party may, subject to the terms of this Agreement, assign its rights and

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obligations under this Agreement by way of sale of itself or the sale of the portion or substantially all of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets and/or sale of stock or ownership interest, provided that such sale is not primarily for the benefit of its creditors and (b) either Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assigning Party shall remain liable for all of its rights and obligations under this Agreement.  The assigning Party shall promptly (and in any event within two (2) Business Days) notify the other Party of any assignment or transfer under the provisions of this Section 18.1. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 18.1 shall be void.  Biogen shall not assign this Agreement without the prior written consent of [***], except that Biogen may assign this Agreement to an Affiliate or a successor in connection with the merger, consolidation or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that any permitted assignee agrees in writing to be bound by the terms of this Agreement.

18.2. Change of Control.

18.2.1. Notification.  Each Party shall notify the other Party in writing promptly (and in any event within four (4) Business Days) following the entering into of a definitive agreement with respect to a Change of Control of such Party.

18.2.2. Effects of Change of Control of AGTC.  In addition to the applicable effects of Section 5.8.3, if any, if during the Term AGTC undergoes a Change of Control with respect to one or both Initial Licensed Programs, then upon the closing of such Change of Control, on an Initial Licensed Program-by-Initial Licensed Program basis:

[***]

Notwithstanding the foregoing, if during the Term AGTC undergoes a Change of Control with respect to all Collaboration Programs, the effects set forth above in paragraphs [***] shall apply with respect to all Collaboration Programs.

18.2.3. Effects of Change of Control of Biogen.  In addition to the applicable effects of Section 5.8.3, if any, if during the Term Biogen undergoes a Change of Control with respect to one or both Initial Licensed Programs, then upon the closing of such Change of Control, on an Initial Licensed Program-by-Initial Licensed Program basis:

[***]

Notwithstanding the foregoing, if during the Term Biogen undergoes a Change of Control with respect to all Collaboration Programs, the effects set forth above in paragraphs [***] shall apply with respect to all Collaboration Programs.

18.3. Force Majeure.  Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party as promptly as practicable provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to remove the condition.  For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with, or change in, any regulation, law or order of any government, omissions or delays in acting by any Regulatory Authority or other Governmental Authority or from the other Party, war, terrorism, civil commotion, riot, labor strike or lock-out, unavailability of raw materials, embargo, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, flood, earthquake, storm or like catastrophe.

18.4. Correspondence and Notices.

18.4.1. Ordinary Notices.  Subject to the provisions of Section 18.4.2, correspondence, reports, documentation and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by registered or certified mail (return receipt requested) postage prepaid or sent using a nationally recognized express courier service, in each case to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

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18.4.2. Extraordinary Notices.  Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including, without limitation, any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), five (5) days after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next business day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

All correspondence to Biogen shall be addressed as follows:

Biogen MA Inc.

225 Binney Street

Cambridge, Massachusetts 02142

Attn:  General Counsel

Fax: (866) 546-2758

with a copy to:

Marc Rubenstein

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Telephone: 617-951-7826

Facsimile: 617-235-0706

All correspondence to AGTC shall be addressed as follows:

Applied Genetic Technologies Corporation

11801 Research Drive

Suite D

Alachua, Florida 32615

Attn: Larry Bullock, Chief Financial Officer

with a copy to:

Hemmie Chang

Foley Hoag LLP

Seaport West, 155 Seaport Boulevard

Boston, MA 02210-2600

Telephone: 617-832-1175

Facsimile: 617-832-7000

18.5. Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

18.6. Waiver.  No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

18.7. Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent permitted by law.  In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and

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(after negotiation by the parties) there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

18.8. Descriptive Headings.  The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

18.9. Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to AGTC or Biogen from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity. Specifically, each Party understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Each Party further understands that the U.S. export laws and regulations include (but are not limited to): (I) ITAR and EAR product/service/data-specific requirements; (2) ITAR and EAR ultimate destination-specific requirements; (3) ITAR and EAR end user-specific requirements; (4) ITAR and EAR end use-specific requirements; (5) Foreign Corrupt Practices Act; and (6) anti-boycott laws and regulations. Each Party will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the patents and products licensed under the [***] Agreement (including any associated products, items, articles, computer software, media, services, technical data, and other information). Each Party certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) such patents or products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations.

18.10. Governing Law.  This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to conflict of law principles thereof.

18.11. Entire Agreement.  This Agreement, together with all related agreements referenced herein, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including that certain Mutual Confidentiality Agreement between the Parties dated May 27, 2014 which is hereby superseded and replaced in its entirety as of the Effective Date, and any Confidential Information disclosed by the Parties under such Mutual Confidentiality Agreement shall be treated in accordance with the provisions of Article 14.

18.12. Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

18.13. Counterparts.  This Agreement may be executed in two (2) counterparts, each of which shall be an original and both of which shall constitute together the same document.  Counterparts may be signed and delivered by facsimile, each of which shall be binding when received by the applicable Party.

18.14. Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent”

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or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (l) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

18.15. No Third Party Rights or Obligations.  No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement, provided that each Person indemnified by either Party under Article 17 is an intended Third Party beneficiary for the sole purpose of enforcing such indemnification.

18.16. Remedies Cumulative.  All rights and remedies of each Party under this Agreement will be cumulative and non-exclusive of any other rights or remedies available to such Party at law or in equity or provided for in this Agreement.

18.17. Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

BIOGEN MA INC.	APPLIED GENETIC TECHNOLOGIES CORPORATION
By_/s/ Douglas Williams__________________	By_/s/ Susan B. Washer_______________
Name:Douglas Williams, Ph.D. Title: Executive Vice President, Research and Development	Name:Susan B. Washer Title: President and CEO

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[Signature Page to Collaboration and License Agreement]

SCHEDULE 1.22-1

AGTC PATENT RIGHTS FOR THE INITIAL LICENSED PRODUCTS

(i) AGTC Owned Patents

[***]

(ii) Co-Owned Patent Rights

[***]

(iii) In-licensed Patents

[***]

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SCHEDULE 1.22-2

AGTC PATENT RIGHTS FOR THE DISCOVERY PRODUCTS

[To be included as of the Option Exercise Date.]

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1.22-2 - 1

SCHEDULE 1.23

AGTC PLATFORM

The AGTC Platform is further described as follows:

1.  “[***] Manufacturing Patent Rights” has the meaning set forth in Section 1.140 and, as of the Execution Date, consists of the following Patent Rights:

(i) AGTC Owned Patents

[***]

(ii) Co-Owned Patent Rights

[***]

(iii) In-licensed Patents

[***]

2.   “Capsid Optimization Patent Rights” has the meaning set forth in Section 1.52 and, as of the Execution Date, consists of the following Patent Rights:

[***]

3.   “Promoter Patent Rights” has the meaning set forth in Section 1.216 and, as of the Execution Date, consists of the following Patent Rights:

None as of the Execution Date.

4.   “AGTC Assays” has the meaning set forth in Section 1.15 and, as of the Execution Date, consists of the following assays:

[***]

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1.23 - 1

SCHEDULE 1.40

BIOGEN PATENT RIGHTS

None as of the Execution Date.

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1.40 - 1

SCHEDULE 1.56

CLINICAL CANDIDATE DESIGNATION CRITERIA

[***]

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1.56 - 1

SCHEDULE 1.212

PRODUCT-SPECIFIC PATENT RIGHTS OF AGTC

[***]

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SCHEDULE 3.1.3

BIOGEN STEP-IN EVENTS

[***]

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SCHEDULE 4.2.1

LICENSED PATENT RIGHTS FOR THE DISCOVERY PROGRAMS

1. [***] Discovery Program

    [***]

2. [***] Discovery Program I

    [***]

3. [***] Discovery Program II

    [***]

4. [***] Discovery Program

    [***]

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SCHEDULE 5.2

SUBLICENSING RESTRICTIONS

1. [***] Agreement

With respect to AGTC Technology sublicensed to Biogen pursuant to the [***] Agreement, Biogen may grant further sublicenses to such AGTC Technology through itself or its Affiliates to Third Parties, provided that each sublicense agreement: (a) shall incorporate by reference the terms and conditions of the [***] Agreement as set forth in this Agreement, (b) shall be consistent with the terms, conditions and limitations of the [***] Agreement, (c) shall name [***] and [***] as intended third party beneficiaries with respect to the indemnification obligations of the Sublicensee, (d) shall include a prohibition from further sublicensing the rights delivered thereunder, and (e) shall comply with the applicable provisions of Section 5.5.4 of this Agreement.  Biogen agrees to provide a copy of each executed sublicense agreement to AGTC for delivery to [***] and [***] (which copy may be redacted for Biogen’s, its Affiliate’s or any Sublicensee’s confidential information, for information regarding intellectual property that is unrelated to the AGTC Patent Rights licensed under the [***] Agreement or other confidential information not necessary for [***] and [***] to ensure compliance with the [***] Agreement). Notwithstanding anything to the contrary, Biogen and any Sublicensee shall be free, without notice or consent, to engage distributors or to sublicense to contractors or collaborators for the purpose of manufacturing, research, development or any other purpose other than granting sublicense rights to commercialize or sell Licensed Products to Third Parties, provided that the provisions of this paragraph in this Schedule 5.2 shall be incorporated into each such sublicense agreement.

2. [***] Agreement

With respect to AGTC Technology sublicensed to Biogen pursuant to the [***] Agreement, Biogen may grant further sublicenses to such AGTC Technology through itself or its Affiliates to Third Parties, provided that, in the case of Biogen granting rights to commercialize or sell Licensed Products to a Sublicensee, Biogen shall notify [***] of the identity of such Sublicensee within thirty (30) days after the grant of such further sublicense.  Further, in the event Biogen grants such a further sublicense of commercialization rights to a Sublicensee, any such downstream sublicense agreement must require the Sublicensee to comply with the terms of the [***] Agreement as set forth in this Agreement. For clarity, any Sublicensee of Biogen shall be free, without notice or consent, to engage distributors or to sublicense to contractors or collaborators for the purpose of manufacturing.

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SCHEDULE 11.4

THIRD PARTY MATERIALS

(a)

[***] Biological Materials:

[***]

(b)

[***] Materials:

[***]

(c)

[***]

(d)

[***]

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SCHEDULE 11.4.2

[***]RESTRICTIONS

[***]

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2

SCHEDULE 15.1

MUTUAL DISCLOSURE SCHEDULE

(a) AGTC Disclosures

[***].

(b) Biogen Disclosures

[***]

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SCHEDULE 15.2

AGTC DISCLOSURE SCHEDULE

15.2.4

[***]

15.2.20

[***]

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SCHEDULE 15.2.7

EXISTING LICENSE AGREEMENTS

UFRF Agreements

1. Standard Exclusive License Agreement With Know How - [***] Vectors License (A12044), dated November 5, 2012, by and between AGTC and University of Florida Research Foundation, Inc.

a.  Amendment - January 30, 2014

b. Amendment – June 30, 2015 (Omnibus Amendment)

2. Standard Non-Exclusive License Agreement (A10571), dated September 18, 2012, by and between AGTC and University of Florida Research Foundation, Inc.

a. Amendment – June 30, 2015 (Omnibus Amendment)

UFRF/JHU Agreements

3. Standard Exclusive License Agreement With Sublicensing Terms (A3288), dated October 7, 2003, by and among AGTC, University of Florida Research Foundation, Inc. and Johns Hopkins University

a. Amendment - November 2004 (First Amendment)

b. Amendment - December 3, 2004 (Side Letter)

c. Amendment - February 25, 2009 (Second Amendment)

d. Amendment - March 30, 2010 (Third Amendment)

e. Amendment - December 17, 2013 (Fourth Amendment)

f. Amendment – July 1, 2015 (Omnibus Amendment)

4. [***] Agreement, dated March 13, 2014, by and among AGTC, University of Florida Board of Trustees and Johns Hopkins University

a. Amendment – July 1, 2015 (Omnibus Amendment)

[***]Agreements

[***]

UAB Agreements

5. Non-Exclusive License Agreement with Sublicensing Terms [***], dated January 19, 2006, by and between AGTC and UAB Research Foundation

a. Amendment - March 28, 2014 (First Amendment)

b. Amendment – June 29, 2015 (Second Amendment)

c. Side Letter – June 29, 2015 (Request Letter)

[***] Agreements

[***]

[***] Agreements

[***]

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15.2.7 - 2

EXHIBIT A-1

INITIAL XLRS DEVELOPMENT PLAN

[***]

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EXHIBIT A-2

INITIAL XLRP DEVELOPMENT PLAN

[***]

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EXHIBIT A-3

INITIAL [***] DISCOVERY PROGRAM DEVELOPMENT PLAN

[***]

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EXHIBIT A-4

INITIAL [***] DISCOVERY PROGRAM DEVELOPMENT PLAN

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EXHIBIT A-5

INITIAL [***]DEVELOPMENT PLAN

[***]

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EXHIBIT A-6

INITIAL [***]DEVELOPMENT PLAN

[***]

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EXHIBIT B

CO-PROMOTION TERMS

[***]

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EXHIBIT C

FINANCIAL PLANNING, ACCOUNTING AND REPORTING FOR THE COST SHARE PRODUCT(S)

1. [***]

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EXHIBIT D

PRESS RELEASE

BIOGEN AND AGTC ENTER COLLABORATION TO DEVELOP GENE THERAPIES IN OPHTHALMOLOGY

Companies to advance a potentially transformative treatment approach for genetic diseases of the eye

AGTC to receive $124M upfront, with potential future milestone payments and royalties

AGTC to host conference call today at 8 a.m. EDT

CAMBRIDGE, Mass. & GAINESVILLE, Fla. – July 1, 2015 – Biogen (NASDAQ: BIIB) and AGTC (NASDAQ: AGTC) today announced a broad collaboration and license agreement to develop gene-based therapies for multiple ophthalmic diseases. The collaboration will focus on the development of a portfolio of AGTC’s therapeutic programs, including both a clinical stage candidate and a pre-clinical candidate for orphan diseases of the retina that can lead to blindness in children and adults. The agreement also includes options for early stage discovery programs in two ophthalmic diseases and one non-ophthalmic condition, as well as an equity investment in AGTC by Biogen and a license agreement for manufacturing rights.

“With this collaboration, we hope to advance gene therapies to open possibilities for patients who suffer from diseases that are well understood, but have no adequate treatment,” said Olivier Danos, Ph.D., senior vice president, cell & gene therapy at Biogen. “AGTC is an exceptional partner to help us advance our gene therapy capabilities by targeting diseases of the eye – an organ that provides an ideal setting for the localized, selective delivery of gene-based therapies.”

“We expect this collaboration will further validate our novel adeno-associated virus (AAV) gene therapy platform and support the development of new therapies that may allow for transformative treatments for these rare inherited eye diseases and other clinical indications,” added Sue Washer, president and CEO of AGTC. “Biogen’s significant commitment to advancing gene therapies and demonstrated success in developing innovative therapies to treat complex diseases, combined with our proprietary manufacturing technology and extensive gene therapy experience, makes this an ideal partnership.”

The lead development programs in the collaboration include a clinical candidate for X-linked Retinoschisis (XLRS) and a pre-clinical candidate for the treatment of X-Linked Retinitis Pigmentosa (XLRP).   XLRS, a disease affecting young males beginning during the teenage years, can lead to serious complications such as vitreous hemorrhage or retinal detachment during adulthood. XLRP usually causes night blindness by the age of ten and progresses to legal blindness by an individual’s early forties. Both conditions represent significant unmet needs that may be addressed by replacing the single, faulty gene causing each disease.

Collaboration Overview

Biogen will make an upfront payment in the amount of $124 million to AGTC, which includes a $30 million equity investment in AGTC at a price equal to $20.63 per share and certain prepaid research and development expenditures. Biogen will be granted a license to the XLRS and XLRP programs and the option to license discovery programs for three additional indications at the time of clinical candidate selection.

Under the collaboration, AGTC is eligible to receive upfront and milestone payments exceeding $1 billion. This includes up to $472.5 million collectively for the two lead programs, which also will carry royalties in the high single digit to mid-teen percentages of annual net sales. In addition, Biogen will make payments up to $592.5 million across the discovery programs, along with royalties in the mid single digits to low teen percentages of annual net sales.

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Biogen obtains worldwide commercialization rights for the XLRS and XLRP programs. AGTC has an option to share development costs and profits after the initial clinical trial data are available, and an option to co-promote the second of these products to be approved in the United States.  AGTC will lead the clinical development programs of XLRS through product approval and of XLRP through the completion of first-in-human trials. Biogen will support the clinical development costs, subject to certain conditions, following the first-in-human study for XLRS and IND-enabling studies for XLRP.  Under the manufacturing license, Biogen will receive an exclusive license to use AGTC’s proprietary technology platform to make AAV vectors for up to six genes, three of which are in AGTC’s discretion, in exchange for payment of milestones and royalties.

The transaction is subject to customary closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States, and is expected to close in the third calendar quarter of 2015.

AGTC will host a live webcast presentation and conference call on [July # at ##:## a.m. EDT] to discuss the collaboration. The webcast can be accessed at ir.agtc.com/events.cfm  or by dialing [(###) ###-#### (US) or (###) ###-#### (outside of the US)] fifteen minutes prior to the start of the call.  The passcode is [######.]  The webcast will be archived on the AGTC website.

About Gene Therapy

Gene therapy is an evolving field of medicine in which faulty genes are corrected in cells. Genes control heredity and provide the basic biological code for determining a cell's specific functions. The most common form of gene therapy involves using DNA that encodes a functional, therapeutic gene to replace a defective gene. In gene therapy, the healthy copy of a defective gene is packaged within a vector, a biological delivery mechanism which is used to transport the genetic information into the diseased cells within the body. Once the gene is delivered into the correct cell, a therapeutic protein is naturally made by the cell from the therapeutic gene.

About Adeno-Associated Virus (AAV) Vectors

AAV vectors have emerged as an attractive approach for gene therapy since they can deliver the genes for therapeutic proteins to accessible tissues in the body. Several AAV gene therapy products are in late-stage clinical development, and one product is approved in the EU.

About Biogen

Through cutting-edge science and medicine, Biogen discovers, develops and delivers to patients worldwide innovative therapies for the treatment of neurodegenerative diseases, hematologic conditions and autoimmune disorders. Founded in 1978, Biogen is one of the world’s oldest independent biotechnology companies, and patients worldwide benefit from its leading multiple sclerosis and innovative hemophilia therapies. For product labeling, press releases and additional information about the company, please visit www.biogen.com.

About AGTC

AGTC is a clinical-stage biotechnology company that uses its proprietary gene therapy platform to develop products designed to transform the lives of patients with severe diseases in ophthalmology. AGTC's lead product candidates focus on X-linked retinoschisis, achromatopsia and X-linked retinitis pigmentosa, which are inherited orphan diseases of the eye, caused by mutations in single genes that significantly affect visual function and currently lack effective medical treatments. AGTC is also using its gene therapy expertise to expand into disease indications with large market opportunity such as wet AMD and other ophthalmology and orphan indications.

Biogen Safe Harbor

This press release contains forward-looking statements, including statements about the potential benefits and advancements that may be achieved through the collaboration with AGTC and the expected timing of the closing the transactions. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on Biogen’s current beliefs and expectations. These statements involve risks and uncertainties that could cause actual results to differ materially from those

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reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include, among others: uncertainty inherent in the regulatory review process and satisfaction of other closing conditions relating to the transactions; uncertainty regarding the ability to achieve the expected benefits from the proposed collaboration, including as a result of risks and uncertainties associated with drug development and commercialization, reliance on third parties over which Biogen may not always have full control and other risks associated with collaborations; and other risks and uncertainties that are described in the Risk Factors section of Biogen’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and Biogen assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AGTC Safe Harbor

This release contains forward-looking statements that reflect AGTC’s plans, estimates, assumptions and beliefs.  Forward-looking statements include information concerning the expected timing of the closing of the transactions contemplated by the proposed collaboration, possible or assumed future results of operations, business strategies and operations, preclinical and clinical product development and regulatory progress, potential growth opportunities, potential market opportunities and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms. Actual results could differ materially from those discussed in the forward-looking statements, due to a number of important factors. Risks and uncertainties that may cause actual results to differ materially include, among others: uncertainty inherent in the regulatory review process and satisfaction of other closing conditions relating to the transactions; uncertainty regarding the ability to achieve the expected benefits from the proposed collaboration, including as a result of risks and uncertainties associated with drug development and commercialization, reliance on third parties over which AGTC may not always have full control and other risks associated with collaborations; and other risks and uncertainties that are described under the heading "Risk Factors" in AGTC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent management's plans, estimates, assumptions and beliefs only as of the date of this release.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

###

CORPORATE AGTC CONTACT:

Larry Bullock

Chief Financial Officer

Applied Genetic Technologies Corporation

T: (386) 462-2204

lbullock@agtc.com

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EXHIBIT E

TAX MATTER PARTNERSHIP TERMS

[***]

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E - 1